MORTGAGE CAPITAL FUNDING, INC.,
                                    Sponsor,


                                 CITIBANK, N.A.,
                              Mortgage Loan Seller,


                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                Master Servicer,


                     HANFORD/HEALY ASSET MANAGEMENT COMPANY,
                                Special Servicer,

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
                         Trustee and REMIC Administrator



                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 1996

                        ---------------------------------

                                  $482,357,812


            Multifamily/Commercial Mortgage Pass-Through Certificates

                                 Series 1996-MC1

- ------------------------------------------------------------------------------
                                TABLE OF CONTENTS
                                -----------------

Section                                                             Page

                                    ARTICLE I

                 DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF
                     THE MORTGAGE POOL AND THE CERTIFICATES
        1.01.  Defined Terms                                          4
        Accrued Certificate Interest                                  4
        Acquisition Date                                              4
        Additional Information                                        4
        Additional Trust Fund Expense                                 4
        Adjustment Date                                               4
        Advance                                                       4
        Advance Interest                                              4
        Adverse REMIC Event                                           5
        Affiliate                                                     5
        Aggregate Principal Distribution Amount                       5
        Agreement                                                     5
        Applicable State Law                                          5
        Appraisal                                                     5
        Appraisal Reduction Amount                                    5
        Appraised Value                                               6
        ARM Loan                                                      6
        Assignment of Leases                                          6
        Assumed Scheduled Payment                                     6
        Available Distribution Amount                                 7
        Balloon Mortgage Loan                                         7
        Balloon Payment                                               7
        Balloon Payment Interest Excess                               7
        Balloon Payment Interest Shortfall                            7
        Bankruptcy Code                                               8
        Book-Entry Certificate                                        8
        Business Day                                                  8
        CERCLA                                                        8
        Certificate                                                   8
        Certificate Account                                           8
        Certificate Factor                                            8
        Certificateholder" or "Holder                                 8
        Certificate Notional Amount                                   9
        Certificate Owner                                             9
        Certificate Principal Balance                                 9
        Certificate Register                                          9
        Certificate Registrar                                         9
        Class                                                         9

        Class A Certificate                                           9
        Class A-1 Certificate                                         9
        Class A-2A Certificate                                        9
        Class A-2B Certificate                                        9
        Class B Certificate                                           10
        Class C Certificate                                           10
        Class D Certificate                                           10
        Class E Certificate                                           10
        Class F Certificate                                           10
        Class G Certificate                                           10
        Class H Certificate                                           10
        Class Interest Shortfall                                      10
        Class J Certificate                                           10
        Class K Certificate                                           11
        Class Notional Amount                                         11
        Class Principal Balance                                       11
        Class R-I Certificate                                         11
        Class R-II Certificate                                        11
        Class X Certificate                                           11
        Class X-1 Certificate                                         11
        Class X-2 Certificate                                         11
        Closing Date                                                  12
        Code                                                          12
        Collection Period                                             12
        Collection Report                                             12
        Commission                                                    12
        Conti                                                         12
        Conti Loan                                                    12
        Controlling Class                                             12
        Corporate Trust Office                                        13
        Corrected Mortgage Loan                                       13
        Cross-Collateralized Mortgage Loans                           13
        Current Principal Distribution Amount                         13
        Custodian                                                     14
        Cut-off Date                                                  14
        Cut-off Date Balance                                          14
        Debt Service Coverage Ratio                                   14
        Defaulted Mortgage Loan                                       14
        Default Interest                                              14
        Definitive Certificate                                        15
        Delinquent Loan Status Report                                 15
        Depository                                                    15
        Depository Participant                                        15
        Determination Date                                            15

        Directly Operate                                              15
        Discount Rate                                                 15
        Disqualified Organization                                     16
        Distributable Certificate Interest                            16
        Distribution Account                                          16
        Distribution Date                                             17
        Distribution Date Statement                                   17
        Document Defect                                               17
        Due Date                                                      17
        Effective Certificate Notional Amount                         17
        Effective Class Notional Amount                               17
        Effective Pass-Through Rate                                   17
        Eligible Account                                              17
        ERISA                                                         18
        Escrow Payment                                                18
        Event of Default                                              18
        Exchange Act                                                  18
        Extension Adviser                                             18
        FDIC                                                          18
        FHLMC                                                         18
        Final Distribution Date                                       18
        Final Recovery Determination                                  18
        Fitch                                                         18
        Fixed-Rate Loan                                               19
        FNMA                                                          19
        Gross Margin                                                  19
        Ground Lease                                                  19
        Group 1 Certificates                                          19
        Group 1 Loan                                                  19
        Group 2 Certificates                                          19
        Group 2 Loan                                                  19
        Hazardous Materials                                           19
        Historical Loan Modification Report                           19
        Historical Loss Report                                        20
        HUD-Approved Servicer                                         20
        Independent                                                   20
        Independent Contractor                                        20
        Index                                                         21
        Initial Class Notional Amount                                 21
        Initial Class Principal Balance                               21
        Initial Effective Class Notional Amount                       21
        Insurance Policy                                              21
        Insurance Proceeds                                            21
        Interested Person                                             21

        Interest Accrual Period                                       21
        Interest Only Certificate                                     22
        Investment Account                                            22
        IRS                                                           22
        Issue Price                                                   22
        Late Collections                                              22
        LIBOR                                                         22
        LIBOR Business Day                                            22
        LIBOR Determination Date                                      22
        LIBOR Reference Period                                        23
        Liquidation Event                                             23
        Liquidation Expenses                                          23
        Liquidation Fee                                               23
        Liquidation Fee Rate                                          23
        Liquidation Proceeds                                          23
        Loan Group                                                    24
        Loan Group 1                                                  24
        Loan Group 2                                                  24
        Loan-to-Value Ratio                                           24
        Loss Reimbursement Amount                                     24
        Majority Certificateholder                                    24
        Master Servicer                                               24
        Master Servicer Remittance Amount                             24
        Master Servicer Remittance Date                               25
        Master Servicing Fee                                          25
        Master Servicing Fee Rate                                     25
        Maturity Assumptions                                          25
        Modified Mortgage Loan                                        25
        Monthly Payment                                               26
        Mortgage                                                      26
        Mortgage File                                                 26
        Mortgage Loan                                                 28
        Mortgage Loan Schedule                                        28
        Mortgage Loan Seller                                          29
        Mortgage Note                                                 29
        Mortgage Pool                                                 29
        Mortgage Rate                                                 29
        Mortgaged Property                                            29
        Mortgagor                                                     29
        Net Aggregate Prepayment Interest Shortfall                   30
        Net Default Interest                                          30
        Net Investment Earnings                                       30
        Net Investment Loss                                           30
        Net Mortgage Rate                                             30

        Net Operating Income                                          30
        Nonrecoverable Advance                                        30
        Nonrecoverable P&I Advance                                    30
        Nonrecoverable Servicing Advance                              31
        Non-Registered Certificate                                    31
        Non-United States Person                                      31
        Officer's Certificate                                         31
        Operating Statement Analysis                                  31
        Opinion of Counsel                                            31
        OTS                                                           31
        Ownership Interest                                            31
        Pass-Through Rate                                             31
        Payment Priority                                              32
        Percentage Interest                                           32
        Permitted Investments                                         32
        Permitted Transferee                                          34
        Person                                                        34
        Phase I Environmental Assessment                              34
        P&I Advance                                                   34
        Plan                                                          34
        Prepayment Assumption                                         34
        Prepayment Interest Excess                                    34
        Prepayment Interest Shortfall                                 34
        Prepayment Premium                                            34
        Primary Servicing Office                                      34
        Principal Distribution Amount                                 35
        Principal Prepayment                                          35
        Prospectus Supplement                                         35
        Purchase Price                                                35
        Qualified Appraiser                                           35
        Qualified Insurer                                             35
        Rating Agency                                                 35
        Realized Loss                                                 35
        Record Date                                                   36
        Reference Banks                                               36
        Registered Certificates                                       36
        Reimbursement Rate                                            36
        REMIC                                                         36
        REMIC Administrator                                           37
        REMIC I                                                       37
        REMIC I Regular Interest                                      37
        REMIC I Remittance Rate                                       37
        REMIC II                                                      38
        REMIC II Certificate                                          38

        REMIC II Regular Certificate                                  38
        REMIC Provisions                                              38
        Rents from Real Property                                      38
        REO Account                                                   38
        REO Acquisition                                               39
        REO Disposition                                               39
        REO Extension                                                 39
        REO Loan                                                      39
        REO Property                                                  39
        REO Revenues                                                  39
        REO Status Report                                             39
        REO Tax                                                       40
        Request for Release                                           40
        Required Appraisal Loan                                       40
        Reserve Account                                               40
        Reserve Funds                                                 40
        Residual Certificate                                          40
        Responsible Officer                                           40
        Scheduled Payment                                             40
        Securities Act                                                40
        Security Agreement                                            40
        Senior Certificate                                            40
        Sequential Pay Certificate                                    40
        Servicing Account                                             41
        Servicing Advances                                            41
        Servicing Fees                                                41
        Servicing File                                                41
        Servicing Officer                                             41
        Servicing Return Date                                         41
        Servicing Standard                                            41
        Servicing Transfer Event                                      42
        Single Certificate                                            42
        Six-Month LIBOR (Formula 1)                                   42
        Special Servicer                                              43
        Special Servicer Loan Status Report                           43
        Special Servicing Fee                                         43
        Special Servicing Fee Rate                                    43
        Specially Serviced Mortgage Loan                              43
        Sponsor                                                       45
        Spread Rate                                                   45
        Standard & Poor's                                             45
        Standby Fee                                                   45
        Standby Fee Rate                                              45
        Startup Day                                                   45

        Stated Maturity Date                                          45
        Stated Principal Balance                                      46
        Subordinated Certificate                                      46
        Sub-Servicer                                                  46
        Sub-Servicing Agreement                                       46
        Tax Matters Person                                            46
        Tax Returns                                                   46
        Transfer                                                      46
        Transferee                                                    46
        Transferor                                                    47
        Trust Fund                                                    47
        Trustee                                                       47
        UCC                                                           47
        UCC Financing Statement                                       47
        Uncertificated Accrued Interest                               47
        Uncertificated Distributable Interest                         47
        Uncertificated Notional Amount                                48
        Uncertificated Principal Balance                              48
        Uninsured Cause                                               48
        United States Person                                          48
        USPAP                                                         48
        Voting Rights                                                 49
        Workout Fee                                                   49
        Workout Fee Rate                                              49
        1.02.  Certain Calculations in Respect of the Mortgage Pool   49

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

        2.01.  Conveyance of Mortgage Loans                           51
        2.02.  Acceptance of REMIC I by Trustee                       54
        2.03.  Mortgage Loan Seller's Repurchase of
               Mortgage Loans for Document Defects and
               Certain Breaches of Representations and Warranties     56
        2.04.  Representations and Warranties of the Sponsor          57
        2.05.  Representations and Warranties of the
               Mortgage Loan Seller.                                  59
        2.06.  Representations and Warranties of the Master Servicer  64
        2.07.  Representations and Warranties of the Special Servicer 66
        2.08.  Representations and Warranties of the Trustee          67
        2.09.  Issuance of Class R-I Certificates; Creation of
               REMIC I Regular Interests.                             69

        2.10.  Conveyance of REMIC I Regular Interests; Acceptance
               of REMIC II by the Trustee.                            69
        2.11.  Issuance of REMIC II Certificates                      69

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND


        3.01.  Administration of the Mortgage Loans                   70
        3.02.  Collection of Mortgage Loan Payments                   71
        3.03.  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Reserve Accounts                   71
        3.04.  Certificate Account and Distribution Account           73
        3.05.  Permitted Withdrawals From the Certificate
               Account and the Distribution Account                   76
        3.06.  Investment of Funds in the Certificate Account,
               the Distribution Account and the REO Account           79
        3.07.  Maintenance of Insurance Policies; Errors and
               Omissions and Fidelity Coverage                        81
        3.08.  Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Subordinate Financing                      83
        3.09.  Realization Upon Defaulted Mortgage Loans              85
        3.10.  Trustee to Cooperate; Release of Mortgage Files        88
        3.11.  Servicing Compensation; Interest on Servicing
               Advances; Payment of Certain Expenses;
               Obligations of the Trustee regarding Back-up
               Servicing Advances                                     89
        3.12.  Inspections; Collection of Financial Statements        93
        3.13.  Annual Statement as to Compliance                      95
        3.14.  Reports by Independent Public Accountants              95
        3.15.  Access to Certain Information                          96
        3.16.  Title to REO Property; REO Account                     96
        3.17.  Management of REO Property                             97
        3.18.  Sale of Mortgage Loans and REO Properties              101
        3.19.  Additional Obligations of the Master Servicer and
               the Special Servicer                                   104
        3.20.  Modifications, Waivers, Amendments and Consents        107
        3.21.  Transfer of Servicing Between Master Servicer
               and Special Servicer; Record Keeping                   109
        3.22.  Sub-Servicing Agreements                               110
        3.23.  Designation of Special Servicer by the Majority
               Certificateholders of the Controlling Class.           112
        3.24.  Extension Adviser; Elections                           113
        3.25.  Limitation on Liability of Extension Adviser           114

        3.26.  Duties of Extension Adviser                            114
        3.27.  Special Servicer to Cooperate with the
               Extension Adviser                                      115

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

        4.01.  Distributions.                                         116
        4.02.  Statements to Certificateholders; Certain Reports
               by the Master Servicer and the Special Servicer        131
        4.03.  P&I Advances   139
        4.04.  Allocation of Realized Losses and Additional
               Trust Fund Expenses                                    141

                                    ARTICLE V

                                THE CERTIFICATES


        5.01.  The Certificates                                       143
        5.02.  Registration of Transfer and Exchange of Certificates  143
        5.03   Book-Entry Certificates                                149
        5.04.  Mutilated, Destroyed, Lost or Stolen Certificates      150
        5.05.  Persons Deemed Owners                                  151

                                   ARTICLE VI

           THE SPONSOR, THE MORTGAGE LOAN SELLER, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

        6.01.  Liability of the Sponsor, the Mortgage Loan Seller,
               the Master Servicer, the Special Servicer and
               the REMIC Administrator                                152
        6.02.  Merger, Consolidation or Conversion of the Sponsor,
               the Mortgage Loan Seller, the Master Servicer,
               the Special Servicer or the REMIC Administrator        152
        6.03. Limitation on Liability of the Sponsor, the Master Servicer, the Special Servicer, the REMIC
               Administrator and Others                               153
        6.04.  Master Servicer, Special Servicer and REMIC
               Administrator Not to Resign                            154
        6.05.  Rights of the Sponsor and the Trustee in Respect
               of the Master Servicer                                 154

                                   ARTICLE VII

                                     DEFAULT

        7.01.  Events of Default                                      156
        7.02.  Trustee to Act; Appointment of Successor               159
        7.03.  Notification to Certificateholders                     160
        7.04.  Waiver of Events of Default                            161
        7.05.  Additional Remedies of Trustee Upon Event of Default   161

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE


        8.01.  Duties of Trustee                                      162
        8.02.  Certain Matters Affecting the Trustee                  163
        8.03.  Trustee Not Liable for Validity or Sufficiency
               of Certificates or Mortgage Loans                      165
        8.04.  Trustee May Own Certificates                           165
        8.05.  Fees of Trustee; Indemnification of Trustee            165
        8.06.  Eligibility Requirements for Trustee                   166
        8.07.  Resignation and Removal of the Trustee                 166
        8.08.  Successor Trustee                                      167
        8.09.  Merger or Consolidation of Trustee                     168
        8.10.  Appointment of Co-Trustee or Separate Trustee          168
        8.11   Appointment of Custodians                              169
        8.12.  Access to Certain Information                          170
        8.13.  Massachusetts Filings                                  171
        8.14.  Filings with the Securities and Exchange Commission    171

                                   ARTICLE IX

                                   TERMINATION


        9.01.  Termination Upon Repurchase or Liquidation of
               All Mortgage Loans                                     172
        9.02.  Additional Termination Requirements                    174

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS


        10.01. REMIC Administration                                   176
        10.02. Sponsor, Master Servicer, Special Servicer and
               Trustee to Cooperate with REMIC Administrator          179

        10.03. Fees of the REMIC Administrator                        179
        10.04. Use of Agents                                          180

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


        11.01. Amendment                                              181
        11.02. Recordation of Agreement; Counterparts                 182
        11.03. Limitation on Rights of Certificateholders             183
        11.04. Governing Law                                          184
        11.05. Notices                                                184
        11.06. Severability of Provisions                             184
        11.07. Successors and Assigns; Beneficiaries                  185
        11.08. Article and Section Headings                           185
        11.09. Notices to the Rating Agencies                         185


EXHIBIT A-1     Form of Class X-1 Certificate
EXHIBIT A-2     Form of Class X-2 Certificate
EXHIBIT A-3     Form of Class A-1 Certificate
EXHIBIT A-4     Form of Class A-2A Certificate
EXHIBIT A-5     Form of Class A-2B Certificate
EXHIBIT A-6     Form of Class B Certificate
EXHIBIT A-7     Form of Class C Certificate
EXHIBIT A-8     Form of Class D Certificate
EXHIBIT A-9     Form of Class E Certificate
EXHIBIT A-10    Form of Class F Certificate
EXHIBIT A-11    Form of Class G Certificate
EXHIBIT A-12    Form of Class H Certificate
EXHIBIT A-13    Form of Class J Certificate
EXHIBIT A-14    Form of Class K Certificate
EXHIBIT A-15    Form of Class R-I Certificate
EXHIBIT A-16    Form of Class R-II Certificate
EXHIBIT B-1     Form I of Transferor Certificate Pursuant to Section 5.02(b)
EXHIBIT B-2     Form II of Transferor Certificate  Pursuant to Section  5.02(b)
EXHIBIT B-3     Form I of Transferee  Certificate Pursuant to Section 5.02(b)
                [For QIBs]
EXHIBIT B-4     Form II of Transferee Certificate Pursuant to Section 5.02(b)
                [For Institutional Accredited Investors]
EXHIBIT  C-1    Form of Transferee Affidavit and Agreement Pursuant to Section
                5.02(d)(i)(B)
EXHIBIT C-2     Form of Transferor Certificate Pursuant to Section 5.02(d)(i)(D)
EXHIBIT D       Request for Release
EXHIBIT E       Form of REO Status Report

SCHEDULE 1      Mortgage Loan Schedule

               This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of July 1, 1996, among MORTGAGE CAPITAL FUNDING, INC., as Sponsor, CITIBANK, N.A., as Mortgage Loan Seller, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer, HANFORD/HEALY ASSET MANAGEMENT COMPANY, as Special Servicer and STATE STREET BANK AND TRUST COMPANY, as Trustee and REMIC Administrator.

                             PRELIMINARY STATEMENT:

               The Sponsor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder.

               As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans (as defined herein) and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "REMIC I Remittance Rate"), initial stated principal amount (the initial "Uncertificated Principal Balance") and latest possible maturity date for each of the "regular interests" in REMIC I (the "REMIC I Regular Interests"). None of the REMIC I Regular Interests will be certificated.

Designation       REMIC I       Initial Uncertificated  Latest Possible Maturity
               Remittance Rate      Principal Balance          Date(1)(2)
               ---------------      -----------------          ----------
     X-1         Variable(3)                 N/A(4)            June 15, 2028
     LG1         Variable(3)       $29,936,984.05 (5)          June 15, 2028
     LG2         Variable(3)       $451,938,470.14 (6)         June 15, 2028
     A-1         Variable(3)       $29,966.95 (7)              June 15, 2028
     A-2A      7.35% per annum     $150,000.00 (8)             June 15, 2028
     A-2B      7.90% per annum     $145,624.00 (8)             June 15, 2028
      B        7.90% per annum     $14,470.00 (8)              June 15, 2028
      C        7.80% per annum     $31,353.00 (8)              June 15, 2028
      D        7.80% per annum     $19,294.00 (8)              June 15, 2028
      E        7.70% per annum     $16,882.00 (8)              June 15, 2028
      F        7.70% per annum     $7,235.00 (8)               June 15, 2028
      G        7.15% per annum     $32,559.00 (8)              June 15, 2028
      H        5.70% per annum     $18,088.00 (8)              June 15, 2028
      J        5.70% per annum     $3,617.00 (8)               June 15, 2028
      K        5.70% per annum     $13,268.86 (8)              June 15, 2028

(1) Determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii).

(2) Set at the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date (as defined herein), the longest remaining amortization schedule, irrespective of its scheduled maturity.

(3)   Calculated in accordance with the definition of "REMIC I Remittance Rate".

(4) REMIC I Regular Interest X-1 does not have an Uncertificated Principal Balance and will accrue interest on a notional principal amount (an "Uncertificated Notional Amount") that is equal to the aggregate Stated Principal Balance (as defined herein) of the Group 1 Loans (as defined herein) outstanding from time to time.

(5) The initial Uncertificated Principal Balance of REMIC I Regular Interest LG1 equals 99.9% of the aggregate of the initial Stated
      Principal Balances of the Group 1 Loans.

(6) The initial Uncertificated Principal Balance of REMIC I Regular Interest LG2 equals 99.9% of the aggregate of the initial Stated
      Principal Balances of all the Group 2 Loans (as defined herein).

(7) The initial Uncertificated Principal Balance of REMIC I Regular Interest A-1 equals 0.1% of the aggregate of the initial Stated
      Principal Balances of all the Group 1 Loans.

(8) The aggregate of the initial Uncertificated Principal Balances of REMIC I Regular Interests A-2A, A-2B, B, C, D, E, F, G, H, J and K equals 0.1% of the aggregate of the initial Stated Principal Balances of all the Group 2 Loans.


               As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, pass-through rate (the "Pass-Through Rate"), initial aggregate stated principal amount (the initial "Class Principal Balance") and latest possible maturity date for each of the Classes of Certificates representing "regular interests" in REMIC II (the "REMIC II Regular Certificates").

                 Pass-Through Rate       Initial Class       Latest Possible
Designation                            Principal Balance    Maturity Date(1)(2)

Class X-1              N/A(3)               N/A(3)          June 15, 2028
Class X-2           Variable(4)             N/A(5)          June 15, 2028
Class A-1           Variable(4)           $29,966,951       June 15, 2028
Class A-2A        7.35% per annum        $150,000,000       June 15, 2028
Class A-2B        7.90% per annum        $145,624,000       June 15, 2028
Class B           7.90% per annum         $14,470,000       June 15, 2028
Class C           7.80% per annum         $31,353,000       June 15, 2028
Class D           7.80% per annum         $19,294,000       June 15, 2028
Class E           7.70% per annum         $16,882,000       June 15, 2028

Class F           7.70% per annum          $7,235,000       June 15, 2028
Class G           7.15% per annum         $32,559,000       June 15, 2028
Class H           5.70% per annum         $18,088,000       June 15, 2028
Class J           5.70% per annum          $3,617,000       June 15, 2028
Class K           5.70% per annum         $13,268,861       June 15, 2028
- ---------------------------------
(1)       Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

(2) Set at the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity.

(3) The Class X-1 Certificates do not have a Class Principal Balance or a Pass-Through Rate. Such Certificates shall be entitled to 100% of the Uncertificated Accrued Interest in respect of REMIC I Regular Interest X-1, subject to such adjustments as are contemplated by the definition of "Uncertificated Distributable Interest".

(4)       Calculated in accordance with the definition of "Pass-Through Rate".

(5) The Class X-2 Certificates do not have a Class Principal Balance and will accrue interest on a notional principal amount (a "Class Notional Amount") that is equal to the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interests LG1 and LG2 outstanding from time to time (rounded to the nearest whole dollar in the case of the initial Class Principal Balance of the Class X-2 Certificates on the Closing Date).

               The aggregate of the initial Stated Principal Balances of the Mortgage Loans, the aggregate of the initial Uncertificated Principal Balances of the REMIC I Regular Interests and the aggregate of the initial Class Principal Balances of the respective Classes of REMIC II Regular Certificates will, in each such case, be $482,357,812.

               In consideration of the mutual agreements herein contained, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator agree as follows:

                                    ARTICLE I

                 DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF
                     THE MORTGAGE POOL AND THE CERTIFICATES

               SECTION 1.01.  Defined Terms .

               Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

               "Accrued Certificate Interest ": With respect to any Class of REMIC II Regular Certificates (other than the Class X-1 Certificates), for any Distribution Date, one month's (or, in the case of the Class A-1 Certificates for the initial Distribution Date, 35 days') interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. With respect to the Class X-1 Certificates, for any Distribution Date,
100% of the Uncertificated Accrued Interest in respect of REMIC I Regular Interest X-1 for such Distribution Date.

               "Acquisition Date ": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

               "Additional Information ":  As defined in Section 4.02(a).

               "Additional Trust Fund Expense ": Any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the REMIC II Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

               "Adjustment Date ": With respect to each ARM Loan, any date on which the Mortgage Rate thereon is subject to adjustment pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each ARM Loan is set forth in the Mortgage Loan Schedule. Successive Adjustment Dates will occur as to each ARM Loan with the frequency specified in the Mortgage Loan Schedule.

               "Advance ":  Any P&I Advance or Servicing Advance.

               "Advance Interest ": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, all in accordance with Section 3.11(f) or
Section  4.03(d),  as applicable.

               "Adverse REMIC Event ": With respect to each of REMIC I and REMIC II, either (i) the endangerment of the status of such REMIC as a REMIC or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code).

               "Affiliate ": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Aggregate Principal Distribution Amount ": With respect to any Distribution Date, the aggregate of the Principal Distribution Amounts for both Loan Groups for such Distribution Date.

          "Agreement ": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

               "Applicable State Law ": For purposes of Article X, the Applicable State Law shall be (a) the laws of the state of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located, (c) the laws of the states in which any portion of the Trust Fund is maintained, (d) other state or local law as to which the REMIC Administrator has actual knowledge of applicability and (e) such other state or local law whose applicability shall have been brought to the attention of the REMIC
Administrator by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

               "Appraisal  ": With  respect  to any  Mortgaged  Property  or REO
Property as to which an appraisal is required or permitted to be performed pursuant to the terms of this Agreement, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of greater than $1,000,000; or (ii) a limited appraisal and a summary report of the "market value" of the Mortgaged Property, as defined in 12 CFR ss.225.62(g), conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less.

               "Appraisal  Reduction  Amount ":  With  respect  to any  Required
Appraisal Loan, an amount (as calculated on the Determination Date immediately succeeding the date on which the most recent relevant Appraisal was obtained by the Master Servicer or the Special Servicer, as the case may be, pursuant to this Agreement) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by such Appraisal referred to in the parenthetical above, net of (ii) the amount of any liens on such property (not accounted for in clause (a)(v) of this definition) that are prior to the lien of the Required Appraisal Loan.

               "Appraised Value ": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

               "ARM Loan ": Any Mortgage Loan that, as of the Closing Date, provides for the related Mortgage Rate to adjust from time to time in accordance with the terms of the related Mortgage Note, and any successor REO Loan in respect thereof.

               "Assignment of Leases ": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

               "Assumed Scheduled Payment ": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due on such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

               "Available Distribution Amount ": With respect to any Distribution Date, an amount equal to (a) the balance on deposit in the Distribution Account as of 11:00 a.m. (New York City time) on such Distribution Date (or such later time on such date as of which distributions are made on the Certificates), including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer or Trustee to cover uncollected Scheduled Payments due and/or Assumed Scheduled Payments deemed due during the related Collection Period and any payments made by the Master Servicer to cover Balloon Payment Interest Shortfalls and/or Prepayment Interest Shortfalls incurred during the related Collection Period, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (ii) Prepayment Premiums, (iii) any amounts deposited in the Distribution Account in error, and (iv) except in the case of the Final Distribution Date, any of the amounts described in clauses
(b)(i) and (b)(ii) of the definition of "Master Servicer Remittance Amount".

               "Balloon Mortgage Loan ": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

               "Balloon Payment ": With respect to any Balloon Mortgage Loan as of any date ofdetermination, the Scheduled Payment payable on the Stated
Maturity Date of such Mortgage Loan.

               "Balloon Payment Interest Excess ": With respect to any Balloon Mortgage Loan as to which the Stated Maturity Date occurs after the first day of, but on or before the Determination Date in, any calendar month, the amount of interest (net of related Servicing Fees) accrued on such Mortgage Loan from the beginning of such month to, but not including, such Stated Maturity Date, to the extent such interest is actually paid by the related Mortgagor in connection with the payment of the related Balloon Payment during the Collection Period in which such Stated Maturity Date occurs.

               "Balloon Payment Interest Shortfall : With respect to any Balloon Mortgage Loan as to which the Stated Maturity Date occurs after the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) that would have accrued on such Mortgage Loan from such Stated Maturity Date through the end of such calendar month, to the extent not paid by the related Mortgagor.

               "Bankruptcy Code ": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

               "Book-Entry Certificate ": Any Certificate registered in the name of the Depository or its nominee.

               "Business Day ": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York and the cities in which the Primary Servicing Offices of the Master Servicer and Special Servicer and the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

               "CERCLA ": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

               "Certificate ": Any one of the Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

               "Certificate Account ": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "[Name of Master Servicer], as Master Servicer, in trust for the registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1".

               "Certificate Factor ": With respect to any Class of REMIC II Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance, Class Notional Amount or Effective Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance, Initial Class Notional Amount or Initial Effective Class Notional Amount, as the case may be.

               "Certificateholder" or "Holder ": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01, except in connection with the Controlling Class exercising its rights under Section 3.23 or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Trustee shall be entitled to request and rely upon a certificate of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

               "Certificate Notional Amount ": With respect to any Class X-2 Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class X-2 Certificates.

               "Certificate Owner ": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

               "Certificate Principal Balance ": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

               "Certificate Register " and "Certificate Registrar ": The register maintained and the registrar appointed pursuant to Section 5.02.

               "Class ": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

               "Class A Certificate ": Any one of the Class A-1, Class A-2A or Class A-2B Certificates.

               "Class A-1 Certificate ": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-2A  Certificate  ": Any one of the  Certificates  with a
"Class A-2A" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-2B  Certificate  ": Any one of the  Certificates  with a
"Class A-2B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class B Certificate ": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class C Certificate ": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class D Certificate ": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class E Certificate ": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class F Certificate ": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class G Certificate ": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class H Certificate ": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class Interest Shortfall ": With respect to any Class of REMIC II Regular Certificates and any Distribution Date (except the initial Distribution Date, with respect to which the Class Interest Shortfall for each such Class will equal zero), the sum of (a) the excess, if any, of (i) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (ii) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date pursuant to Section 4.01(b), and (b), to the extent permitted by applicable law, other than in the case of the Class X Certificates, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date.

               "Class J Certificate ": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class K Certificate ": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class Notional Amount ": The aggregate notional principal amount on which the Class X-2 Certificates accrue interest from time to time which, as of any date of determination, is equal to the then aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LG1 and REMIC I Regular Interest LG2 (rounded to the nearest whole dollar in the case of the initial Class Notional Amount of the Class X-2 Certificates as of the Closing
Date).

               "Class Principal Balance ": The aggregate principal amount of any Class of Sequential Pay Certificates outstanding as of any date of determination. On each Distribution Date, the Class Principal Balance of each Class of the Sequential Pay Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01(b) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(b).

               "Class R-I Certificate ": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

               "Class R-II  Certificate  ": Any one of the  Certificates  with a
"Class R-II" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

               "Class X Certificate ": Any one of the Class X-1 or Class X-2 Certificates.

               "Class X-1 Certificate ": Any one of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit A-1, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class X-2 Certificate ": Any one of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-2, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class X-2 Share": When used to describe a portion of the Uncertificated Accrued Interest in respect of either REMIC I Regular Interest LG1 or REMIC I Regular Interest LG2 for any Distribution Date, that portion thereof equal to one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to such Distribution Date at a per annum rate equal to: (a) in the case of the initial Distribution Date, 0.960% per annum; and (b) in the case of each subsequent Distribution Date, the excess, if any, of (i) the weighted average of the REMIC I Remittance Rates applicable to REMIC I Regular Interests LG1 and LG2 for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests immediately prior to such Distribution Date), over (ii) the weighted average of the REMIC I Remittance Rates applicable to REMIC I Regular Interests A-1, A-2A, A-2B, B, C, D, E, F, G, H, J and K for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests immediately prior to such current Distribution
Date). When used to describe a portion of the Uncertificated Distributable Interest in respect of either REMIC I Regular Interest LG1 or REMIC I Regular Interest LG2 for any Distribution Date, that portion thereof equal to: (a) the Class X-2 Share of the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date; reduced (to not less than zero) by (b) that portion of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocable in respect of such REMIC I Regular Interest specifically in reduction of the Class X-2 Share of its Uncertificated Distributable Interest for such Distribution Date; and increased by (c), in the case of any Distribution Date subsequent to the initial Distribution Date, the excess, if any, of (i) the Class X-2 Share of the Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for the prior Distribution Date, over (ii) 1,000 times the aggregate distributions of interest made in respect of such REMIC I Regular Interest on the prior Distribution Date pursuant to clause (i) of the first paragraph of Section 4.01(a).

               "Closing Date " or "Issue Date":  July 10, 1996.

               "Code ":  The Internal Revenue Code of 1986, as amended.

               "Collection Period ": With respect to any Distribution Date, the period commencing immediately following the prior such period (or, in the case of the initial Collection Period, commencing immediately following the Cut-off
Date) and ending on and including the related Determination Date.

               "Collection Report ":  As defined in Section 4.02(b).

               "Commission ": The Securities and Exchange Commission.

              "Conti ": ContiTrade Services L.L.C. or its successor in interest.

               "Conti Loan ": Any of the Mortgage Loans acquired by the Mortgage Loan Seller from Conti. The Conti Loans are identified in the Mortgage Loan Schedule by loan counter numbers 1 through 8 and 85 through 162.

               "Controlling Class ": As of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Sequential Pay Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal

Balance thereof, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the then largest remaining Class Principal Balance).

               "Corporate Trust Office ": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at Two International Place, 5th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, reference MCF 1996-MC1.

               "Corrected Mortgage Loan ": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property).

               "Cross-Collateralized Mortgage Loans ": Any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are cross-collateralized and cross-defaulted with each other.

               "Current Principal Distribution Amount ": With respect to either Loan Group for any Distribution Date, an amount equal to the aggregate of:

               (a) the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans constituting such Loan Group for their respective Due Dates occurring during the related Collection Period;

               (b) all Principal Prepayments received on the Mortgage Loans in such Loan Group during the related Collection Period;

               (c) with respect to any Balloon Mortgage Loan in such Loan Group as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Balloon Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

               (d)  that  portion  of all  Liquidation  Proceeds  and  Insurance
        Proceeds received on or in respect of the Mortgage Loans in such Loan Group during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

               (e) that portion of all Liquidation Proceeds, Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of REO Loans in such Loan Group, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of any such REO Loan or the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

               "Custodian ": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Sponsor, the Mortgage Loan Seller or an Affiliate of either of them.

                       "Cut-off Date ":  July 1, 1996.

               "Cut-off Date Balance ": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

               "Debt Service Coverage Ratio ": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not more than twelve months or less than three months for which financial statements (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or Special Servicer (following the Closing Date) (such Net Operating Income to be annualized if the relevant period is less than twelve months), to (y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination, multiplied by 12.

               "Defaulted Mortgage Loan ": Any Specially Serviced Mortgage Loan as to which a material default has occurred or a default in respect of any payment thereon is reasonably foreseeable, and which the Special Servicer has determined, in its reasonable and good faith judgment, will become the subject of a foreclosure sale or similar proceedings (the basis for which determination shall be set forth in an Officer's Certificate to be delivered to the Master Servicer and the Trustee).

               "Default Interest ": With respect to any Mortgage Loan (or related REO Loan), any amounts collected thereon, other than late payment charges and Prepayment Premiums, that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan (or REO Loan) accrued at the related Mortgage Rate.

               "Definitive Certificate ":  As defined in Section 5.03(a).

               "Delinquent Loan Status Report ": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date in the calendar month prior to the month of preparation of such report or reports, were (i) delinquent 30-59 days, (ii) delinquent 60-89 days, (iii) delinquent 90 days or more, (iv) current but specially serviced, (v) in foreclosure but as to which the related Mortgaged Property had not become REO Property, or (vi) related to Mortgaged Property which had become REO Property, together with such additional information in respect of each such Mortgage Loan as is contemplated on page B-6 of the Prospectus Supplement.

               "Depository ": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

               "Depository Participant ": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

               "Determination Date ": With respect to any Distribution Date, the 5th day of the month in which such Distribution Date occurs, or if such 5th day is not a Business Day, the Business Day immediately preceding.

               "Directly Operate ": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of an REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

               "Discount  Rate  ":  With  respect  to any  Class  of  Registered
Certificates, the rate determined by the Trustee, in its good faith, in connection with the voluntary or involuntary prepayment of any Mortgage Loan, to be the yield (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market for United States Treasury securities with a maturity closest to the earlier of (i) the then scheduled maturity of such Mortgage Loan and (ii) the last Distribution Date on which principal or, in the case of the

Class X Certificates, interest was to be paid in respect of such Class of Certificates (without taking into account the related principal prepayment but giving effect to all prior principal prepayments). Such determination is to be made by assuming no future prepayments on or in respect of the Mortgage Loans during, and by otherwise applying the Maturity Assumptions to, the period subsequent to the end of the Collection Period in which the related prepayment was received.

               "Disqualified Organization ": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               "Distributable Certificate Interest ": With respect to any Class of REMIC II Regular Certificates, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date: first, to the respective Classes of REMIC II Regular Certificates (other than the Senior Certificates), sequentially in reverse alphabetical order of Class designation, in each case up to the amount of any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and thereafter, among the respective Classes of Senior Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for such Classes of Certificates for such Distribution Date.

               "Distribution Account ": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "[Name of Trustee], as Trustee, in trust for the registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1".

               "Distribution Date ": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following, commencing in August, 1996.

               "Distribution Date Statement ":  As defined in Section 4.02(a).

               "Document Defect ":  As defined in Section 2.02(e).

               "Due Date ": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

               "Effective Certificate Notional Amount ": With respect to any Class X-1 Certificate, as of any date of determination, the then notional principal amount on which such Certificate indirectly accrues interest equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Effective Class Notional Amount of the Class X-1 Certificates.

               "Effective Class Notional Amount ": The aggregate notional principal amount on which the Class X-1 Certificates indirectly accrue interest from time to time, which, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the Group 1 Loans.

               "Effective Pass-Through Rate ": With respect to the Class X-1 Certificates, for any Distribution Date, the REMIC I Remittance Rate applicable to REMIC I Regular Interest X-1 for such Distribution Date.

               "Eligible Account ": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long term unsecured debt obligations of which (or of such institution's parent holding company) are rated "AA-" or better by Standard & Poor's and "AA" or better by Fitch if the deposits are to be held in the account for more than 30 days, or the short term unsecured debt obligations of which (or of such institution's parent holding company) are rated "A-1+" or better by S&P and "F-1+" by Fitch if the deposits are to be held in the account for 30 days or less, in each case, at any time funds are on deposit therein, (ii) a segregated trust account or accounts maintained with the trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity, (iii) a segregated trust account or accounts maintained with the trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), or (iv) any other account which would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency).

               "Emergency Advance:" Any Servicing Advance that must be made within five Business Days by the Special Servicer in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

               "ERISA ": The Employee Retirement Income Security Act of 1974, as amended.

               "Escrow Payment ": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

               "Event of Default ":  One or more of the events described in
Section 7.01(a).

               "Exchange Act ": The Securities Exchange Act of 1934, as amended.

               "Extension Adviser ":  As defined in Section 3.24.

               "FDIC ":  Federal Deposit Insurance Corporation or any successor.

               "FHLMC ": Federal Home Loan Mortgage Corporation or any successor.

               "Final Distribution Date ": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

               "Final Recovery Determination ": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property and, accordingly, the related REO Loan (other than a Mortgage Loan or REO Property, as the case may be, purchased by the Mortgage Loan Seller pursuant to Section 2.03, by the Majority Certificateholder of the Controlling Class pursuant to
Section  3.18(b),  by the Master  Servicer or the Special  Servicer  pursuant to
Section 3.18(c) or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, exercised without regard to any obligation of the Master Servicer or Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will be ultimately recoverable.

               "Fitch ": Fitch Investors Service, L.P. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Sponsor, notice of which designation shall be given to the Trustee, the Master Servicer, the

Special Servicer and the REMIC Administrator, and specific ratings of Fitch Investors Service, L.P. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

               "Fixed-Rate Loan ": Any Mortgage Loan that, as of the Closing Date, provides for the related Mortgage Rate to be fixed for the remaining term thereof in accordance with the terms of the related Mortgage Note, and any successor REO Loan in respect thereof.

               "FNMA ":  Federal National Mortgage Association or any successor.

               "Gross Margin ": With respect to each ARM Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable value of the related Index on each Adjustment Date in accordance with, and subject to, the terms of the related Mortgage Note, to determine the Mortgage Rate for such Mortgage Loan.

               "Ground Lease ": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

               "Group 1 Certificates ":  The Class X-1 and Class A-1
Certificates.

               "Group 1 Loan ": Any Mortgage Loan (or related REO Loan) in Loan Group 1.

               "Group 2 Certificates ": The Class X-2, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates.

               "Group 2 Loan ": Any Mortgage Loan (or related REO Loan) in Loan Group 2.

               "Hazardous Materials ": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

               "Historical Loan Modification Report ": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof, together with such additional information in respect of each such Mortgage Loan as is contemplated on page B-11 of the Prospectus Supplement.

               "Historical Loss Report ": A report or reports setting forth, among other things, as of the close of business on the last day of the most recently ended Collection Period preceding the preparation of such report or reports, (i) the amount of Liquidation Proceeds and Liquidation Expenses, both for such Collection Period and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan and REO Property-by-REO Property basis, together with such additional information in respect of each Defaulted Mortgage Loan and REO Property as to which a Final Recovery Determination has been made as is contemplated on page B-12 of the Prospectus Supplement.

               "HUD-Approved Servicer ": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

               "Independent ": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Sponsor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Sponsor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any
Affiliate  thereof,  and (iii) is not  connected  with the  Sponsor,  the Master
Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Sponsor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Sponsor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, as the case may be.

               "Independent Contractor ": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust Fund, delivered to the Trustee and the REMIC Administrator), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation
Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

               "Index ": With respect to any ARM Loan, the base index upon which adjustments to the related Mortgage Rate are based, in accordance with and subject to the terms of the related Mortgage Note.

               "Initial Class Notional Amount ": With respect to the Class X-2 Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $481,875,454.

               "Initial Class Principal Balance ": With respect to any Class of Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth below:

                                                    Initial Class
                       Class                       Principal Balance

                       Class A-1                    $29,966,951
                       Class A-2A                   $150,000,000
                       Class A-2B                   $145,624,000
                       Class B                      $14,470,000
                       Class C                      $31,353,000
                       Class D                      $19,294,000
                       Class E                      $16,882,000
                       Class F                      $7,235,000
                       Class G                      $32,559,000
                       Class H                      $18,088,000
                       Class J                      $ 3,617,000
                       Class K                      $13,268,861

               "Initial Effective Class Notional Amount ": With respect to the Class X-1 Certificates, the initial Effective Class Notional Amount thereof as of the Closing Date, equal to $29,966,951.

               "Insurance Policy ": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

               "Insurance Proceeds ": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

               "Interested Person ": The Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

               "Interest Accrual Period ": With respect to REMIC I Regular Interest LG1, REMIC I Regular Interest A-1 and the Class A-1 Certificates, for any Distribution Date, the period that begins on the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that begins on the Closing Date) and ends on the 14th day of the calendar month in which such Distribution Date occurs. With respect to each other REMIC I Regular Interest and each other Class of REMIC II Regular Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

               "Interest Only Certificate ": Any Class X-1 or Class X-2 Certificate.

               "Investment Account ":  As defined in Section 3.06(a).

               "IRS ": The Internal Revenue Service or any successor.

               "Issue Price ": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

               "Late Collections ": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Cut-off Date, and not previously received or recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the related Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered. The term "Late Collections" shall specifically exclude any Default Interest and late payment charges.

               "LIBOR ": With respect to each Distribution Date, the value of Six-Month LIBOR (Formula 1) on the most recent LIBOR Determination Date preceding the commencement of the Interest Accrual Period applicable to the Class A-1 Certificates for such Distribution Date.

               "LIBOR Business Day ": Each day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in London and New York City.

               "LIBOR Determination Date ": The day that is two LIBOR Business Days prior to the first day of each LIBOR Reference Period.

               "LIBOR Reference Period ": Each successive six-month calendar period, commencing on the first day of April and October of each year and ending on the day preceding the next LIBOR Reference Period.

               "Liquidation Event ": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller pursuant to Section 2.03; or (iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section
9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

               "Liquidation Expenses ": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

               "Liquidation Fee ": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property purchased by the Mortgage Loan Seller pursuant to Section 2.03 within 120 days of the Mortgage Loan Seller's notice or discovery of the breach or Document Defect giving rise to such repurchase obligation, by the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 3.18 or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to the fourth paragraph of Section 3.11(c).

               "Liquidation Fee Rate ": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

               "Liquidation Proceeds ": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting, or that constituted, security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage;
(iii) the realization upon any deficiency judgment obtained against a Mortgagor or any guarantor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b) or by the Master

Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the purchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to Section 2.03; or (vi) the purchase of a
Mortgage Loan or REO Property by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

               "Loan Group ":  Each of Loan Group 1 and Loan Group 2.

               "Loan Group 1 ": Collectively, all of the ARM Loans that, as of the Closing Date, provide for semi-annual Adjustment Dates.

               "Loan Group 2 ": Collectively, all of the Fixed Rate Loans and all of the ARM Loans that, as of the Closing Date, provide for monthly Adjustment Dates.

               "Loan-to-Value Ratio ": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

               "Loss Reimbursement Amount ": With respect to any REMIC I Regular Interest and any Distribution Date (except the initial Distribution Date, with respect to which the Loss Reimbursement Amount for such REMIC I Regular Interest will be zero), an amount equal to (a) (i) the Loss Reimbursement Amount with respect to such REMIC I Regular Interest for the immediately preceding Distribution Date, minus (ii) the aggregate of all reimbursements deemed made to REMIC II on the immediately preceding Distribution Date pursuant to Section 4.01(a) in connection with the Loss Reimbursement Amount with respect to such REMIC I Regular Interest for the immediately preceding Distribution Date, plus
(iii) the aggregate of all reductions made to the Uncertificated Principal Balance of (and, accordingly, the aggregate of all Realized Losses and Additional Trust Fund Expenses deemed allocated to) such REMIC I Regular Interest on the immediately preceding Distribution Date pursuant to Section 4.04(a), plus (b), solely in the case of REMIC I Regular Interest LG1 and REMIC I Regular Interest LG2, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the amount, if any, described in clause (a) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for the current Distribution Date.

               "Majority Certificateholder ": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

               "Master Servicer ": GMAC Commercial Mortgage Corporation, its successor in interest, or any successor master servicer appointed as herein provided.

               "Master Servicer Remittance Amount ": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any Monthly Payments, Principal Prepayments (and any corresponding payments of interest covering the period subsequent to the applicable Due Date during the related Collection Period), Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xv) of Section 3.05(a), and (v) any amounts deposited in the Certificate Account in error; provided that, with respect to the Master Servicer Remittance Date occurring in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

               "Master Servicer Remittance Date ": The 2nd Business Day preceding each Distribution Date.

               "Master Servicing Fee ": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

               "Master Servicing Fee Rate ": With respect to each Mortgage Loan (and any related REO Loan), the rate per annum specified as such in the Mortgage Loan Schedule.

               "Maturity Assumptions ": As defined in the Prospectus Supplement.

               "Modified Mortgage Loan ": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

               (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

               (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

               (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

               "Monthly Payment ": With respect to any Mortgage Loan, for any Due Date as of which it is outstanding, the scheduled monthly payment of principal and/or interest on such Mortgage Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20).

               "Mortgage ": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

               "Mortgage File ":  With respect to any Mortgage Loan, subject to
Section 2.01(b), collectively the following documents:

                              (i) the original  Mortgage  Note,  endorsed by the
                       most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of State Street Bank and Trust Company, as trustee for the registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series
                       1996-MC1, without recourse";

                              (ii) the original or a copy of the  Mortgage  and,
                       if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

                              (iii) an original  assignment of the Mortgage,  in
                       recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity);

                              (iv) the original or a copy of the related Assignment of Leases (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

                              (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if
                       none,   by   the   originator,   in   favor   of   the
                       Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

               (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

               (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

                              (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

                              (ix) the original or a copy of the lender's  title
                       insurance policy issued as of the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

                       (x) the original of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee;

                              (xi) (A) file or certified copies of any UCC Financing Statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the earlier UCC Financing Statements and continuation statements were in the possession of the Mortgage Loan Seller, a UCC Financing Statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest to the Trustee;

                              (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Mortgagor;

                              (xiii) if the Mortgagor has a leasehold interest
                       in the related Mortgaged Property, the original Ground Lease or a copy thereof; and

                              (xiv) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

               "Mortgage Loan ": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

               "Mortgage Loan Schedule ": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.02(c). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

                              (i)    the loan number;

                              (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

                              (iii) the Mortgage Rate in effect as of the Cut-off Date and whether such Mortgage Loan is an ARM Loan or a Fixed-Rate Loan;

                              (iv)   the original principal balance;

                              (v)    the Cut-off Date Balance;

                              (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date;

                             (vii)  the Due Date;

                              (viii) the amount of the Monthly Payment due on
                       the first Due Date following the Cut-off Date;

                              (ix) in the case of an ARM  Loan,  the (A)  Index,
                       (B) Gross Margin, (C) first Adjustment Date following the Cut-off Date and the frequency of Mortgage Rate adjustments, and (D) maximum and minimum lifetime Mortgage Rate, if any;

                              (x)    the Master Servicing Fee Rate; and

                              (xi)   the Loan Group.

The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

               "Mortgage Loan Seller ": Citibank, N.A., or its successor in interest.

               "Mortgage Note ": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

               "Mortgage Pool ": Collectively, all of the Mortgage Loans and any successor REO Loans.

               "Mortgage Rate ": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Loan, the annualized rate described in clause
(i) or (ii) above, as applicable, determined as if the related Mortgage Loan had remained outstanding.

               "Mortgaged  Property ":  Individually  and  collectively,  as the context may require, each real property subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

               "Mortgagor ": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

               "Net Aggregate Prepayment Interest Shortfall ": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19(g) in connection with such Prepayment Interest Shortfalls.

               "Net Default  Interest ": With respect to any Mortgage  Loan, any
Default Interest actually collected thereon (determined in accordance with the allocation of amounts collected as specified in Section 1.02), net of any portion thereof allocable to pay the Special Servicer any Liquidation Fee or
Workout Fee in respect of such Mortgage Loan and further net of any Advance Interest accrued on Advances made in respect of such Mortgage Loan and reimbursable from such Default Interest in accordance with Section 3.05(a)(viii).

               "Net Investment Earnings ": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

               "Net Investment Loss ": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

               "Net Mortgage Rate ": With respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the related Master Servicing Fee Rate.

               "Net Operating Income ": With respect to any Mortgaged  Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property other than adjustments, including, but not limited to, for
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property.

               "Nonrecoverable Advance ": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

               "Nonrecoverable P&I Advance ": Any P&I Advance made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable and good faith judgment of the Master Servicer or, if applicable, the Trustee, will not be (together with Advance Interest accrued thereon), or which in fact was not, ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

               "Nonrecoverable Servicing Advance ": Any Servicing Advance made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or, if applicable, the Trustee will not be (together with Advance Interest accrued thereon), or which in fact was not, ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

               "Non-Registered Certificate ": Unless and until registered under the Securities Act, any Class G, Class H, Class J, Class K or Residual Certificate.

               "Non-United States Person ": Any person other than a United States Person.

               "Officer's Certificate ": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee, as the case may be.

               "Operating Statement Analysis ":  As defined in Section 4.02(b).

               "Opinion of Counsel ": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Sponsor, the Mortgage Loan Seller, the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

               "OTS ": The Office of Thrift Supervision or any successor thereto.

               "Ownership Interest ": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

               "Pass-Through Rate ":  With respect to:

                       (1)      the  Class  A-1  Certificates,   (a)  for  each
                       Distribution Date up to and including the Distribution Date in October 1996, 6.12% per annum, and (b) for any subsequent Distribution Date, the lesser of (i) LIBOR for such Distribution Date plus 0.37% and (ii) 11.375% per annum;

                       (2) the Class X-2 Certificates, (a) for the initial Distribution Date, 0.960% per annum, and (b) for any subsequent Distribution Date, a rate per annum equal to the excess, if any, of (i) the weighted average of the REMIC I Remittance Rates applicable to REMIC I Regular Interest LG1
                       and  REMIC  I  Regular   Interest   LG2  for   such
                       Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests immediately prior to such Distribution Date), over (ii) the weighted average of the respective REMIC I Remittance Rates applicable to REMIC I Regular Interest A-1, REMIC I Regular Interest A-2A, REMIC I Regular Interest A-2B, REMIC I Regular Interest B, REMIC I Regular Interest C, REMIC I Regular Interest
                       D, REMIC I Regular  Interest E, REMIC I Regular  Interest
                       F, REMIC I Regular Interest G, REMIC I Regular Interest H, REMIC I Regular Interest J and REMIC I Regular Interest K for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests immediately prior to such Distribution Date); and

                       (3) the Class A-2A Certificates, the Class A-2B Certificates, the Class B Certificates, the Class C
                       Certificates,  the  Class  D  Certificates,  the  Class E
                       Certificates,  the  Class  F  Certificates,  the  Class G
                       Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates, for any Distribution Date, the respective fixed rates per annum specified as such in the Preliminary Statement.

               "Payment Priority ": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates, pro rata; second, the Class B Certificates; third, the Class C Certificates; fourth, the Class D Certificates; fifth, the Class E Certificates; sixth, the Class F Certificates; seventh, the Class G Certificates; eighth, the Class H Certificates; ninth, the Class J Certificates; tenth, the Class K Certificates; and last, the respective Classes of Residual Certificates.

               "Percentage Interest ": With respect to any REMIC II Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance, Certificate Notional Amount or Effective Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance, Initial Class Notional Amount or Initial Effective Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

               "Permitted Investments ": Any one or more of the following obligations:

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase obligations with respect to any security described in clause (i) above, provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated "AAA" by each Rating Agency;

               (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state, provided that (a) the long-term unsecured debt obligations of such bank or trust company (or, in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) are rated "AAA" by each Rating Agency or (b) the short-term unsecured debt obligations of such bank, trust company or depository institution holding company are rated "A-1" or better by Standard & Poor's and "F-1+" or better by Fitch or (c) if both such long-term and short-term unsecured debt obligations have been rated by either Rating Agency, then each must be rated as specified in the immediately preceding clauses (a) and (b) with respect to such Rating Agency;

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated "A-1" or better by Standard & Poor's and "F-1+" or better by Fitch; and

               (v) any other obligation or security which would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, that no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code; and provided, further, that no investment described hereunder shall have an "r" highlight affixed to any rating assigned thereto by Standard & Poor's; and provided, further, that each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions.

               "Permitted Transferee ": Any Transferee of a Residual Certificate other than a Disqualified Organization.

               "Person  ":  Any  individual,  corporation,   partnership,  joint
venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Phase I Environmental Assessment ": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the FNMA Multifamily Guide, Part II, as it exists on the Closing Date.

               "P&I Advance ": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

               "Plan ": As defined in Section 5.02(c).

               "Prepayment Assumption ": A CPR (as defined in the Prospectus Supplement) of 0%, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests and the Certificates for federal income tax purposes.

               "Prepayment Interest Excess ": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after the first day of such month, any payment of interest (exclusive of Prepayment Premiums and net of related Servicing Fees) actually collected from the related Mortgagor and intended to cover the period from the commencement of such month to the date of prepayment.

               "Prepayment Interest Shortfall ": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium that may have been collected), that would have accrued at the Net Mortgage Rate for such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of such calendar month, inclusive.

               "Prepayment Premium ": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Loan.

               "Primary Servicing Office ": With respect to each of the Master Servicer and the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement; initially located in Illinois and California, respectively.

               "Principal Distribution Amount ": With respect to either Loan Group for any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount with respect to such Loan Group for such Distribution Date and (ii), if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount with respect to such Loan Group for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on the preceding Distribution Date.

               "Principal Prepayment ": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

               "Prospectus Supplement ": That certain prospectus supplement dated June 27, 1996, relating to the Registered Certificates.

               "Purchase Price ": With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, and (b) all related unreimbursed Servicing Advances. With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, and (b) all related unreimbursed Servicing Advances.

               "Qualified Appraiser ": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

               "Qualified Insurer ": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

               "Rating Agency ":  Each of Standard & Poor's and Fitch.

               "Realized Loss ": With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be (without taking into account the amounts described in subclause (iv) of this sentence), at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

               With respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or interest so forgiven.

               With respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

               "Record Date ": With respect to the Class A-1 Certificates for any Distribution Date, the fifth day of the calendar month in which such Distribution Date occurs or, if such fifth day is not a Business Day, the Business Day immediately preceding. With respect to each other Class of Certificates for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

               "Reference Banks ": For so long as the Master Servicer is required pursuant to Section 3.19(b) to calculate Six-Month LIBOR (Formula 1), those reference banks utilized by it in connection with such calculation, which shall in any event be leading banks engaged in Eurodollar deposits in the international Eurocurrency market with an established place of business in London. Thereafter, Barclays Bank, plc, The Bank of Tokyo, Ltd., Bankers Trust Company and National Westminster Bank, plc, or any substitute reference bank appointed by the Trustee which is a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London.

               "Registered Certificates ": The Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E and Class F
Certificates.

               "Reimbursement Rate ": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time.

               "REMIC ": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

               "REMIC Administrator ": State Street Bank and Trust Company, its successor in interest, or any successor REMIC administrator appointed as herein provided.

               "REMIC I ": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan; and (iii) such funds or assets as from time to time are deposited in the Distribution Account, the Certificate Account and the REO Account (if established).

               "REMIC I Regular Interest ": Any of the 15 separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time and, except for REMIC I Regular Interest X-1, shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

               "REMIC I Remittance Rate ": With respect to:

               (a) REMIC I Regular Interest LG1, (i) for each Distribution Date up to and including the Distribution Date in October 1996, 6.12% per annum, and (ii) for any subsequent Distribution Date, the lesser of (A) LIBOR for such Distribution Date plus 0.37%, and (B) 11.375% per annum;

               (b) REMIC I Regular Interest LG2, (i) for the initial Distribution Date, 8.496% per annum, and (ii) for any subsequent
        Distribution Date, the weighted average of the Net Mortgage Rates in effect for the Group 2 Loans as of the first day of the related Collection Period (weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans and/or REO Loans immediately following the preceding Distribution Date);

               (c) REMIC I Regular Interest X-1, (i) for the initial Distribution Date, 0.796% per annum, and (ii) for any subsequent
        Distribution Date, the excess, if any, of (A) the weighted average of the Net Mortgage Rates in effect for the Group 1 Loans as of the first day of the related Collection Period (weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans and/or REO Loans immediately following the preceding Distribution Date), over (B) the REMIC I Remittance Rate applicable to REMIC I Regular Interest LG1 for such Distribution Date;

               (d) REMIC I Regular Interest A-1, (i) for each Distribution Date up to and including the Distribution Date in October 1996, 6.12% per annum, and (ii) for any subsequent Distribution Date, the lesser of (A) LIBOR for such Distribution Date plus 0.37% and (B) 11.375% per annum; and

               (e) each of REMIC I Regular Interests A-2A, A-2B, B, C, D, E, F, G, H, J and K, for any Distribution Date, the respective fixed rates per annum specified as such in the Preliminary Statement.

               As set forth above, the REMIC I Remittance Rate applicable to REMIC I Regular Interest X-1 for the initial Distribution Date is equal to 0.796% per annum, which represents the excess of (i) the weighted average of the Net Mortgage Rates in effect for the Group 1 Loans as of the first day of the initial Collection Period (weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the Closing Date), over (ii) the per annum rate at which interest would have to accrue for a one-month period (assuming a 360-day year consisting of twelve 30-day months) on the initial aggregate Uncertificated Principal Balance of REMIC I Regular Interests LG1 and A-1, in order to produce the aggregate amount of Uncertificated Accrued Interest in respect of REMIC I Regular Interests LG1 and A-1 for the initial Distribution Date.

               "REMIC II ": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC II Certificates pursuant to Section 2.10, with respect to which a separate REMIC election is to be made.

               "REMIC II Certificate ": Any Certificate, other than a Class R-I Certificate.

               "REMIC II Regular Certificate ": Any REMIC II Certificate, other than a Class R-II Certificate.

               "REMIC Provisions ": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

               "Rents from Real Property ": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

               "REO Account ": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[Name of Special Servicer], as Special Servicer, in trust for registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1".

               "REO Acquisition ": The acquisition of any REO Property pursuant to Section 3.09.

               "REO Disposition ": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

               "REO Extension ":  As defined in Section 3.16(a).

               "REO Loan ": The mortgage loan deemed for purposes hereof to be outstanding with respect to any and all REO Property acquired in respect of any Mortgage Loan. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as the related Mortgage Loan. Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the related Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the related Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, Special Servicer and/or Trustee in respect of the related Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, Special Servicer and/or Trustee in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, Special Servicer or Trustee, as the case may be, in respect of an REO Loan.

               "REO Property ": A Mortgaged Property acquired by the Special Servicer for the benefit of the Certificateholders pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

               "REO Revenues ": All income and rents derived from the ownership, operation or leasing of any REO Property.

               "REO Status Report ": A report or reports substantially in the form of Exhibit E attached hereto setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the last day of the most recently ended Collection Period preceding the preparation of such report or reports, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during such Collection Period and (iii) the value of the REO Property based on the most recent Appraisal or other valuation thereof available to the Master Servicer as of such date of determination (including any valuation prepared internally by the Special Servicer).

               "REO Tax ":  As defined in Section 3.17(a).

               "Request for Release ": A release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

               "Required Appraisal Loan ":  As defined in Section 3.19(c).

               "Reserve Account ": The account or accounts created and maintained pursuant to Section 3.03(d).

               "Reserve Funds ": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property.

               "Residual Certificate ": Any Class R-I or Class R-II Certificate.

               "Responsible Officer ": When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer and any other trust officer or assistant trust officer in the Corporate Trust Department of the Trustee, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

               "Scheduled Payment ": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled monthly payment of principal and/or interest on such Mortgage Loan that is payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20).

               "Securities Act ":  The Securities Act of 1933, as amended.

               "Security Agreement ": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

               "Senior Certificate ": Any Class A-1, Class A-2A, Class A-2B, Class X-1 or Class X-2 Certificate.

               "Sequential Pay Certificate ": Any Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class K Certificate.

               "Servicing Account ": The account or accounts created and maintained pursuant to Section 3.03(a).

               "Servicing Advances ": All customary, reasonable and necessary "out of pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO
Property; provided that notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

               "Servicing Fees ": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

               "Servicing File ": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related environmental site assessment report(s) referred to in Section 2.05(b)(xiv), in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan.

               "Servicing Officer ": Any officer or authorized signatory of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Sponsor on the Closing Date, as such list may be amended from time to time thereafter.

               "Servicing Return Date ": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

               "Servicing Standard ": With respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and any REO Properties in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers comparable mortgage loans or assets, as applicable, for other portfolios or held in its own portfolio, whichever servicing procedure is of a higher standard, and in any event, with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), but without regard to: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the Master Servicer's obligation to make Advances; (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances; and (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive compensation for its services or reimbursement of costs hereunder or with respect to any particular transaction.

               "Servicing Transfer Event ": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

               "Single  Certificate  ":  For  purposes  of  Section  4.02(a),  a hypothetical Certificate of any Class of REMIC II Regular Certificates evidencing a $1,000 denomination or, in the case of an Interest Only Certificate, a 100% Percentage Interest in the related Class.

               "Six-Month LIBOR (Formula 1) ": The rate per annum determined on each LIBOR Determination Date in the following manner after first referring to the offered quotations appearing on the display page designated as "LIBO" on the Reuters Monitor Money Rates Service or such other page as may replace the LIBO page (the "Reuters Screen LIBO Page") for six-month United States dollar deposits in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If on any LIBOR Determination Date two or more such offered quotations appear on the Reuters Screen LIBO page, Six-Month LIBOR (Formula 1) for the immediately succeeding LIBOR Reference Period will be equal to the arithmetic mean of such offered quotations (rounded upwards, if necessary, to the nearest whole multiple of 1/16%). If on any LIBOR Determination Date fewer than two such offered quotations appear on the Reuters Screen LIBO Page, Six-Month LIBOR (Formula 1) for the immediately succeeding LIBOR Reference Period will be equal to the arithmetic mean of the quotations offered by the Reference Banks for six-month United States dollar deposits in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date (rounded upwards, if necessary, to the nearest whole multiple of 1/16%); provided, however, that (i) if only one Reference Bank offers such a quotation, Six-Month LIBOR (Formula 1) for the immediately succeeding LIBOR Reference Period will be equal to that quotation (rounded upwards, if necessary, to the nearest whole multiple of 1/16%), or (ii) if no Reference Banks offer such a quotation, Six-Month LIBOR (Formula 1) for the immediately succeeding LIBOR

Reference Period shall be Six-Month LIBOR (Formula 1) as determined on the previous LIBOR Determination Date. For so long as it is required pursuant to
Section 3.19(b) to do so, the Master Servicer shall calculate Six-Month LIBOR (Formula 1); and, thereafter, the Trustee shall calculate Six-Month LIBOR (Formula 1).

               "Special Servicer ": Hanford/Healy Asset Management Company, its successor in interest, or any successor special servicer appointed as herein provided.

               "Special Servicer Loan Status Report ": A report or reports setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the aggregate amount of Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer and such additional information as is contemplated on pages B-9 and B-10 of the Prospectus Supplement.

               "Special Servicing Fee ": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

               "Special Servicing Fee Rate ": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

               "Specially Serviced Mortgage Loan ": Any Mortgage Loan as to which any of the following events has occurred:

                       (a) the related Mortgagor has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; or

                       (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

                       (c) if the Master Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; or

                              (d) there  shall have  occurred  a default,  other
                       than as described in clause (a) or (b) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of
                       Certificateholders,    which    default   has
                       continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); or

                       (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                       (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                       (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                              (h) the Master Servicer shall have received notice
                       of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property or Properties become REO Property or Properties, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

                       (w) with respect to the circumstances described in clauses (a) and (b) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

                              (x) with respect to the circumstances described in
                       clauses (c), (e), (f) and (g) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

                              (y) with respect to the circumstances described in clause (d) above, such default is cured; and

                              (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

               "Sponsor ": Mortgage Capital Funding, Inc., or its successor in interest.

               "Spread Rate ": With respect to the Class X-2 Certificates, 1.00% per annum; with respect to the Class A-2A and Class A-2B Certificates, 0.20% per annum; with respect to the Class B Certificates, 0.30% per annum; with respect to the Class C Certificates, 0.40% per annum; with respect to the Class D Certificates, 0.50% per annum; with respect to the Class E Certificates, 1.00% per annum; and with respect to the Class F Certificates, 1.50% per annum.

               "Standard & Poor's ": Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Sponsor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

               "Standby Fee ": With respect to each Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

               "Standby Fee Rate ": With respect to each Mortgage Loan and each REO Loan, 0.005% per annum.

               "Startup Day ": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

               "Stated Maturity Date ": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20.

               "Stated Principal Balance ": With respect to any Mortgage Loan (and any related REO Loan), the Cut-off Date Balance of such Mortgage Loan, as reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan (or related REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or related REO
Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

               "Subordinated Certificate ": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K or Residual Certificate.

               "Sub-Servicer ": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

               "Sub-Servicing Agreement ": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

               "Tax Matters Person ": With respect to each of REMIC I and REMIC II, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T. The "Tax Matters Person" for each of REMIC I and REMIC II is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Certificates.

               "Tax Returns ": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

               "Transfer ": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

               "Transferee ": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

               "Transferor ": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

               "Trust Fund ": Collectively, all of the assets of REMIC I and REMIC II.

               "Trustee ": State Street Bank and Trust Company, its successor in interest, or any successor trustee appointed as herein provided.

               "UCC ": The Uniform Commercial Code in effect in the applicable jurisdiction.

               "UCC Financing Statement ": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

               "Uncertificated Accrued Interest ": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's (or, in the case of each of REMIC I Regular Interest LG1 and REMIC I Regular Interest A-1 for the initial Distribution Date, 35 days') interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance or Uncertificated Notional Amount, as the case may be, of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date.

               "Uncertificated Distributable Interest ": With respect to any REMIC I Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date; reduced (to not less than zero) by (b) the portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such REMIC I Regular Interest as set forth below; and increased by (c) any Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for the prior Distribution Date that was not deemed paid on such prior Distribution Date pursuant to Section 4.01(a), together with (except in the case of REMIC I Regular Interest X-1) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on such unpaid Uncertificated Distributable Interest (exclusive, in the case of each of REMIC I Regular Interest LG1 and REMIC I Regular Interest LG2, of the Class X-2 Share thereof) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for the current Distribution Date. One-tenth of one percent of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date: first, to REMIC I Regular Interests K, J, H, G, F, E, D, C and B, sequentially in that order, in each case up to the amount of any Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date; and, thereafter, among the remaining REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, (i) in the case of each of REMIC I Regular Interest A-1, REMIC I Regular Interest A-2A and REMIC I Regular Interest A-2B, the amount of Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, (ii) in the case of each of REMIC I Regular Interest LG1 and REMIC I Regular Interest LG2, 0.1% of the Class X-2 Share of the Uncertificated

Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date (any such allocation in respect of each of REMIC I Regular Interest LG1 and REMIC I Regular Interest LG2 pursuant to this clause thereafter being specifically made in reduction of the Class X-2 Share of such REMIC I Regular Interest's Uncertificated Distributable Interest for such Distribution
Date), and (iii) in the case of REMIC I Regular Interest X-1, 0.1% of the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date. The remaining 99.9% of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date shall be allocated on such Distribution Date: first, among REMIC I Regular Interests LG1, LG2 and X-1, in each case, in an amount equal to 999 times the amount allocated thereto on such Distribution Date pursuant to the preceding sentence (any such allocation in respect of each of REMIC I Regular Interest LG1 and REMIC I Regular Interest LG2 pursuant to this clause first being specifically made in reduction of the Class X-2 Share of such REMIC I Regular Interest's Uncertificated Distributable Interest for such Distribution Date); and thereafter, between REMIC I Regular Interests LG1 and LG2, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest in respect of such REMIC I Regular Interests for such Distribution Date (in each case, net of the Class X-2 Share thereof).

               "Uncertificated Notional Amount ": The aggregate notional principal amount on which REMIC I Regular Interest X-1 accrues interest from time to time which, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the Group 1 Loans.

               "Uncertificated Principal Balance ": The principal amount of any REMIC I Regular Interest (other than REMIC I Regular Interest X-1) outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each such REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each such REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(a) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(a).

               "Uninsured Cause ": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

               "United States Person ": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

               "USPAP ": The Uniform Standards of Professional Appraisal Practices.

               "Voting Rights ": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 94.0% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates,
6.0% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of the Interest Only Certificates in proportion to the respective Class Notional Amount or Effective Class Notional Amount, as the case may be, of their Certificates (but only for so long as such Interest Only Certificates remain outstanding), and all Voting Rights, if any, not otherwise allocated in the aforesaid manner shall be allocated equally by Class among the Holders of the various Classes of Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

               "Workout Fee ": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

               "Workout Fee Rate ": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

      SECTION 1.02. Certain Calculations in Respect of the Mortgage Pool .

               (a) All amounts collected in respect of any group of related Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of any Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal or Default Interest; eighth, as a recovery of Default Interest; and ninth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

               (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; and fourth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan.

               (c) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute additional servicing compensation payable to the Master Servicer and/or Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements, and such payments so made shall constitute the sole amount that will be paid to the Master Servicer and the Special Servicer with respect thereto.

               (d) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the Collection Report to be delivered thereby pursuant to Section 4.02(b).

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

               SECTION 2.01.         Conveyance of Mortgage Loans .

               (a) The Mortgage Loan Seller, concurrently with the execution and delivery hereof, and at the direction and on behalf of the Sponsor, does hereby assign to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Mortgage Loan Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule and all other assets included or to be included in REMIC I. Such assignment of the Mortgage Loans includes all interest and principal received or receivable on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date).

               It is intended that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Trustee, at the direction of the Sponsor, as provided in this Section be, and be construed as, a sale of the Mortgage Loans by the Mortgage Loan Seller, at the direction of the Sponsor, to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller or the Sponsor to the Trustee to secure a debt or other obligation of the Mortgage Loan Seller or the Sponsor. However, in the event that the Mortgage Loans are held to be property of the Mortgage Loan Seller or the Sponsor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Mortgage Loan Seller and the Sponsor to the Trustee of a security interest in all of their respective right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, the Distribution Account or the REO Account, whether in the form of cash, instruments, securities or other property, and (2) an assignment by the Sponsor to the Trustee of any security interest in any and all of the Mortgage Loan Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C) that may have been granted by the Mortgage Loan Seller to the Sponsor pursuant to the Mortgage Loan Purchase Agreement; (c) the possession by the Trustee or its agent of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a Person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform
Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Sponsor, the Mortgage Loan Seller and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. At the Sponsor's direction, the Trustee shall execute and deliver, and the Master Servicer shall (at its expense) file, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect and maintain the Trustee's security interest in or lien on the Trust Fund, including without limitation (A) continuation statements and (B) such other statements as may be occasioned by any transfer of any interest of the Trustee, the Master Servicer, the Special Servicer or the Sponsor in the Trust Fund. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

               (b) In connection with the Mortgage Loan Seller's assignment pursuant to subsection (a) above, the Mortgage Loan Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (viii),
(xi)(A) and (xii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of this
Section 2.01(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). If the Mortgage Loan Seller cannot or does not deliver, or cause to be delivered, as to any Mortgage Loan, the original of any of the documents and/or instruments referred to in clauses
(iii), (v), and (xi)(B) of the definition of "Mortgage File", because such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of this Section 2.01(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this
Section 2.01(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Mortgage Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Mortgage Loan Seller shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. None of the Trustee, any Custodian, the Sponsor, the Master Servicer or the Special Servicer shall in any way be liable for any failure by the Mortgage Loan Seller to comply with the delivery requirements of this Section 2.01(b). The Trustee, the Master Servicer and the Mortgage Loan Seller shall, subject to the other provisions of this Agreement, reasonably cooperate with the Special Servicer in performing its duties hereunder when such performance is impaired by any Document Defect in any Mortgage File.

               If any of the endorsements referred to in clause (i) of the definition of "Mortgage File", any of the assignments of Mortgage referred to in clause (iii) of the definition of "Mortgage File", or any of the assignments of Security Agreement referred to in clause (vii) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall (without being obligated to record or file such) be responsible for completing the related endorsement or assignment in the name of the Trustee (in such capacity).

               (c) The Mortgage Loan Seller shall, as to each Mortgage Loan, at its own expense, promptly (and in any event within 45 days of the Closing Date) submit or cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing. At such time as such assignments, UCC-2's and UCC-3's have been returned to the Trustee, the Trustee shall promptly forward a copy of each thereof to the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and thereafter the Mortgage Loan Seller shall, at its own expense, submit the substitute or corrected documents or cause such to be submitted for recording or filing, as appropriate.

               (d) All documents and records in the Mortgage Loan Seller's possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with all Escrow Payments and Reserve Funds in the possession of the Mortgage Loan Seller (or under its control) with respect to the Mortgage Loans, shall be delivered by the Mortgage Loan Seller (or its agent) to the Master Servicer, within 10 days of the Closing Date, and shall be retained by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

               (e) In accordance with that certain Mortgage Loan Purchase Agreement, dated as of June 27, 1996, between the Sponsor and the Mortgage Loan Seller, the Sponsor hereby directs the Mortgage Loan Seller to comply with the foregoing subsections of this Section 2.01.

                SECTION 2.02. Acceptance of REMIC I by Trustee .

               (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section 2.02, of, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee, an original or a copy of the Mortgage (with evidence of recording thereon), and an original assignment of such Mortgage executed in favor of the Trustee (in such capacity) and of all other assets included in REMIC I, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Seller in respect of the Mortgage Loans, and that it holds and will hold such other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders.

               (b) Within 60 days of the Closing Date (or, in the case of any Mortgage Loan as to which a Servicing Transfer Event has occurred during such 60-day period of which event the Trustee has notice, within the shorter of 60 days of the Closing Date and five Business Days of the Trustee's receiving such notice), the Trustee or a Custodian on its behalf shall review each of the documents delivered or caused to be delivered by the Mortgage Loan Seller with respect to each Mortgage Loan pursuant to Section 2.01(b); and, promptly following such review, the Trustee shall certify in writing to each of the Sponsor, Conti, the Master Servicer, the Special Servicer and the Mortgage Loan Seller that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i) - (iii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(b), (ii) all documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (ii),
(iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct.

               (c) The Trustee or a Custodian on its behalf shall review each of the documents relating to the Mortgage Loans received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing to each of the Sponsor, Conti, the Master Servicer, the Special Servicer and the Mortgage Loan Seller that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i), (ii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(b), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File", with evidence of recording thereon, (iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (ii), (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule", is correct.

               (d) It is herein acknowledged that, notwithstanding any other provision hereof, neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses
(iv) - (viii), (x) - (xii) and (xiv) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, executed by the appropriate person, in recordable form or appropriate for the represented purpose, executed by the appropriate Person or that they are other than what they purport to be on their face.

               (e) If, in the process of reviewing the documents delivered or caused to be delivered by the Mortgage Loan Seller pursuant to Section 2.01(b), the Trustee or any Custodian discovers that any document required to have been delivered pursuant to Section 2.01(b) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers a Document Defect in respect of any Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto. If and when notified of any error in the Mortgage Loan Schedule, the Mortgage Loan Seller shall promptly correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto. Such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule.

               SECTION 2.03. Mortgage Loan Seller's Repurchase of
           Mortgage Loans for Document Defects and Certain Breaches of
                        Representations and Warranties .

               (a) Within 120 days of the earlier of discovery or receipt of notice by the Mortgage Loan Seller of a Document Defect in respect of any Mortgage Loan or a breach of any representation or warranty set forth in Section 2.05(b), which Document Defect or breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, the Mortgage Loan Seller shall cure such Document Defect or breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Certificate Account and delivery to the Trustee of a written certification (upon which the Trustee may conclusively rely) that such deposit has been made.

               (b) Notwithstanding Section 2.03(a), within 90 days of the earlier of discovery or receipt of notice by the Mortgage Loan Seller that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, the Mortgage Loan Seller shall repurchase such Mortgage Loan at the applicable Purchase Price by deposit of such

Purchase Price into the Certificate Account and delivery to the Trustee of a written certification that such deposit has been made.

               (c) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents and funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the Mortgage Loan Seller in the same manner. The form and sufficiency of all such instruments and certificates shall be the responsibility of the Mortgage Loan Seller.

               (d) This Section 2.03 provides the sole remedies available to the Certificateholders, or to the Trustee on behalf of the Certificateholders, respecting any Document Defect or any breach of any representation or warranty set forth in Section 2.05(b), or in the event any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. If the Mortgage Loan Seller defaults on its obligations to repurchase any Mortgage Loan in accordance with Section 2.03(a) or 2.03(b) or disputes its obligation to repurchase any Mortgage Loan in accordance with either such Section, the Trustee shall promptly notify the Certificateholders and, subject to Sections 8.01 and 8.02 and its right to reimbursement pursuant to Section 8.05(b), shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. If it is judicially determined or subsequently agreed that the Mortgage Loan Seller is required to repurchase such Mortgage Loan under
Section 2.03(a) or 2.03(b), as applicable, the Mortgage Loan Seller shall reimburse the Trustee for all necessary and reasonable costs and expenses incurred in connection with such enforcement, and otherwise the Trustee's right of reimbursement shall be limited to amounts on deposit in the Distribution Account from time to time in accordance with Section 8.05(b) and to such other sources of security and indemnity as shall have been offered to the Trustee by the Certificateholders.

               SECTION 2.04. Representations and Warranties of the
                                    Sponsor .

               (a) The Sponsor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the Sponsor, and the performance and compliance with the terms of this Agreement by the Sponsor, will not violate the Sponsor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Sponsor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Sponsor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Sponsor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Sponsor to perform its obligations under this Agreement or the financial condition of the Sponsor.

               (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which would prohibit the Sponsor from entering into this Agreement or, in the Sponsor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Sponsor to perform its obligations under this Agreement or the financial condition of the Sponsor.

               (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

               SECTION 2.05. Representations and Warranties of the
                              Mortgage Loan Seller.

               (a) The Mortgage Loan Seller hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Mortgage Loan Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

              (ii) The execution and delivery of this Agreement by the Mortgage Loan Seller, and the performance and compliance with the terms of this Agreement by the Mortgage Loan Seller, will not violate the Mortgage Loan Seller's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

             (iii) The Mortgage Loan Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

             (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to
        (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and
        (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

              (v) The Mortgage Loan Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

             (vi) No litigation is pending or, to the best of the Mortgage Loan Seller's knowledge, threatened against the Mortgage Loan Seller which would prohibit the Mortgage Loan Seller from entering into this Agreement or, in the Mortgage Loan Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

              (b) With respect to each Mortgage Loan, the Mortgage Loan Seller hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, that:

               (i) Immediately prior to the transfer thereof to the Trustee, the Mortgage Loan Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to primary service such Mortgage Loan).

               (ii) The Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan.

             (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

             (iv) Such Mortgage Loan was not, as of the Cut-off Date, 30 days or more delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period.

               (v) The Mortgage for such Mortgage Loan constitutes a valid first lien upon the related Mortgaged Property, including all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such Mortgage, except for) (A) the lien of current real property taxes and assessments not yet due and payable,
        (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan (the exceptions set forth in the foregoing clauses
        (A), (B) and (C) collectively, "Permitted Encumbrances").

              (vi) The lien of the related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan).

             (vii) The Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

            (viii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

              (ix) The Mortgage Loan Seller has not received actual notice (A) that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property or (B) that there is any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

               (x) At origination and as of the Closing Date, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws relating to usury, relating to the origination of such Mortgage Loan.

              (xi) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

             (xii) The Mortgage Note and Mortgage for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (xiii) All insurance required under the Mortgage for such Mortgage Loan is in full force and effect with respect to the related Mortgaged Property.

             (xiv) Since January 1, 1994, one or more environmental site assessments (or an update of a previously conducted assessment) were performed with respect to the related Mortgaged Property, and the Mortgage Loan Seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s). Insofar as they relate to such Mortgaged Property, the statements set forth in the Prospectus Supplement in the first paragraph under the heading "Description of the Mortgage Pool--Certain Underwriting Matters--Environmental Assessments" are true and correct.

               (xv) Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool.

             (xvi) The terms of the Mortgage and the Mortgage Note for such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File.

            (xvii) There are no delinquent taxes, ground rents, water charges, sewer rents, insurance premiums, assessments, including assessments payable in future installments, or other similar outstanding charges affecting the related Mortgaged Property.

           (xviii) Except in the case of four Mortgage Loans as to which the interest of the related Mortgagor in the related Mortgaged Property is a leasehold estate, the interest of the related Mortgagor in each related Mortgaged Property consists of a fee simple estate in real property.

                        (xix) Such Mortgage Loan is a whole loan and not a participation interest.

              (xx) The assignment of the related Mortgage to the Trustee constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

             (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances thereof are in the possession, or under the control, of the Mortgage Loan Seller or its agents (which shall include the Master Servicer).

            (xxii) As of the date of origination of such Mortgage Loan and as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage.

           (xxiii) No improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent, and no improvements on adjoining properties materially encroach upon such Mortgaged Property to any material extent, and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances (except to the extent that they may constitute legal non-conforming uses).

            (xxiv) To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

             (xxv) There is no material default, breach or event of acceleration existing under the related Mortgage or Mortgage Note, and the Mortgage Loan Seller has not received actual notice of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs (iv), (xiv), (xvii), (xxi), (xxiii) and (xxxi) of this Section 2.05(b).

            (xxvi) If the Mortgage Loan is an ARM Loan, all of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the principal balance are enforceable, such adjustments will not affect the priority of the mortgage lien, and all such adjustments and all calculations made before the Cut-off Date were made correctly and in full compliance with the terms of the related Mortgage and Mortgage Note.

           (xxvii) If the Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease and by the related fee interest, such fee interest is subordinate to the related Mortgage and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

          (xxviii) The Mortgage Loan does not contain any equity participation by the lender or provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            (xxix) The Permitted Encumbrances referred to above do not materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

             (xxx) No holder of the Mortgage Loan has, to the Mortgage Loan Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

            (xxxi) To the Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of the Mortgage Loan, (A) the related Mortgagor was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated and (B) all such licenses, permits and authorizations were valid and in full force and effect.

           (xxxii) The servicing and collection practices used with respect to the Mortgage Loan have been in all material respects legal and prudent and have met customary standards utilized by prudent institutional multifamily and commercial mortgage loan servicers.

          (xxxiii) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in clause (v)) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            (xxxiv)      Such Mortgage Loan is a "qualified mortgage" within the
        meaning of Section 860G(a)(3) of the Code.

            (xxxv) If such Mortgage Loan is one of four Mortgage Loans that are secured by mortgage liens on the applicable Mortgagor's leasehold interest in the related Mortgaged Property, then either (A) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan (in three such cases) or (B) the related ground lessor has granted the holder of the Mortgage Loan the right to cure any default or breach by the lessee (the fourth such case).

               (c) It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian on its behalf and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth in subsection (a) above which materially and adversely affects the interests of the Certificateholders or any party hereto or a breach of any of the representations and warranties set forth in subsection (b) above which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

      SECTION 2.06. Representations and Warranties of the Master Servicer .

               (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Master  Servicer  has the full power and  authority  to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vii) Each officer, director, employee, consultant or advisor of the Master Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is or, within 15 days of the Closing Date, will be covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Master Servicer nor any of its officers, directors, employees,
        consultants   or
        advisors   that  is  involved  in  the   servicing  or  administration
        of the Mortgage  Loans has been refused such coverage or insurance.

               (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

               (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.07. Representations and Warranties of the Special Servicer .

               (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Special Servicer is a general partnership duly organized, validly existing and in good standing under the laws of the State of California, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Special  Servicer  has the full power and  authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of the Mortgage Loans is or, within 15 days of the Closing Date, will be covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors, employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

               (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

               (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

    SECTION 2.08. Representations and Warranties of the Trustee and the REMIC
                                 Administrator.

               (a) State Street Bank and Trust Company ("State Street"), both in its capacity as Trustee and in its capacity as REMIC Administrator, hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:
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                                       68


               (i) State Street is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

               (ii) The execution and delivery of this Agreement by State Street, and the performance and compliance with the terms of this Agreement by State Street, do not violate State Street's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) State Street has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of State Street, enforceable against State Street in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) State Street is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in State Street's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of State Street to perform its obligations under this Agreement or the financial condition of State Street.

               (vi) No litigation is pending or, to the best of State Street's knowledge, threatened against State Street which would prohibit State Street from entering into this Agreement or, in State Street's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of State Street to perform its obligations under this Agreement or the financial condition of State Street.

               (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

               (c) Any successor Trustee or REMIC Administrator shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.08(a),

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                                       69


subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "State Street" shall be deemed to mean Trustee or REMIC Administrator, as appropriate.

  SECTION 2.09. Issuance of Class R-I Certificates; Creation of REMIC I Regular
                                   Interests.

               Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Sponsor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Sponsor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

      SECTION 2.10. Conveyance of REMIC I Regular Interests; Acceptance of
                            REMIC II by the Trustee.

               The Sponsor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Sponsor in and to the REMIC I Regular Interests to the Trustee for the benefit of the REMIC II Certificateholders. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC II Certificateholders.

                SECTION 2.11. Issuance of REMIC II Certificates .

               Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Sponsor, the Trustee has executed, authenticated and delivered to or upon the order of the Sponsor, the REMIC II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II. The rights of the respective Classes of REMIC II Certificateholders to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, and all ownership interests of the respective Classes of REMIC II Certificateholders in and to such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

              SECTION 3.01. Administration of the Mortgage Loans .

               (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws and the terms of this Agreement, the Insurance Policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage
Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein.

               (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer and the Special Servicer, as the case may be, any limited powers of attorney and other documents necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

               (c) The relationship of each of the Master Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

               (d) In the event that any two or more Mortgage Loans are cross-collateralized with each other, the Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement, shall service and administer such Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated in the definition of "Specially Serviced Mortgage Loan".

               SECTION 3.02.         Collection of Mortgage Loan Payments .

               Each of the Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall, to the extent such procedures shall be consistent with this Agreement (including without limitation, the Servicing Standard), follow such collection procedures as it would follow were it the owner of such Mortgage Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Consistent with the foregoing, the Master Servicer or the Special Servicer each may waive any Default Interest or late payment charge in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

               Ninety (90) days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such date.

   SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing
                          Accounts; Reserve Accounts .

               (a) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer and Special Servicer shall each pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer or Special Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

               (b) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer or the Special Servicer, as the case may be, shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder and subject to the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

               (c) In accordance with the Servicing Standard, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, advance with respect to the related Mortgaged Property, all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

               (d) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, environmental remediation, replacements and/or capital improvements at the related Mortgaged Property if such repairs, environmental remediation, replacements and/or capital improvements have been completed, and such withdrawals are made, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts.

          SECTION 3.04. Certificate Account and Distribution Account .

               (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest (including, without limitation, Default Interest) on the Mortgage Loans and all Prepayment Premiums;

               (iii) all Insurance Proceeds and Liquidation Proceeds (net of all related Liquidation Expenses paid therefrom) received in respect of any Mortgage Loan (other than Liquidation Proceeds that are received in connection with a purchase by the Master Servicer or a Majority Certificateholder of the Controlling Class of all of the Mortgage Loans and any REO Properties in the Trust Fund and are required to be deposited in the Distribution Account pursuant to Section 9.01);

               (iv) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

               (v) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy; and

               (vi) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c).

               The foregoing requirements for deposit in the Certificate Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Section 3.11(b) and Section 3.11(d), respectively, need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, modification fees, late payment charges and other transaction fees received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced and the other accounts of the Master Servicer.

               Upon receipt of any of the amounts described in clauses (i) through (iii) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

               (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. On each Master

Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 3:00 p.m., New York City time, on any Master
Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) hereof with respect to P&I Advances.

               In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

                        (i) any amounts  required to be  deposited by the Master
               Servicer pursuant to Section 3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account;

                        (ii) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

                        (iii) any amounts required to be deposited by the Master
               Servicer pursuant to Section 3.19(f) in connection with Balloon Payment Interest Shortfalls or pursuant to Section 3.19(g) in connection with Prepayment Interest Shortfalls; and

                        (iv) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited in the Certificate Account pursuant to Section 9.01.

               The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

               (c) Funds in the Certificate Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions of
Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Trustee shall give notice to the other parties hereto of the location of the Distribution Account as of the Closing Date and of the new location of the Distribution Account prior to any change thereof.

    SECTION 3.05. Permitted Withdrawals From the Certificate Account and the
                             Distribution Account .

               (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                        (i)  to  remit  to  the   Trustee  for  deposit  in  the
               Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date;

                        (ii) to reimburse itself or the Trustee,  as applicable,
               for unreimbursed P&I Advances made thereby, the Master Servicer's and the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance being limited to amounts that represent Late Collections of interest and principal (net of related Master Servicing Fees, Workout Fees and/or Liquidation Fees payable therefrom) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

                        (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                        (iv) to pay to the  Special  Servicer  earned and unpaid
               Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

                        (v) to pay to the  Special  Servicer  earned  and unpaid
               Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the third and fourth paragraphs of Section 3.11(c);

                        (vi) to reimburse  itself,  the Special  Servicer or the
               Trustee, as applicable, for any unreimbursed Servicing Advances made thereby, the Master Servicer's, the Special Servicer's and the Trustee's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds (net of Liquidation Fees payable therefrom), Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                        (vii) to reimburse  itself,  the Special Servicer or the
               Trustee, as applicable, for any unreimbursed Advances made thereby that have been or are determined to be Nonrecoverable Advances;

                              (viii) to pay itself,  the Special Servicer or the
               Trustee, as applicable, any Advance Interest due and owing thereto, the Master Servicer's, the Special Servicer's and the Trustee's respective rights to payment pursuant to this clause
               (viii) being limited to Default Interest collected in respect of the Mortgage Loan or REO Loan as to which the related Advances were made;

                        (ix) at or following such time as it reimburses  itself,
               the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or Section 3.03, and insofar as payment has not already been made pursuant to clause (viii) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any related Advance Interest accrued and payable thereon;

                        (x) to pay itself, as additional servicing  compensation
               in accordance with Sections 3.06(b) and 3.11(b), any Net Investment Earnings in respect of amounts held in the Certificate Account for any Collection Period;

                        (xi) to pay itself, as additional servicing compensation
               in accordance with Section 3.11(b), any Prepayment Interest Excesses, Balloon Payment Interest Excesses and, to the extent allocable to the period (not to exceed 60 days) when the related Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO Property, any Net Default Interest collected on the Mortgage Loans;

                        (xii) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), any Net Default Interest collected on the Mortgage Loans and not otherwise payable as additional servicing compensation to the Master Servicer;

                        (xiii)to reimburse itself, the Special Servicer, the REMIC Administrator, the Sponsor, or any of their respective directors, officers, employees and agents any amounts reimbursable to any such Person pursuant to Section 6.03, or to pay directly to any third party any amount which if paid by any such Person will be reimbursable thereto pursuant to Section 6.03;

                        (xiv) to pay for (A) the reasonable  costs of the advice
               of counsel contemplated by Section 3.17(a), (B) the reasonable costs of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.16(a) and 11.02(a), (C) the reasonable costs of obtaining any REO Extension sought by the Special Servicer as contemplated by Section 3.16(a), and (D) the cost of recording this Agreement in accordance with Section 11.02(a);

                        (xv) to pay itself,  the Special Servicer,  the Majority
               Certificateholder of the Controlling Class or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase; and

                        (xvi) to clear and terminate the Certificate  Account at
               the termination of this Agreement pursuant to Section 9.01.

               The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses
(ii) through (xv) above.

               The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

               (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes:

                        (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

                        (ii) to pay  itself or any of its  directors,  officers,
               employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

                        (iii) to pay the Master Servicer, as additional servicing compensation in accordance with Sections 3.06(b) and 3.11(b), any Net Investment Earnings in respect of amounts held in the Distribution Account for any Collection Period;

                        (iv) to pay for the reasonable  costs of the Opinions of
               Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                        (v) to (A)  pay any and all  federal,  state  and  local
               taxes imposed on REMIC I or REMIC II or on the assets or transactions of either such REMIC, together with all incidental
               costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of it, the Master Servicer, the Special Servicer or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust Fund pursuant to
               Section 10.01(d) and/or Section 10.01(g); and

                        (vi) to clear and terminate the Distribution  Account at
               the termination of this Agreement pursuant to Section 9.01.

                    SECTION 3.06. Investment of Funds in the
                      Certificate Account, the Distribution
                          Account and the REO Account .

               (a) The Master Servicer may direct any depository institution maintaining the Certificate Account and (through the Trustee) any depository institution maintaining the Distribution Account, and the Special Servicer may direct any depository institution maintaining the REO Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. The Trustee shall maintain possession of each such Permitted Investment of amounts in the Distribution Account or, if possession is not possible, shall maintain ownership in the name of the Trustee. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a person designated by the Trustee for purposes of
Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account), the Trustee (in the case of the Distribution Account) or the Special Servicer (in the case of the REO Account) shall:

                        (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                        (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

               (b) Whether or not the Master Servicer directs the investment of funds in either of the Certificate Account or the Distribution Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a) or withdrawal by the Trustee at its direction in accordance with Section 3.05(b), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account and the Distribution Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except to the extent that it is the obligor on any such Permitted Investment.

               (c) Except as otherwise expressly provided in this Agreement,  if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

               (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

           SECTION 3.07. Maintenance of Insurance Policies; Errors and
                       Omissions and Fidelity Coverage .

               (a) Each of the Master  Servicer and the Special  Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, cause to be maintained for each such Mortgage Loan all insurance coverage as is required under the related Mortgage (subject to applicable law); provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Special Servicer or the Master Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard. The Special Servicer shall also cause to be maintained for each REO Property, in each case with an insurer having a claims-paying rating at the time such policy is purchased of "A" or better from Standard & Poor's and, if rated thereby, "AA" or better from Fitch (or, if not rated by Fitch, "A" or better from Standard & Poor's and "A:IX" or better from A.M. Best), no less insurance coverage than was previously required of the Mortgagor under the related Mortgage and, if the related Mortgage did not so require, hazard insurance, public liability insurance and business interruption or rent loss insurance in such amounts as are consistent with the Servicing Standard, and the Special Servicer shall be reimbursed for the premium costs thereof as a Servicing Advance pursuant to and to the extent permitted under Section 3.05(a). All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of the Mortgaged Properties) or the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee, shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer, as applicable, in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

               (b) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgaged Properties and/or REO Properties it is required to service and administer hereunder, then, to the extent such policy (i) is obtained from a Qualified Insurer having a claims-paying rating, at the time such policy is purchased, of "A" or better from Standard & Poor's and, if rated thereby, "AA" or better from Fitch (or, if not rated by Fitch, "A" by Standard & Poor's and "A:IX" or better from A.M. Best), and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties, and the premium costs thereof shall be, if and to the extent they are specifically attributable to a specific Mortgaged Property during any period that the related Mortgagor has failed to maintain the hazard insurance required under the related Mortgage Loan in respect of such Mortgaged Property, a Servicing Advance reimbursable pursuant to and to the extent permitted under Section 3.05(a); provided that, to the extent that such premium costs are attributable to properties other than Mortgaged Properties and/or REO Properties or are attributable to Mortgaged Properties as to which the hazard insurance required under the related Mortgage Loan is being maintained, they shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Certificate
Account from its own funds the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Master Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

               (c) The Master Servicer shall at all times during the term of this Agreement keep in force with recognized insurers having a claims-paying rating of "A" or better from Standard & Poor's and, if rated thereby, "AA" or better from Fitch (or, if not rated by Fitch, "A" by Standard & Poor's and "A:IX" or better from A.M. Best), a fidelity bond in such form and amount as would permit it to be a qualified FNMA or FHLMC seller-servicer of multifamily mortgage loans. The Master Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

               In addition, the Master Servicer shall at all times during the term of this Agreement keep in force with recognized insurers having a claims-paying rating of "A" or better from Standard & Poor's and, if rated thereby, "AA" or better from Fitch (or, if not rated by Fitch, "A" by Standard & Poor's and "A:IX" or better from A.M. Best), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its obligation to service the Mortgage Loans hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA or FHLMC seller-servicer of multifamily mortgage loans. Any such errors and omissions policy, if required, shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

               The Special Servicer shall at all times during the term of this Agreement maintain, with recognized insurers having a claims-paying rating of "A" or better from Standard & Poor's and, if rated thereby, "AA" or better from Fitch (or, if not rated by Fitch, "A" or better from Standard & Poor's and "A:IX" or better from A.M. Best), at its own expense, a blanket fidelity insurance and an errors and omissions insurance policy, with broad coverage, covering all (i) officers, (ii) employees or (iii) other persons performing as employees on a contract basis, in each case acting in any capacity permitting such persons to handle funds, money, documents and papers relating to the Mortgage Loans and REO Properties. Such fidelity insurance and errors and omissions insurance shall protect and insure against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall name the Trustee as loss payee. No provision of this section requiring such fidelity insurance and errors and omissions insurance (nor the provision of such insurance) shall diminish or relieve the Special Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such insurance policy during the term of this Agreement shall be at least equal to $2,500,000 (fidelity insurance) and $1,000,000 (errors and omissions insurance), which is the amount currently being carried by the Special Servicer. Upon request of the Sponsor, the Trustee or a Rating Agency, the Special Servicer shall cause to be delivered to such party a certified true copy of such fidelity insurance and errors and omissions insurance policy and a statement from the surety and the insurer that such insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Trustee. The Special Servicer shall maintain such other fidelity insurance and errors and omissions insurance, in such amounts and with such insurers, as the Rating Agencies may require from time to time during the term of this Agreement.

               (d) All insurance  coverage  required to be maintained under this
Section 3.07 shall be obtained from Qualified Insurers.

               (e) Notwithstanding anything to the contrary above, the Special Servicer may maintain (i) an errors and omissions insurance policy pursuant to
Section 3.07(d) with Reliance Insurance Co. which currently has a claims-paying rating of "A" from Standard & Poor's and "A-:XI" from A.M. Best and (ii) a fidelity insurance policy pursuant to Section 3.07(d) with CNA Insurance which currently has a claims-paying rating of "A+" from Standard & Poor's and "A-:XIV" from A.M. Best. If either such insurer's claims-paying rating from Standard & Poor's falls below "A", or its claims-paying rating from A.M. Best falls below the aforementioned rating therefrom, the Special Servicer will replace such policy with a policy from an insurer meeting the standards described in 3.07(d).

    SECTION 3.08. Enforcement of Due-On-Sale Clauses; Assumption Agreements;
                             Subordinate Financing .

               (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

               (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard, but subject to Section 3.20(a)(iii). In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, if consistent with the Servicing Standard, may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee will not be a significant modification of the Mortgage Loan for purposes of the REMIC Provisions). The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

               (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, but subject to
Section 3.20(a)(iii); provided that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates.

               (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

               (d) Except as otherwise permitted by Section 3.20, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

               SECTION 3.09.         Realization Upon Defaulted Mortgage Loans .

               (a) The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof, if the Special Servicer determines, consistent with the Servicing Standard, that such action would be in the best economic interest of the Trust Fund. The Special Servicer shall advance all costs and expenses incurred by it in any such proceedings, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a), and further subject to its being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make an offer on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such offers to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of making an offer at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal completed with respect to such property (the cost of which Appraisal shall constitute a Servicing Advance).

               (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the reasonable cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property by the Trust Fund will not cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to Section 3.17, cause the imposition of a tax on the Trust Fund under the REMIC Provisions.

               (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property performed by an Independent Person who regularly conducts Phase I Environmental Assessments and such additional environmental testing, that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and/or regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property.

               The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).

               (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property, but including the sale of the affected Mortgage Loan) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Trustee in writing of its intention to so release all or a portion of such Mortgaged Property, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within 30 days of the Trustee's distributing such notice.

               (e) The Special Servicer shall provide written reports to the Trustee and the Master Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection
(c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied or that any remedial, corrective or other further action contemplated by either such clause is required, in each case until the earliest to occur of (i) satisfaction of both such conditions and completion of all such remedial, corrective or other further action, (ii) repurchase of the related Mortgage Loan by the Mortgage Loan Seller and (iii) release of the lien of the related Mortgage on such Mortgaged Property. The Master Servicer shall forward copies of all such reports to the Certificateholders and the Rating Agencies promptly following the receipt thereof.

               (f) The Special Servicer shall file the information returns with respect to the receipt of any mortgage interest received in a trade or business, the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

               (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action. The Special Servicer shall advance the costs incurred in any such deficiency action, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a).

               (h) The Special Servicer shall maintain accurate records, certified by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the tenth Business Day following such Final Recovery Determination.

         SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files .

               (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, shall immediately notify the Trustee and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer of the Master Servicer or Special Servicer, as applicable. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

               (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related
Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

               (c) The Trustee, if requested, shall promptly execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents furnished by the Special Servicer and certified by it as being necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or for any other purpose necessary or advisable in the reasonable, good faith judgment of the Special Servicer; provided, however, that the Special Servicer shall be responsible for the preparation of all such documents and pleadings; and when submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

           SECTION 3.11. Servicing Compensation; Interest on Servicing
       Advances; Payment of Certain Expenses; Obligations of the Trustee
                     regarding Back-up Servicing Advances .

               (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the applicable Master Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of Insurance Proceeds or Liquidation Proceeds, to the extent permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. The Master Servicer shall, monthly, pay the Special Servicer its Standby Fee out of the Master Servicer's Master Servicing Fee.

               (b) Additional servicing compensation in the form of late payment charges, assumption fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) any Prepayment Interest Excesses, Balloon Payment Interest Excesses and, to the extent allocable to the period (not to exceed 60 days) when the related Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO Property, any Net Default Interest collected on the Mortgage Loans; (ii) interest or other income earned on deposits in the Certificate Account and the Distribution Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such Investment Account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

               (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

               As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Standby Fee with respect to each Mortgage Loan and each REO Loan. As to each Mortgage Loan and each REO Loan, the Standby Fee shall accrue from time to time at the Standby Fee Rate on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. Standby Fees shall be payable monthly by the Master Servicer out of its Master Servicing Fees with respect to each Mortgage Loan and each REO Loan.

               As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, unless the basis on which such loan became a Corrected Mortgage Loan was the remediation of a circumstance or condition relating to the Mortgage Loan Seller's obligation to repurchase such Mortgage Loan pursuant to Section 2.03, in which case, if such Mortgage Loan is repurchased within the 120-day period described in Section 2.03(a), no Workout Fee would be payable from or based upon the receipt of, any Purchase Price paid by the Mortgage Loan Seller in satisfaction of such repurchase obligation. As to each Corrected Mortgage Loan, subject to the exception provided for in the preceding sentence, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with clause
(ii) of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

               As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff from the related Mortgagor or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Special Servicer pursuant to
Section 3.18, by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 3.18 or Section 9.01 or by the Mortgage Loan Seller pursuant to Section 2.03 within 120 days of its discovery or notice of the breach or Document Defect that gave rise to the repurchase obligation, and other than in connection with the condemnation or other governmental taking of a Mortgaged Property or REO Property). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or such Liquidation Proceeds. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph or in connection with a condemnation or other governmental taking of a Mortgaged Property or REO Property; provided, however, that if any such Liquidation Proceeds are received (other than in connection with a condemnation or other governmental taking of a Mortgaged Property or REO Property) with respect to any Corrected Mortgaged Loan, and the Special Servicer is properly entitled to a Workout Fee therefrom, such Workout Fee will be payable based on and from the portion of such Liquidation Proceeds that constitute principal and/or interest).

               Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

               The Special Servicer's right to receive the Special Servicing Fee, the Standby Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

               (d) Additional servicing compensation in the form of late payment charges, assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans shall be promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). Additional servicing compensation in the form of late payment charges, Net Default Interest, assumption fees and modification fees that the Master Servicer is entitled to and that are collected by the Special Servicer, shall be paid promptly to the Master Servicer by the Special Servicer. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period);
(ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained thereby; and (iii) to the extent not required to be paid to the Master Servicer as additional servicing compensation pursuant to Section 3.11(b), any Net Default Interest collected on the Mortgage Loans. The Special Servicer shall be required to pay out of its own funds all overhead, general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

               (e) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure, as applicable, to the Master Servicer and the Special Servicer. If such Advance is not made by the Master Servicer or the Special Servicer within three days after such notice then (subject to Section 3.11(g) below), the Trustee shall make such Advance. Any failure by the Master Servicer or the Special Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer or the Special Servicer, as the case may be, subject to and as provided in Section 7.01(a)(iv).

               (f) As and to the extent permitted by Section 3.05(a), the Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby for so long as such Servicing Advance is outstanding. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate, for any Servicing Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account.

               (g) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance (including, without limitation, an Emergency Advance) that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. In addition, Nonrecoverable Servicing Advances shall be reimbursable pursuant to Section 3.05(a)(vii) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer, the Special Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby) and the Sponsor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineers' reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

         SECTION 3.12. Inspections; Collection of Financial Statements .

               (a) The Master Servicer shall inspect or cause the inspection of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then current balance greater than $5,000,000, at least once every year), provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year, commencing in 1997, by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, in accordance with the second succeeding sentence, by the Special Servicer. The Master Servicer shall be responsible for such inspections only in respect of (i) Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) Corrected Mortgage Loans. The Special Servicer, subject to statutory limitations or limitations set forth in the related Mortgage Loan documents, shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the servicing of any Mortgage Loan is transferred thereto pursuant to Section 3.21(a). The Master Servicer and the Special Servicer shall each prepare or cause to be prepared a written report of each such inspection performed or caused to be performed thereby detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (ii) any abandonment of the Mortgaged Property, (iii) any change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (iv) any waste on or deferred maintenance in respect of the
Mortgaged Property that is evident from such inspection or (v) any capital improvements made that are evident from such inspection. The Master Servicer and Special Servicer shall each deliver to the Trustee and each other a copy of each such written report prepared or caused to be prepared by it within 45 days of such report's preparation. The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners, in accordance with Section 8.12(b), all such copies so delivered to it. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(a), the Trustee shall have no obligation to confirm that inspections of the Mortgaged Properties are being performed in accordance with this Section 3.12(a).

               (b) The Special Servicer, in the case of the Specially Serviced Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall make reasonable efforts to collect promptly from each Mortgagor annual and quarterly operating statements and rent rolls of the related Mortgaged Property, and financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. The Special Servicer, in the case of the Specially Serviced Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall promptly: (i) review all such items as may be collected; (ii) prepare written reports based on such reviews identifying the revenues, expenses, Net Operating Income and Debt Service Coverage Ratios for the related Mortgage Loans and any extraordinary increases or decreases in expenses or revenues associated with the related Mortgaged Properties; and (iii) deliver copies of the collected items, and of the written reports prepared in respect thereof, to the Trustee, the Rating Agencies and each other, in each case within 45 days of its receipt or preparation, as applicable. The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners, in accordance with Section 8.12(b), all such copies so delivered to it. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(b), the Trustee shall have no obligation to confirm that the Master Servicer or the Special Servicer has or is attempting to collect any of the items described above in this Section 3.12(b).

               SECTION 3.13.         Annual Statement as to Compliance .

               Each of the Master Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Sponsor, on or before March 15 of each year, beginning March 15, 1997, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year, and of its performance under this Agreement during such calendar year, has been made under the signing officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has in all material respects fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of any portion of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

               SECTION 3.14.         Reports by Independent Public Accountants .

               On or before April 15 of each year, beginning April 15, 1997 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), the Master Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and to the Sponsor to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. If the Sponsor notifies the Trustee and the Master Servicer on or before March 1 of any year that such statement is required to be filed with the Commission as part of the Form 10-K for the Trust Fund covering the prior calendar year, the Master Servicer shall deliver such statement by March 15 of such year.

               The Special Servicer will deliver an annual accountants' report only if, and in such form as may be, requested by the Rating Agencies.

               The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Sponsor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Sponsor in connection with the Commission's issuance of a no-action letter relating to the Sponsor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act.

               SECTION 3.15.         Access to Certain Information .

               Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the other such party, the Sponsor, the Trustee and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

               SECTION 3.16.         Title to REO Property; REO Account .

               (a) If  title  to any  REO  Property  is  acquired,  the  deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders. The Special Servicer shall sell any REO Property within two years after ownership of such REO Property is acquired for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the holding by the Trust Fund of such REO Property subsequent to the second anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such period longer than two years as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any reasonable expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a). Any REO Extension shall be requested by the Special Servicer more than 60 days before the day on which the two-year grace period would otherwise expire.

                (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain, in each case at a depository institution designated by the Master Servicer, one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and need consist of no more than one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

               (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within two Business Days following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

               (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

               SECTION 3.17.         Management of REO Property .

               (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged

Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                        (i) None of the  income  from  Directly  Operating  such
               Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                        (ii) Directly  Operating such  Mortgaged  Property as an
               REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                        (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or
               (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

               The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based in either case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC Administrator may consult with counsel knowledgeable in such matters at (to the extent reasonable) the expense of the Trust Fund in connection with determinations required under this Section 3.17(a). Neither the Special Servicer nor the REMIC Administrator shall be liable to the Certificateholders, the Trust Fund, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust Fund, Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18.

               (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by either REMIC I or REMIC II of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event in respect of any such REMIC. Except as provided in Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes REMIC I to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust Fund may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage
Loan) shall not cause or allow REMIC I to receive any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

                        (i) all insurance premiums due and payable in respect of such REO Property;

                        (ii) all real estate taxes and assessments in respect of
               such REO Property that may result in the imposition of a lien thereon;

                        (iii) any ground rents in respect of such REO Property;
               and

                        (iv) all  costs  and  expenses  necessary  to  maintain,
               lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) the Special Servicer would not make such advances if the Special Servicer owned such REO Property or the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

               (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                        (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                        (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                        (iii) any such  contract  shall be  consistent  with the
               provisions of Treasury Regulation ss.1.856-4(b)(5) and, to the extent consistent therewith, shall be administered to require, that the Independent Contractor, in a timely manner, (A) to the extent of available revenue from the REO Property, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                        (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property;

                        (v) the Special Servicer shall be obligated with respect
               thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property; and

                        (vi) the appointment of such Independent Contractor will
               not result in a qualification, downgrading or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency (as evidenced in writing or otherwise by such Rating Agency).

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

               SECTION 3.18.         Sale of Mortgage Loans and REO Properties .

               (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01.

               (b) If the Special Servicer has determined, in its good faith and reasonable judgment, that any Defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee shall, within 10 days after receipt of such notice, notify all the Certificateholders of the Controlling Class. The Majority Certificateholder of the Controlling Class may at its option purchase from the Trust Fund, at a price equal to the applicable Purchase Price, any such Defaulted Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Certificateholder(s) effecting such purchase (or any designee thereof) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or any designee thereof).

               (c) If the Majority Certificateholder of the Controlling Class has not purchased any Defaulted Mortgage Loan within 15 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Special Servicer or, subject to the Special Servicer's prior rights in such regard, the Master Servicer may at its option purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

               (d) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title, loan status, condition and similar customary matters, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Special Servicer shall accept the highest cash offer received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any offer determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09 and, otherwise, in accordance with the Servicing Standard.

               The Special Servicer shall use its best efforts to solicit offers for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple offers are received contemporaneously, highest) cash offer received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless of from whom received.

               The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit an offer to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

               (e) Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
Section 3.18(d), shall be determined by the Special Servicer or, if such cash offer is from an Interested Person, by the Trustee. In determining whether any offer received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12-month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser, retained by the Special Servicer. Such appraiser shall be selected by the Special Servicer if the Special Servicer is not making an offer with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Master Servicer if the Special Servicer is making such an offer. The cost of any such narrative appraisal shall constitute a Servicing Advance. When any Interested Person is among those making an offer with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all offers be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offered amount. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). Notwithstanding the other provisions of this Section 3.18, no cash offer from any Interested Person or any Affiliate thereof in an amount less than the related Purchase Price shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such offer is the highest cash offer received and at least two additional offers (not including the offer of the Interested Person or any Affiliate) have been received from Independent third parties. The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.

               (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

               (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

               (h)  Notwithstanding  any of the  foregoing  paragraphs  of  this
Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

                   SECTION 3.19. Additional Obligations of the
                   Master Servicer and the Special Servicer .

               (a) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files. Copies of all or any portion of any Servicing File are to be available from the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service. The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

               In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

               (b) In connection with each ARM Loan (and, if and to the extent applicable, any successor REO Loan), the Master Servicer shall calculate all post-Cut-off Date adjustments in the Mortgage Rate and the Monthly Payment therefor and shall notify the Mortgagor of such adjustments, all in accordance with the Mortgage Note and applicable law. In the event the Index for any ARM Loan (or successor REO Loan) is not published or is otherwise unavailable, the Master Servicer shall select a comparable alternative index with respect to such Mortgage Loan (or successor REO Loan) over which it has no direct control, which is readily verifiable and which is acceptable under the terms of the related Mortgage Note. In connection with satisfying its obligations under this
Section 3.19(b) with respect to the Group 1 Loans identified on the Mortgage Loan Schedule by loan numbers 1, 2, 4, 5 and/or 6 the Master Servicer shall calculate on each LIBOR Determination Date and promptly report to the Trustee the value of Six-Month LIBOR (Formula 1).

               (c) Upon the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan,
(iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan and (iv) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan and any related REO Loan, a "Required Appraisal Loan"), the Master Servicer or Special Servicer, as applicable, shall request and, within 30 days of the occurrence of such event (or such longer period as the Master Servicer or the Special Servicer, as applicable, is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such) obtain an Appraisal of the related Mortgaged Property; unless an Appraisal thereof had previously been obtained within the prior twelve months. The cost of such Appraisal shall be a Servicing Advance.

               With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which will be a Servicing Advance). Based upon such Appraisal, the Special Servicer shall redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such loan.

               (d) The Master Servicer and the Special Servicer shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property.
               (e) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, to reimburse the Special Servicer for any Servicing Advances made by but not previously reimbursed to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(e), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

               Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interests of any Certificateholder; provided, however, that the Special Servicer shall have an obligation to make any Emergency Advance. The Master Servicer shall have the obligation to make any such Servicing Advance (other than an Emergency Advance) that it is requested by the Special Servicer to make within ten days of the Master Servicer's receipt of such request. The Special Servicer shall be relieved of any obligations with respect to an Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Advance) other than an Emergency Advance. The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

               Notwithstanding the foregoing provisions of this Section 3.19(e), the Master Servicer shall not be required to make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special
Servicer is directing the Master Servicer to make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

               (f) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the aggregate of all Balloon Payment Interest Shortfalls incurred in connection with Balloon Payments received in respect of the Mortgage Pool during the most recently ended Collection Period.

               (g) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) that portion of its Master Servicing Fees that is, in the case of each Mortgage Loan and REO Loan, calculated at

0.04% per annum, together with the total amount of other master servicing compensation, in any event received by the Master Servicer during such Collection Period.

         SECTION 3.20. Modifications, Waivers, Amendments and Consents .

               (a) The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder, without the consent of the Trustee or, except as contemplated by clause (ii) below, any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

               (i)  other  than as  provided  in  Sections  3.02 and 3.08 and in subsection (c) below, the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan it is required to service and administer hereunder that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; the Special Servicer may, however, agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), than would liquidation;

               (ii) if any Person has been selected and is serving as Extension Adviser, the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan for more than 36 months beyond its Stated Maturity Date unless such Extension Adviser has approved or is deemed to have approved such extension pursuant to Section 3.26;

               (iii) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would (A) cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code or, except as contemplated by Section 3.17(a), result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day of either such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a) (3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

               (iv) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as the case may be, shall have first determined in accordance with the Servicing Standard, based upon a Phase I Environmental Assessment (and such additional environmental testing as the Master Servicer or Special Servicer, as the case may be, deems necessary and appropriate) prepared by an Independent Person who regularly conducts Phase I Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

               (v) neither the Master Servicer nor the Special Servicer shall release or substitute any collateral securing an outstanding Mortgage Loan except as provided in Section 3.09(d) and except in the case of a release where (A) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, (B) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released, (C) the remaining
        Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (D) such release and/or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above shall not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date or that is solely within the control of the related Mortgagor, and (y) notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

               (b) The Special  Servicer  shall have no  liability  to the Trust
Fund, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and the Special Servicer was not negligent in ascertaining the pertinent facts.

               (c) Any  payment  of  interest,  which is  deferred  pursuant  to
Section 3.20(a), shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

               (d) The Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable and customary fee (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

               (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section
3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party, the Extension Adviser and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (i) of Section 3.20(a).

               SECTION 3.21. Transfer of Servicing Between Master
                Servicer and Special Servicer; Record Keeping .

               (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the

Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event.

               Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

               Notwithstanding   other  provisions  in  this  Agreement  to  the
contrary, the Master Servicer shall remain responsible for the billing and collection, accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Special Servicer shall establish procedures for the Master Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

               (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

               (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

                SECTION 3.22.        Sub-Servicing Agreements .

               (a) The Master Servicer and, with the consent of the Sponsor (which is hereby deemed given as to any Sub-Servicing Agreement between the Master Servicer and the Special Servicer for the provision of conventional master servicing functions as to the Specially Serviced Mortgage Loans and REO Properties), the Special Servicer, may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement:
(i) is not inconsistent with this Agreement; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or terminate such rights and obligations; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; and
(iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) and/or Section 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the Special Servicer, the Trustee and the Sponsor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

               (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service, are situated, if and to the extent required by applicable law, and (ii) shall be an approved conventional seller/servicer of multifamily mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

               (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Servicing Agreement, the Master Servicer and the Special Servicer each shall have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

               (d) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing
Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

               (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

                SECTION 3.23. Designation of Special Servicer by
              Majority Certificateholders of the Controlling Class.

               The Certificateholders entitled to a majority of the Voting Rights allocated to the Controlling Class, may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holders shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to the approval of the Trustee, which approval shall not be unreasonably withheld. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the Trustee approves the designated Person (based upon the servicing qualifications and financial condition of such designated Person) as a replacement Special Servicer, which approval shall not be unreasonably withheld, the designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from the Rating Agencies stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings of the respective Classes of the Certificates would be qualified, downgraded or withdrawn; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or the Holders that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23 and all other applicable provisions of this Agreement, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter received on the Corrected Mortgage Loans (but only if and to the extent permitted by Section 3.11(c)), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

               SECTION 3.24.         Extension Adviser; Elections .

               (a) The Holder or Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates with Certificate Principal Balances (exclusive, if applicable, of the Controlling Class and any Class of Registered Certificates subordinate to the Controlling Class) shall be entitled to elect an extension adviser having the rights and powers specified in Section 3.26(a) (the "Extension Adviser") and/or to replace an existing Extension Adviser, all as provided in this Section 3.24. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from the Holder or Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates with Certificate Principal Balances (exclusive, if applicable, of the Controlling Class and any Class of Registered Certificates subordinate to the Controlling Class) or (ii) the resignation or removal of the Person acting as Extension Adviser, an election of an Extension Adviser shall be held commencing as soon as practicable thereafter. The Extension Adviser shall be elected for the purpose of approving the actions of the Special Servicer specified herein in respect of extending the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of its Stated Maturity Date.

               (b) After any such receipt, resignation or removal contemplated by Section 3.24(a), the Trustee shall call a meeting of the Holders of all Registered Certificates with Certificate Principal Balances (exclusive of the Controlling Class, if applicable, and any Class of Registered Certificates subordinate to the Controlling Class). Notice of the meeting of such Holders shall be mailed or delivered to each such Holder not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Holders of the Certificates representing a majority of the Voting Rights allocated to the applicable Class or Classes, present themselves or represented by proxy, shall constitute a quorum for the nomination of an Extension Adviser, as the case may be. At the meeting, each such Holder shall be entitled to nominate one Person to act as Extension Adviser.

The Trustee shall cause the election of the Extension Adviser to be held as soon thereafter as convenient and in such manner as the Trustee shall reasonably determine.

               (c) Each Holder of Registered Certificates of the Classes described above shall be entitled to vote in each election of the Extension Adviser. Immediately upon receipt by the Trustee of written votes (which have not been rescinded) from the Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates with Certificate Principal Balances (exclusive of the Controlling Class, if applicable, and any Class of Registered Certificates subordinate to the Controlling Class) which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Extension Adviser. Prior to the initial election of an Extension Adviser, the Master Servicer shall act as the Extension Adviser. Notwithstanding anything to the contrary herein, the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain approval from an Extension Adviser prior to acting, and provisions of this Agreement relating thereto or requiring such shall be of no effect, in any event during any such period that there is no Extension Adviser.

               (d) The Extension Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of the Holders of Certificates representing more than 50% by Certificate Principal Balance of all the Registered Certificates with Certificate Principal Balances (exclusive of the Controlling Class, if applicable, and any Class of Registered Certificates subordinate to the Controlling Class).

               (e) The Trustee shall act as judge of each election of an Extension Adviser and, absent manifest error, the determination of the results of any such election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 3.24, the Trustee may make such reasonable regulations as it may deem advisable for any such election.

          SECTION 3.25. Limitation on Liability of Extension Adviser .

               The Extension Adviser may act solely as a representative of the interests of the Certificateholders entitled to vote in the election thereof. The Extension Adviser shall not have any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Extension Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and agrees to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

               SECTION 3.26.         Duties of Extension Adviser .

               If there is an Extension Adviser, the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of its Stated Maturity

Date, unless: (i) the Special Servicer has notified the Extension Adviser of its intention to take such action and has supplied the Extension Adviser with such information as the Extension Adviser may reasonably request to allow the Extension Adviser to make an informed decision; and (ii) the Extension Adviser has not objected to such extension in writing within ten days of receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if such written objection to such extension has not been received by the Special Servicer within such ten-day period, then the Extension Adviser's approval will be deemed to have been given). In addition, the Extension Adviser shall be entitled to confirm to its reasonable satisfaction that all conditions precedent to the granting of any such extension set forth in this Agreement have been satisfied.

    SECTION 3.27. Special Servicer to Cooperate with the Extension Adviser .

               (a) The Special  Servicer  shall,  with  respect to any  proposed extension of the maturity of any Specially Serviced Mortgage Loan beyond the third anniversary of its Stated Maturity Date, prepare and deliver to the Extension Adviser a summary of such proposed action and an analysis of whether such action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Mortgage Loan. Such analysis shall specify the basis on which the Special Servicer has made such determination, including the status of any existing material default or the grounds for concluding that a payment default is reasonably foreseeable.

               (b) All correspondence and communications with or from the Extension Adviser may be conducted with or from the officers or employees of the Extension Adviser whose names appear on a list of officers or employees furnished to the Special Servicer by the Extension Adviser, as such list may from time to time be amended.
               (c) Any and all reports provided by the Special Servicer to the Extension Adviser shall also be delivered to the Trustee.

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

               SECTION 4.01.         Distributions.

        (a) On each Distribution Date, the Trustee shall be deemed to apply 0.1% of the Available Distribution Amount (such 0.1% thereof, the "Sub-Available Distribution Amount") for such date for the following purposes and in the following order of priority:

               (i) to pay interest to REMIC II in respect of REMIC I Regular Interests A-1, A-2A, A-2B, LG1, LG2 and X-1, up to an amount equal to, and pro rata in accordance with, (A) in the case of each of REMIC I Regular Interest A-1, REMIC I Regular Interest A-2A and REMIC I Regular Interest A-2B, the amount of Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date, (B) in the case of each of REMIC I Regular Interest LG1 and REMIC I Regular Interest LG2, 0.1% of the amount of the Class X-2 Share of the Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date, and (C) in the case of REMIC I Regular Interest X-1, 0.1% of the amount of the Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date;

               (ii) to pay principal to REMIC II: (A) first in respect of REMIC I Regular Interest A-1, second in respect of REMIC I Regular Interest A-2A, and third in respect of REMIC I Regular Interest A-2B, in each case, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest and (2) the remaining portion of an amount equal to 0.1% of the Principal Distribution Amount with respect to Loan Group 1 for such Distribution Date; and (B) first in respect of REMIC I Regular Interest A-2A, second in respect of REMIC I Regular Interest A-2B, and third in respect of REMIC I Regular Interest A-1, in each case, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest and (2) the remaining portion of an amount equal to 0.1% of the Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date; provided that, if the remaining portion of the Sub-Available Distribution Amount for such Distribution Date that is distributable pursuant to this clause (ii), is less than 0.1% of the Aggregate Principal Distribution Amount for such date, payments pursuant to this clause (ii) in respect of the Principal Distribution Amounts with respect to the two Loan Groups shall be deemed made on a pro rata basis in accordance with the relative sizes of such Principal Distribution Amounts;

               (iii) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC I Regular Interest A-1, REMIC I Regular Interest A-2A and REMIC I Regular Interest A-2B, up to an amount equal to, and pro rata as among such REMIC I Regular Interests in accordance with, the respective Loss Reimbursement Amounts in respect of such REMIC I Regular Interests for such Distribution Date; and

               (iv) to make payments to REMIC II in respect of REMIC I Regular Interests B, C, D, E, F, G, H, J and K as contemplated below;

provided that, on each Distribution Date after the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interests B, C, D, E, F, G, H, J and K has been reduced to zero, and in any event on the Final Distribution Date, the payments of principal to be deemed made pursuant to clause (ii) above, will be so deemed made to REMIC II in respect of REMIC I Regular Interests A-1, A-2A and A-2B, up to an amount equal to, and pro rata as among such REMIC I Regular Interests in accordance with, the respective then Uncertificated Principal Balances of such REMIC I Regular Interests, and without regard to the Principal Distribution Amounts with respect to the two Loan Groups for such date.

        On each Distribution Date, following the foregoing series of deemed payments, the Trustee shall be deemed to apply the remaining portion, if any, of the Sub-Available Distribution Amount for such date that was deemed applied to such payments, for the following purposes and in the following order of priority:

               (i) to pay interest to REMIC II in respect of REMIC I Regular Interest B, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date;

               (ii) to pay principal to REMIC II in respect of REMIC I Regular Interest B, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest and
        (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Date (net of any payments of principal deemed made to REMIC II in respect of REMIC I Regular Interests A-1, A-2A and A-2B on such Distribution Date);

               (iii) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC I Regular Interest B, up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC I Regular Interest for such Distribution Date;

               (iv) to pay interest to REMIC II in respect of REMIC I Regular Interest C, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date;

               (v) to pay principal to REMIC II in respect of REMIC I Regular Interest C, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest and
        (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Date (net of any payments of principal deemed made to REMIC II in respect of REMIC I Regular Interests A-1, A-2A, A-2B and B on such Distribution Date);

               (vi) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC I Regular Interest C, up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC I Regular Interest for such Distribution Date;

               (vii) to pay interest to REMIC II in respect of REMIC I Regular Interest D, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date;

               (viii) to pay principal to REMIC II in respect of REMIC I Regular Interest D, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest and
        (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Date (net of any payments of principal deemed made to REMIC II in respect of REMIC I Regular Interests A-1, A-2A, A-2B, B and C on such Distribution Date);

               (ix) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC I Regular Interest D, up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC I Regular Interest for such Distribution Date;

               (x) to pay interest to REMIC II in respect of REMIC I Regular Interest E, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date;

               (xi) to pay principal to REMIC II in respect of REMIC I Regular Interest E, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest and
        (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Date (net of any payments of principal deemed made to REMIC II in respect of REMIC I Regular Interests A-1, A-2A, A-2B, B, C and D on such Distribution Date);

               (xii) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC I Regular Interest E, up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC I Regular Interest for such Distribution Date;

               (xiii) to pay interest to REMIC II in respect of REMIC I Regular Interest F, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date;

               (xiv) to pay principal to REMIC II in respect of REMIC I Regular Interest F, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest and
        (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Amount (net of any payments of principal deemed made to REMIC II in respect of REMIC I Regular Interests A-1, A-2A, A-2B, B, C, D and E on such Distribution Date);

               (xv) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC I Regular Interest F, up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC I Regular Interest for such Distribution Date;

               (xvi) to pay interest to REMIC II in respect of REMIC I Regular Interest G, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date;

               (xvii) to pay principal to REMIC II in respect of REMIC I Regular Interest G, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest and
        (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Amount (net of any payments of principal deemed made to REMIC II in respect of REMIC I Regular Interests A-1, A-2A, A-2B, B, C, D, E and F on such Distribution Date);

               (xviii) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC I Regular Interest G, up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC I Regular Interest for such Distribution Date;

               (xix) to pay interest to REMIC II in respect of REMIC I Regular Interest H, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date;

               (xx) to pay principal to REMIC II in respect of REMIC I Regular Interest H, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest and
        (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Amount (net of any payments of principal deemed made to REMIC II in respect of REMIC I Regular Interests A-1, A-2A, A-2B, B, C, D, E, F and G on such Distribution Date);

               (xxi) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC I Regular Interest H, up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC I Regular Interest for such Distribution Date;

               (xxii) to pay interest to REMIC II in respect of REMIC I Regular Interest J, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date;

               (xxiii) to pay principal to REMIC II in respect of REMIC I Regular Interest J, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest and
        (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Amount (net of any payments of principal deemed made to REMIC II in respect of REMIC I Regular Interests A-1, A-2A, A-2B, B, C, D, E, F, G and H on such Distribution Date);

               (xxiv) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC I Regular Interest J, up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC I Regular Interest for such Distribution Date;

               (xxv) to pay interest to REMIC II in respect of REMIC I Regular Interest K, up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for such Distribution Date;

               (xxvi) to pay principal to REMIC II in respect of REMIC I Regular Interest K, up to an amount equal to the lesser of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest and
        (2) an amount equal to 0.1% of the Aggregate Principal Distribution Amount for such Distribution Amount (net of any payments of principal deemed made to REMIC II in respect of REMIC I Regular Interests A-1, A-2A, A-2B, B, C, D, E, F, G, H and J on such Distribution Date); and

               (xxvii) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC I Regular Interest K, up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC I Regular Interest for such Distribution Date;

provided that, on the Final Distribution Date, the payments of principal to be deemed made pursuant to any of clauses (ii), (v), (viii), (xi), (xiv), (xvii),
(xx), (xxiii) and (xxvi) above in respect of any REMIC I Regular Interest, will be so deemed made to REMIC II in respect of such REMIC I Regular Interest, up to an amount equal to the then Uncertificated Principal Balance of such REMIC I Regular Interest, and without regard to the Principal Distribution Amounts with respect to the two Loan Groups for such date.

        On each Distribution Date, following the foregoing two series of deemed payments, the Trustee shall be deemed to apply the entire Available Distribution Amount for such date not otherwise deemed applied to make such respective series of payments contemplated by the preceding two paragraphs, for the following purposes and in the following order of priority:

               (i) to pay interest to REMIC II in respect of REMIC I Regular Interests LG1, LG2 and X-1, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable
         Interest in respect of each such REMIC I Regular Interest for such Distribution Date (net of any portion of such interest deemed paid on such Distribution Date pursuant to the foregoing provisions of this
         Section 4.01(a));

               (ii) to pay principal to REMIC II: (A) in respect of REMIC I Regular Interest LG1, up to an amount equal to the excess, if any, of
        (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest, over (2) an amount equal to 99.9% of the aggregate Stated Principal Balance of Loan Group 1 that will be outstanding immediately following such Distribution Date; and (B) in respect of REMIC I Regular Interest LG2, up to an amount equal to the excess, if any, of (1) the then Uncertificated Principal Balance of such REMIC I Regular Interest, over (2) an amount equal to 99.9% of the aggregate Stated Principal Balance of Loan Group 2 that will be outstanding immediately following such Distribution Date; provided that, if the remaining portion of the Available Distribution Amount for such Distribution Date that is distributable pursuant to this clause (ii), is less than the aggregate of the two excesses referred to in subclauses (A) and (B) of this clause
        (ii), payments pursuant to this clause (ii) in respect of REMIC I Regular Interest LG1 and REMIC I Regular Interest LG2, respectively, shall be deemed made on a pro rata basis in accordance with the relative sizes of such excesses; and

               (iii) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC I Regular Interest LG1 and REMIC I Regular Interest LG2, up to an amount equal to, and pro rata as between such REMIC I Regular Interests in accordance with, the respective Loss Reimbursement Amounts in respect of such REMIC I Regular Interests for such Distribution Date;

provided that, on the Final Distribution Date, the payments of principal to be deemed made pursuant to clause (ii) above, will be so deemed made to REMIC II in respect of REMIC I Regular Interests LG1 and LG2, up to an amount equal to, and pro rata as between such REMIC I Regular Interests in accordance with, the respective then Uncertificated Principal Balances of such REMIC I Regular Interests.

        On each Distribution Date, the Trustee shall withdraw from the Distribution Account and pay to the Holders of the Class R-I Certificates that portion, if any, of the Available Distribution Amount for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to the foregoing provisions of this Section 4.01(a). Such payments shall be the only actual distributions made pursuant to this Section 4.01(a).

        On each Distribution Date, the Trustee shall be deemed to apply all Prepayment Premiums then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of REMIC I Regular Interest LG1, in the case of each such Prepayment Premium received with respect to a Group 1 Loan, and REMIC I Regular Interest LG2, in the case of each such Prepayment Premium received with respect to a Group 2 Loan.

               (b) On each Distribution Date, following the deemed payments to REMIC II in respect of the REMIC I Regular Interests on such date pursuant to
Section 4.01(a), the Trustee shall withdraw from the Distribution Account the Available Distribution Amount for such Distribution Date, net of any portion thereof paid to the Holders of the Class R-I Certificates pursuant to Section 4.01(a), and shall apply such net amount for the following purposes and in the following order of priority:

                        (i) to pay  interest  to the  Holders of the  respective
               Classes of Senior Certificates, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

                        (ii) to pay  principal:  (A) first to the Holders of the
               Class A-1 Certificates, second to the Holders of the Class A-2A Certificates and third to the Holders of the Class A-2B Certificates, in each case, up to an amount equal to the lesser of (1) the then outstanding Class Principal Balance of such Class of Certificates and (2) the remaining Principal Distribution Amount with respect to Loan Group 1 for such Distribution Date; and (B) first to the Holders of the Class A-2A Certificates, second to the Holders of the Class A-2B Certificates and third to the Holders of the Class A-1 Certificates, in each case, up to an amount equal to the lesser of (1) the then outstanding Class Principal Balance of such Class of Certificates and (2) the remaining Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date; provided that, if the remaining portion of the Available Distribution Amount for such Distribution Date that is distributable pursuant to this clause
               (ii), is less than the Aggregate Principal Distribution Amount for such date, payments pursuant to this clause (ii) in respect of the Principal Distribution Amounts with respect to the two Loan Groups shall be made on a pro rata basis in accordance with the relative sizes of such Principal Distribution Amounts;

                        (iii) to reimburse the Holders of the respective Classes
               of Class A Certificates, up to an amount equal to and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

                        (iv) to make payments on the Subordinated Certificates pursuant to the following paragraph;

        provided that, on each Distribution Date after the aggregate of the Class Principal Balances of the Subordinated Certificates has been reduced to zero, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates, and without regard to the Principal Distribution Amounts with respect to the two Loan Groups for such date. References to "remaining Principal Distribution Amount" with respect to either Loan Group in clause (ii) above, shall be to the Principal Distribution Amount with respect to such Loan Group for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each Class of Class A Certificates that pursuant to clause (ii) above have a prior right to payment with respect thereto.

        On each Distribution Date, following the foregoing series of payments on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                        (i) to  pay  interest  to the  Holders  of the  Class  B
               Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                        (ii) if the  Class  Principal  Balances  of the  Class A
               Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                        (iii) to reimburse the Holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                        (iv) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                        (v) if the Class  Principal  Balances of the Class A and
               Class B Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                        (vi)  to   reimburse   the   Holders   of  the  Class  C
               Certificates,  up to an amount equal to all  Realized  Losses and
               Additional  Trust  Fund  Expenses,   if  any,
               previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (vii) to pay  interest  to the  Holders  of the  Class D
               Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                        (viii)if the Class Principal Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                        (ix) to reimburse the Holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (x) to  pay  interest  to the  Holders  of the  Class  E
               Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                        (xi) if the  Class  Principal  Balances  of the Class A,
               Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                        (xii) to reimburse the Holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (xiii)to pay interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                        (xiv) if the Class  Principal  Balances  of the Class A,
               Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                        (xv) to reimburse the Holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (xvi) to pay  interest  to the  Holders  of the  Class G
               Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                        (xvii)if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                      (xviii) to   reimburse   the   Holders   of  the  Class  G
               Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (xix) to pay  interest  to the  Holders  of the  Class H
               Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                        (xx) if the  Class  Principal  Balances  of the Class A,
               Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                        (xxi) to reimburse the Holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (xxii)to pay interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                      (xxiii) if  the Class  Principal  Balances of the Class A,
               Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                        (xxiv)to reimburse the Holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (xxv) to pay  interest  to the  Holders  of the  Class K
               Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                        (xxvi)if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Aggregate Principal Distribution Amount for such Distribution Date;

                        (xxvii)  to  reimburse   the  Holders  of  the  Class  K
               Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received; and

                        (xxviii)     to pay to the Holders of the Class R-II
Certificates the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii) and (xxvi) above with respect to any Class of Sequential Pay Certificates, will be so made to the Holders thereof, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates, and without regard to the Principal Distribution Amounts with respect to the two Loan Groups for such date. References to "remaining Aggregate Principal Distribution Amount" in any of clauses (ii), (v), (viii), (xi), (xiv),
(xvii), (xx), (xxiii) and (xxvi) above, in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates, shall be to the Aggregate Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each Class of Sequential Pay Certificates that have a higher Payment Priority.

               On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected during or prior to the related Collection Period and shall distribute such amounts, in each case, subject to available funds, as additional interest, as follows:

                        (i) if such Prepayment Premium was received with respect to a Group 1 Loan, to the Holders of the Class X-1 Certificates; and

                        (ii) if such Prepayment Premium was received with respect to a Group 2 Loan:

                        first, on a pro rata  basis  in  accordance  with  their
                            respective entitlements: (A) to the Holders of the Class X-2 Certificates, up to an amount equal to (1) the present value (discounted at the Discount Rate for the Class X-2 Certificates plus the Spread Rate for the Class X-2 Certificates) of the aggregate interest that would have been paid in respect of the Class X-2 Certificates from the Distribution Date occurring in the following month until the Class Notional Amount of the Class X-2 Certificates would have been reduced to zero had the related principal prepayment not occurred, minus (2) the present value (discounted at the Discount Rate for the Class X-2 Certificates plus the Spread Rate for the Class X-2 Certificates) of the aggregate interest that is to be paid in respect of the Class X-2 Certificates from the Distribution Date occurring in the following month until the Class Notional Amount of the Class X-2 Certificates is to be reduced to zero after taking account of such principal prepayment; and (B) to the Holders of the Class A-2A Certificates, up to an amount equal to (1) the present value (discounted at the Discount Rate for the Class A-2A Certificates plus the Spread Rate for the Class A-2A Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-2A Certificates from the Distribution Date occurring in the following month until the Class Principal Balance of the Class A-2A Certificates would have been reduced to zero had the related principal prepayment not occurred, minus (2) the sum of the portion of such principal prepayment distributed in respect of the Class A-2A Certificates and the present value (discounted at the Discount Rate for the Class A-2A Certificates plus the Spread Rate for the Class A-2A Certificates) of the aggregate principal and interest that is to be paid in respect of the Class A-2A Certificates from the Distribution Date occurring in the following month until the Class Principal Balance of the Class A-2A Certificates is to be reduced to zero after taking account of such principal prepayment; and (C) to the Holders of the Class A-2B Certificates, up to an amount equal to
                            (1) the present value (discounted at the Discount Rate for the Class A-2B Certificates plus the Spread Rate for the Class A-2B Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-2B Certificates from the Distribution Date occurring in the following month until the Class Principal Balance of the Class A-2B Certificates would have been reduced to zero had the related principal prepayment not occurred, minus (2) the sum of the portion of the related principal
                            prepayment     distributed     in      respect
                            of the Class A-2B Certificates and the present value (discounted at the Discount Rate for the Class A-2B Certificates plus the Spread Rate for the Class A-2B Certificates) of the aggregate principal and interest that is to be paid in respect of the Class A-2B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-2B Certificates is to be reduced to zero after taking account of such principal prepayment;

                        second, to the extent of any portion of such  Prepayment
                            Premium remaining following the distributions made pursuant to the immediately preceding clause first, to the Holders of the respective Classes of Subordinated Certificates (other than the Non-Registered Certificates), in alphabetical order of Class designation, in each case in the same manner and amount as described for the Class A-2A and Class A-2B Certificates in subclauses (2) and
                            (3) of the immediately preceding clause first (except that the Discount Rate and Spread Rate for each such Class shall correspond to the applicable rates set forth in the respective definitions thereof); and

                        last, to the Holders of the Class R-II Certificates.

The foregoing calculations in connection with the distribution of Prepayment Premiums shall be made by applying the Maturity Assumptions to the period subsequent to the end of the Collection Period in which the related principal prepayment was received. If more than one principal prepayment occurs with respect to Loan Group 2 during any Collection Period, then the foregoing calculations shall be applied collectively for all such principal prepayments in the aggregate.

               All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC II
Certificates shall be deemed made from the payments deemed made to REMIC I in respect of the REMIC I Regular Interests on such Distribution Date pursuant to
Section 4.01(a).

               (c) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates the aggregate initial

Certificate Principal Balance of which is at least $1,000,000 (or, alternatively, is the registered owner of all the Certificates of any Class of Interest Only Certificates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

               (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

               (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

               (f) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(f). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject hereto.

               (g) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                 SECTION 4.02. Statements to Certificateholders;
       Certain Reports by the Master Servicer and the Special Servicer .

               (a) On each Distribution Date, the Trustee shall forward by mail to all of the Holders of each Class of REMIC II Regular Certificates (and, in the case of a Class of Book-Entry Certificates, to each related Certificate Owner that makes a written request therefor and certifies as to its Ownership Interest in such Class) and to the Rating Agencies a written report (a "Distribution Date Statement") setting forth the following information:

                        (i) the amount of  distributions,  if any,  made on such
               Distribution Date to the holders of each Class of Sequential Pay Certificates and applied to reduce the respective Class Principal Balances thereof;

                        (ii) the amount of  distributions,  if any, made on such
               Distribution Date to the holders of each Class of REMIC II Regular Certificates allocable to (A) Distributable Certificate Interest and (B) Prepayment Premiums;

                        (iii) the number of  outstanding  Mortgage Loans in each
               Loan Group and in the Mortgage Pool at the close of business on the related Determination Date, the aggregate Stated Principal
               Balance of such Mortgage Loans in each Loan Group and in the Mortgage Pool immediately before and after such Distribution Date and the percentage of the Cut-off Date Balance of each Loan Group and the Mortgage Pool which remains outstanding immediately after such Distribution Date;

                        (iv) as of the Determination  Date in the prior calendar
               month, the number and aggregate unpaid principal balance of Mortgage Loans in each Loan Group and in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans but are not delinquent or (E) as to which foreclosure proceedings have been commenced;

                        (v) with  respect to any  Mortgage  Loan as to which the
               related Mortgaged Property became an REO Property during the related Collection Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property;

                        (vi) as to any Mortgage  Loan  repurchased  or otherwise
               liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                        (vii) with respect to any REO  Property  included in the
               Trust Fund as of the close of business on the last day of the related Collection Period, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property
               during  the   related   Collection   Period  and  the   portion
               thereof included in the Available Distribution Amount for such Distribution Date;

                        (viii) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and (C) the date of the related Final Recovery Determination by the Special Servicer;

                        (ix) the Class Principal Balance,  Class Notional Amount
               or Effective Class Notional Amount, as the case may be, of each Class of REMIC II Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Class Principal Balance, Class Notional Amount or Effective Class Notional Amount, as the case may be, of each such Class due to Realized Losses and Additional Trust Fund Expenses;

                        (x) the aggregate  amount of Principal  Prepayments made
               during the related Collection Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith (in each case separately identifying to which Loan Group they relate);

                        (xi) the  aggregate  amount  of  servicing  compensation
               retained by or paid to the Master Servicer and the Special Servicer in respect of the related Collection Period;

                        (xii) the aggregate amount of Realized Losses and Additional Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;

                        (xiii) the aggregate amount of Advances  outstanding for
               each of the Master Servicer, the Special Servicer and the Trustee, respectively, as of the close of business on the prior Distribution Date;

                        (xiv) any Appraisal Reduction Amounts on a loan-by-loan
               basis, and the total
               Appraisal Reduction Amounts, as of such Distribution Date;

                        (xv) the aggregate amount of any Balloon Payment Interest Excesses and Balloon Payment Interest Shortfalls (in each case identifying the amounts relating to each Loan Group); and

                        (xvi) such  additional  information as  contemplated  by
               pages B-2 through B-5 of the Prospectus Supplement.

In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

               In addition, the Trustee shall so deliver or cause to be delivered to such Certificateholders and Certificate Owners, at the same time that the Distribution Date Statement is delivered thereto, each (i) Delinquent Loan Status Report, (ii) REO Status Report, (iii) Historical Loan Modification Report, (iv) Special Servicer Loan Status Report and (v) Historical Loss Report that has been received or prepared by the Trustee since the prior Distribution Date.

               On each Distribution Date, the Trustee shall make available via electronic bulletin board (or in the alternative in written form to a Person entitled thereto and so requesting in writing) to each Certificateholder, to each Certificate Owner that makes a written request therefor and certifies as to its Ownership Interest in any Class of Book-Entry Certificates, and to the Rating Agencies, a report (based on information received from the Master Servicer and in a format mutually acceptable to the Trustee and the Master Servicer) containing, as and to the extent received from the Master Servicer, information regarding the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in the Prospectus Supplement in the schedules and tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to the Prospectus Supplement.

               On the Distribution Date that occurs during the first month of each calendar quarter, the Trustee shall deliver or shall cause to be delivered to each Certificateholder a copy of the Operating Statement Analysis of the Master Servicer which the Trustee has most recently received.

               Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a REMIC II Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i) and (ii) of the description of Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the REMIC Administrator pursuant to any requirements of the Code as from time to time are in force.

               On each Distribution Date, the Trustee shall forward or make available electronically to the Sponsor, to each Rating Agency, to each Holder of a Residual Certificate, to the Master Servicer, to the Special Servicer, to the REMIC Administrator and, in the case of reports regarding a Class of Book-Entry Certificates, to The Trepp Group (at 477 Madison Avenue, 15th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate) or any other party that the Depository may designate, a copy of the reports forwarded to the Holders of the REMIC II Regular Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to each Class of Residual Certificates on such Distribution Date.

               Upon filing with the Internal Revenue Service, the REMIC Administrator shall furnish to the Holders of the Residual Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the Internal Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Residual Certificates may reasonably request.

               The specification of information to be furnished by the Trustee to the Certificateholders in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to Certificateholders and Certificate Owners) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to Certificateholders, Certificate Owners and/or to the public any other information (such other information, collectively, "Additional Information") with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Sponsor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Sponsor (except pursuant to clause (E) below), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify Certificateholders and Certificate Owners of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) without the consent of or notice to the Sponsor, the Trustee may, in its sole discretion, furnish Additional Information to a Rating Agency in any instance, and to the Certificateholders, Certificate Owners and/or the public-at-large if it determines that the furnishing of such information would assist in the evaluation of the investment characteristics or valuation of the Certificates or would be in the best interests of the Certificateholders or is required by applicable law and (F) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled (but not required) to request and receive direction from the Sponsor as to the manner of delivery of any such Additional Information, if and to the extent the Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

               Upon the authorization of the Sponsor, the Trustee shall deliver all the reports delivered or made available pursuant to this Section 4.02(a) to the Certificateholders and Certificate Owners to Bloomberg Financial Markets, L.P. ("Bloomberg") using a format and media mutually acceptable to the Trustee and Bloomberg.

               (b) At or before 11:00 a.m. (New York City time) on the third Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee and the Special Servicer, in writing and on a computer-readable medium, in form reasonably acceptable to the Trustee, including, without limitation, on a loan-by-loan basis if determined by the Trustee to be necessary to comply with the requirements relating thereto that are set forth in this Agreement, the following reports (collectively, the "Collection Report"): (1) a Delinquent Loan Status Report, (2) an REO Status Report, (3) a Historical Loan Modification Report, (4) a Historical Loss Report,
(5) the Special Servicer Loan Status Report most recently received by the Master Servicer and (6) a single report setting forth the information specified in clauses (i) through (xiv) below (the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer on the second Business Day after the related Determination Date, in the form required by Section 4.02(c) below):

               (i) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to principal on or in respect of the Mortgage Loans and any REO Loans in each Loan Group, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Principal Distribution Amount with respect to such Loan Group for the immediately succeeding Distribution Date;

               (ii) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans and (B) Prepayment Premiums (separately identifying to which Loan Group they relate);

               (iii) the aggregate amount of any P&I Advances (specifying the principal and interest portions thereof separately) to be made pursuant to Section 4.03 of this

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                                      136


        Agreement that are included in the amounts to be deposited in the Distribution Account (separately identifying to which Loan Group they relate);

               (iv) the amount of the Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and other servicing compensation with respect to the Mortgage Pool for the Collection Period ending on such Determination Date, specifying the items and amounts of such other servicing compensation payable to the Master Servicer and the Special Servicer;

               (v) the number and aggregate unpaid principal balance as of the close of business on such Determination Date of Mortgage Loans in each Loan Group and in the Mortgage Pool (A) remaining outstanding, (B) delinquent 30-59 days, (C) delinquent 60-89 days, (D) delinquent 90 days or more but not in foreclosure, (E) in foreclosure, (F) as to which the related Mortgaged Property has become REO Property during the Collection Period ending on such Determination Date, (G) as to which the related Mortgaged Property was REO Property as the end of such Collection Period and (H) the terms of which have been modified during such Collection Period pursuant to this Agreement;

               (vi) the loan number and the unpaid principal balance as of the close of business on such Determination Date of each Specially Serviced Mortgage Loan and each other Defaulted Mortgage Loan (separately identifying to which Loan Group each such Mortgage Loan relates);

               (vii) with respect to any REO Property that was included in the Trust Fund as of the close of business on such Determination Date, the loan number of the related Mortgage Loan, the Loan Group to which it relates, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for the immediately succeeding Distribution Date;

               (viii) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the Collection Period ending on such Determination Date, the loan number of such Mortgage Loan, the Loan Group to which it relates and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

               (ix) with respect to any Mortgage Loan or REO Property as to which a Final Recovery Determination was made by the Master Servicer during the Collection Period ending on such Determination Date, the loan number of such Mortgage Loan or, in the case of an REO Property, of the related Mortgage Loan, the Loan Group to which it relates, the amount of Liquidation Proceeds and/or other amounts, if any, received thereon during such Collection Period and the portion thereof included in the Available Distribution Amount for the immediately succeeding Distribution Date, and any resulting Realized Loss;

               (x) the aggregate Stated Principal Balance of the Mortgage Pool at the close of business on such Determination Date and the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding after the immediately following Distribution Date;

               (xi) the aggregate amount of Realized Losses on the Mortgage Pool for the Collection Period ending on such Determination Date (and the portions allocable to principal and interest);

               (xii) the aggregate amount of the Additional Trust Fund Expenses (broken down by type) withdrawn from the Certificate Account during the Collection Period ending on such Determination Date;

               (xiii) such other information on a Mortgage Loan-by-Mortgage Loan or REO Property-by-REO Property basis as the Trustee or the Depositor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan); and

               (xiv) such additional information as is contemplated on page B-8 of the Prospectus Supplement.

               On the date on which the report described above is delivered to the Trustee, the Master Servicer shall also deliver or cause to be delivered to the Trustee a report, in writing and in a computer-readable medium, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool and each Loan Group necessary for the Trustee to prepare with respect to the Mortgage Pool and each Loan Group the additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a) in substantially the same formats set forth under the caption "Annex A: Certain Characteristics of the Mortgage Loans" in the Prospectus Supplement, as well as to prepare an updated Mortgage Loan Schedule, in each case reflecting the changes in the Mortgage Pool during the related Collection Period.

               Not later than the first day of the calendar month following each Master Servicer Remittance Date, the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business on such Master Servicer Remittance Date, stating that all distributions required by this Agreement to be made by the Master Servicer have been made (or, in the case of any required distribution that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-Off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Loans (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

               The Master Servicer shall use its reasonable efforts to obtain from the related Mortgagor and, within 30 days of receipt, deliver to the Trustee, the Depositor and any other Person designated by either of them, copies of all of the quarterly and annual operating statements and rent rolls for each Mortgaged Property, regardless of whether the related Mortgage Loan documents require the Mortgagor to provide such information. The Special Servicer shall, pursuant to 4.02(c) below, deliver to the Master Servicer (and, within 30 days of receipt, the Master Servicer shall deliver to the Trustee) any such operating statements and rent rolls collected by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Property.

               Within 120 days following the end of each calendar quarter, commencing with the calendar quarter ended September 30, 1996, the Master Servicer shall deliver to the Trustee, with respect to each Mortgaged Property and REO Property, a report (an "Operating Statement Analysis") containing revenue, expense and net operating income information normalized using the methodology described in Annex A of the Prospectus Supplement as of the end of such calendar quarter. The requirement that the Master Servicer deliver each Operating Statement Analysis is subject to the Master Servicer having received the related operating statements and rent rolls from the related Mortgagor.

               The Master Servicer, on each Determination Date, shall forward (for delivery on such Determination Date) to the Special Servicer all information collected by the Master Servicer which the Special Servicer is required to include in the Special Servicer Loan Status Report. Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.

               The Master Servicer shall use its reasonable efforts to notify the Rating Agencies in a timely manner of any change in the identity of either of the two largest tenants of any retail Mortgaged Property, subject to its becoming aware of such change.

               (c) On the second Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer (A) the Special Servicer Loan Status Report and (B) all information the Master Servicer will be required to include in the Collection Report that the Master Servicer is obligated to deliver to the Trustee, to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Master Servicer and the Trustee, upon the reasonable written request of either of them, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

               The Special Servicer shall use its reasonable efforts to obtain (from the related Mortgagor in the case of Specially Serviced Mortgage Loans) and, within ten days of receipt, review and deliver to the Master Servicer with respect to each Specially Serviced Mortgage Loan and REO Property, copies of all quarterly and annual operating statements and quarterly and annual rent rolls for the related Mortgaged Property or such REO Property, as the case may be.

               The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

               SECTION 4.03.         P&I Advances .

               (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date,
(ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (312) 845-8617 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (312) 845-8580 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 10:00 a.m., New York City time, on the next Business Day. If after such notice the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m., New York City time, on the Business Day immediately following such Master Servicer Remittance Date, then (i) the Trustee shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer.

               (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, in each case net of related Master Servicing Fees and Workout Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the last day of the related Collection Period; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

               (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a)(vii) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance, no less than 5 Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby) and the Sponsor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular P&I Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance.

               (d) As and to the extent permitted by Section 3.05(a), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds) for so long as such P&I Advance is outstanding. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account.

                   SECTION 4.04. Allocation of Realized Losses
                      and Additional Trust Fund Expenses .

               (a) On each Distribution Date, following the payments deemed to be made to REMIC II in respect of the REMIC I Regular Interests on such date pursuant to Section 4.01(a), the Trustee shall determine: (i) the amount, if any, by which (A) the then Uncertificated Principal Balance of REMIC I Regular Interest LG1, exceeds (B) an amount equal to 99.9% of the aggregate Stated Principal Balance of Loan Group 1 that will be outstanding immediately following such Distribution Date; and (ii) the amount, if any, by which (A) the then Uncertificated Principal Balance of REMIC I Regular Interest LG2, exceeds (B) an amount equal to 99.9% of the aggregate Stated Principal Balance of Loan Group 2 that will be outstanding immediately following such Distribution Date. If any such excess exists with respect to either such REMIC I Regular Interest, then the Uncertificated Principal Balance of such REMIC I Regular Interest shall be reduced until such excess no longer exists. All such reductions in the Uncertificated Principal Balances of such REMIC I Regular Interests shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

               On each Distribution Date, following the payments deemed to be made to REMIC II in respect of the REMIC I Regular Interests on such date pursuant to Section 4.01(a), the Trustee shall also determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of REMIC I Regular Interests A-1, A-2A, A-2B, B, C, D, E, F, G, H, J and K, exceeds (ii) an amount equal to 0.1% of the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Uncertificated Principal Balances of such REMIC I Regular Interests (other than REMIC I Regular Interests A-1, A-2A and A-2B) shall be reduced sequentially, in reverse alphabetical order of letter designation, in each case, until the first to occur of such excess being reduced to zero or the Uncertificated Principal Balance of such REMIC I Regular Interest being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Uncertificated Principal Balances of REMIC I Regular Interests A-1, A-2A and A-2B shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Uncertificated Principal Balances of such REMIC I Regular Interests, until the first to occur of such excess being reduced to zero or each such Uncertificated Principal Balance being reduced to zero. Such reductions in the Uncertificated Principal Balances of such REMIC I Regular Interests shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

               (b) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1, Class A-2A and Class A-2B Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such Class Principal Balance being reduced to zero. Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

                                    ARTICLE V

                                THE CERTIFICATES

               SECTION 5.01.         The Certificates .

               (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15 and A-16. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Registered Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances, Certificate Notional Amounts or Effective Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $100,000 (or, with respect to an Interest Only Certificate,
$5,000,000) and any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. Each Class of Residual Certificates will be issuable only in denominations representing Percentage Interests of not less than 5.0%.

               (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates issued on the Closing Date shall be dated the Closing Date.

      SECTION 5.02. Registration of Transfer and Exchange of Certificates .

               (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. For so long as the Trustee acts as Certificate Registrar, its Corporate Trust Office shall constitute the office of the

Certificate Registrar maintained for such purposes. The Trustee may appoint, by a written instrument delivered to the Sponsor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Sponsor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

               If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

               Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the
Certificateholders hereunder, regardless of the source from which such information was derived.

               (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event such a transfer of any Non-Registered Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, the Certificate Registrar shall refuse to register such transfer unless it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-2 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit B-3 or Exhibit B-4 hereto; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special

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Servicer,  the Trustee, the REMIC Administrator or the Certificate  Registrar in
their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the
transfer   of   any   Non-Registered   Certificate   without   registration   or
qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Sponsor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               (c) No transfer of a Subordinated Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (x) in the case of a Subordinated Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Subordinated Certificate that is held as a Definitive Certificate, the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Subordinated Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (or, alternatively, in the case of a Book-Entry Certificate or interest therein, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60).

               (d)  (i)  Each  Person  who  has or who  acquires  any  Ownership
Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things

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                                      146


necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                              (A) Each Person holding or acquiring any Ownership
                        Interest in a Residual Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee or United States Person.

                              (B) In  connection  with any proposed  Transfer of
                        any Ownership Interest in a Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Sponsor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, that it is a United States Person and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                              (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee and a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                              (D) Except in connection with the initial issuance
                        of the Residual Certificates or any transfer thereof among the Sponsor and its Affiliates, each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee and a United States Person.

                              (E) Each Person  holding or acquiring an Ownership
                        Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual
                        Certificate on behalf of, a "pass-through interest holder".

                        (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual
               Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                              (B) If any  purported  Transferee  shall  become a
               Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual
               Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion. In establishing such terms and conditions, however, the Trustee may consult with a representative of the REMIC Administrator, and the REMIC Administrator shall make available such representative upon reasonable advance notice.

                        (iii) The REMIC  Administrator  shall make  available to
               the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual  Certificate to any Person who is not
     a Permitted Transferee or a United States Person, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

                        (iv) The  provisions  of this Section  5.02(d) set forth
               prior to this subsection (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

                              (A) written  notification  from each Rating Agency
                        to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of any Class of Certificates; and

                              (B) an Opinion of Counsel,  in form and  substance
                        satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee and a United States
                        Person, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee and a United States Person.

               (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest.

               (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

               (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

               (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Sponsor to the Trustee on diskette on or about the Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

               (j) The Certificate Registrar shall be required to provide the Sponsor, the Master Servicer, the Special Servicer and the REMIC Administrator with notice of each transfer of a Certificate and to provide each such Person with an updated copy of the Certificate Register on or about January 1 and July 1 of each year, commencing January 1, 1997.

               SECTION 5.03          Book-Entry Certificates .

               (a) The Registered Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository.

               (b) The Sponsor, the Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

               (c) If (i)(A) the Sponsor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Sponsor is unable to locate a qualified successor, or (ii) the Sponsor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Sponsor for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the
Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

        SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates .

               If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence

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                                      151


of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               SECTION 5.05.         Persons Deemed Owners .

               Prior to due presentment for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

           THE SPONSOR, THE MORTGAGE LOAN SELLER, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

  SECTION 6.01. Liability of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator .

               The Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

 SECTION 6.02. Merger, Consolidation or Conversion of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC
                                 Administrator .

               Subject to the following paragraph, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

               The Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless such succession will not result in any withdrawal, downgrade or qualification of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing).

                  SECTION 6.03. Limitation on Liability of the
                    Sponsor, the Master Servicer, the Special
                      Servicer, the REMIC Administrator and
                                    Others .

               None of the Sponsor, the Master Servicer, the Special Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Sponsor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of reckless disregard of such obligations and duties. The Sponsor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, officer, employee or agent of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Sponsor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust Fund, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof; (ii) which constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder); (iii) which would otherwise constitute a Servicing Advance but for its failure to be customary, reasonable and necessary;
(iv) which is specifically excluded from the definition of "Servicing Advance" by the terms of the proviso thereto; or (v) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from reckless disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Sponsor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a).

 SECTION 6.04. Master Servicer, Special Servicer and REMIC Administrator Not to
                                    Resign .

               None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto which is reasonably acceptable to the Trustee and the receipt by the Trustee of written confirmation from each Rating Agency that such resignation and appointment will not result in the downgrade, qualification or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates, or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect which shall be rendered by Independent counsel and addressed and delivered to the Trustee. No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder.

               Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

               SECTION 6.05. Rights of the Sponsor and the Trustee
                     in Respect of the Master Servicer , the
                         Special Servicer and the REMIC
                                 Administrator.

               The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Sponsor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Sponsor and the Trustee with its most recent financial statements and such other information as it possesses, and which it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise. The Sponsor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Sponsor or its designee. The Sponsor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

               SECTION 7.01.         Events of Default .

               (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into the Certificate Account any amount required to be so deposited under this Agreement which continues unremedied for two Business Days following the date on which such deposit was first required to be made, or any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account the full amount of any Master Servicer Remittance Amount required to be so deposited or remitted under this Agreement, which failure continues unremedied until 11:00 a.m. (New York City time) on the Business Day immediately preceding the related Distribution Date; or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or the REO Account any amount required to be so deposited or remitted under this Agreement which continues unremedied for two Business Days following the date on which such deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 11:00 a.m. (New York City time) on the Business Day immediately preceding the related Distribution Date; or

               (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period of three days following the date on which notice shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee as provided in Section 3.11(e); or

               (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement which continues unremedied for a period of 30 days (or, in the case of payment of insurance premiums, for a period of 15 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

               (vi) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

               (vii) any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

               (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (ix) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (xi) the Trustee shall have received written notice from either Rating Agency that the continuation of the Master Servicer or the
        Special   Servicer  in  such  capacity
        would result in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

Each Event of Default listed above as items (iv) - (xi) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity will constitute an Event of Default in each capacity.

               (b) If any Event of Default with  respect to the Master  Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Sponsor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights or if the relevant Event of Default is the one described in clause (xi) of subsection (a) above, the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans and any REO Properties (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination).

        (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Sponsor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by
Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

               SECTION 7.02.         Trustee to Act; Appointment of Successor .

               On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights or either Rating Agency so request in writing to the Trustee or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided that such appointment does not result in the downgrading, qualification or withdrawal of any rating then assigned by either Rating Agency to any Class of Certificates (as evidenced by written confirmation thereof from each Rating Agency). No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Sponsor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                      SECTION 7.03.        Notification to Certificateholders .

               (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

               (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders notice of such occurrence, unless such default shall have been cured.

               SECTION 7.04.         Waiver of Events of Default .

               The Holders entitled to at least 51% of the Voting Rights allocated to each of the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts which it has advanced. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Sponsor or any Affiliate of the Sponsor (provided that neither the Sponsor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

      SECTION 7.05. Additional Remedies of Trustee Upon Event of Default .

               During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

               SECTION 8.01.         Duties of Trustee .

               (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

               (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

               (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                        (i)  Prior to the  occurrence  of an  Event  of  Default
               hereunder, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;
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                                      163


                        (ii) The Trustee shall not be  personally  liable for an
               error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (iii) The Trustee  shall not be  personally  liable with
               respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

               SECTION 8.02.         Certain Matters Affecting the Trustee .

               Except as otherwise provided in Section 8.01:

                        (i) The Trustee may rely upon and shall be  protected in
               acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                        (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                        (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder which has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                        (iv) The Trustee shall not be personally  liable for any
               action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                        (v) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                        (vi) The Trustee may execute any of the trusts or powers
               hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

                        (vii) For all purposes under this Agreement, the Trustee
               shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

                        (viii)The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Sponsor or the Mortgage Loan Seller.

 SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or
                                Mortgage Loans .

               The recitals contained herein and in the Certificates, other than the representations and warranties of, and the other statements attributed to, the Trustee in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate, shall be taken as the statements of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.08) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Sponsor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Sponsor or the Mortgage Loan Seller in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

               SECTION 8.04.         Trustee May Own Certificates .

               The Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

           SECTION 8.05. Fees of Trustee; Indemnification of Trustee .

               (a) The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) (as set forth in a written agreement between the Trustee and the Master Servicer) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

               (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

               SECTION 8.06.         Eligibility Requirements for Trustee .

               The Trustee hereunder shall at all times be a corporation, a trust company, a bank or an association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers; (iii) having a combined capital and surplus of at least $50,000,000 and possessing a long-term bank deposit or unsecured debt rating of at least "AA" from each Rating Agency; and (iv) subject to supervision or examination by federal or state authority. If such corporation, trust company, bank or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, trust company, bank or association serving as Trustee may have normal banking and trust relationships with the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

               SECTION 8.07.         Resignation and Removal of the Trustee .

               (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and to all Certificateholders. Upon receiving such notice of resignation, the Sponsor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Sponsor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

               (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Sponsor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Sponsor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Sponsor.

               (c) The Holders of Certificates entitled to at least 33 1/3% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, the Sponsor and the remaining Certificateholders shall have been notified; and provided further that other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Sponsor within 30 days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Sponsor, the Mortgage Loan Seller, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer.

               (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted if it would result in the downgrading or withdrawal of the rating assigned by either Rating Agency to any Class of Certificates.

               SECTION 8.08.         Successor Trustee .

               (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files and related documents and statements at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Sponsor, the Mortgage Loan Seller, the

Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

               (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

               (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to the Sponsor and the Certificateholders. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

               SECTION 8.09.         Merger or Consolidation of Trustee .

               Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee .

               (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

               (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

               (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

               (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               (e) The  appointment  of a co-trustee  or separate  trustee under
this   Section   8.10  shall  not   relieve   the  Trustee  of  its  duties  and
responsibilities hereunder.

               SECTION 8.11          Appointment of Custodians .

               The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Sponsor or any Affiliate of the Sponsor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

               SECTION 8.12.         Access to Certain Information .

               (a) The Trustee shall provide or cause to be provided to the Sponsor, the Master Servicer, and the Special Servicer, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

               (b) Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Sponsor shall provide to the
Trustee 10 copies of any private placement memorandum or other disclosure document used by the Sponsor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Sponsor promptly shall inform the Trustee of such event and shall deliver to the Trustee 10 copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Sponsor, upon reasonable advance written notice, make available during normal business hours for review by any Certificateholder or any Certificate Owner or any Person identified to the Trustee as a prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and the Sub-Servicing Agreements, and any amendments hereto or thereto, (B) all statements and reports required to be delivered to Holders of the relevant Class of Certificates pursuant to Section 4.02(a) since the Closing Date, (C) all reports delivered to the Trustee since the Closing Date pursuant to Section 4.02(b) and Section 4.02(c), (D) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (E) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (F) the most recent inspection report prepared by the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a),
(G) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b), (H) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated by
Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), and (I) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a

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                                      171


Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund). Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

               In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing provisions of this Section 8.12(b), the Trustee shall have no responsibility for the accuracy, completeness or sufficiency for any purpose of any information so made available or furnished by it pursuant to this Section 8.12(b).

               SECTION 8.13.         Massachusetts Filings .

               The Trustee shall make all filings contemplated by Massachusetts General Laws Chapter 182, Sections 2 and 12.

       SECTION 8.14. Filings with the Securities and Exchange Commission .

               The Trustee shall prepare for filing, execute and properly file with the Commission, any and all reports, statements and information, including, without limitation, Distribution Date Statements, Delinquent Loan Status Reports, REO Status Reports, Historical Loan Modification Reports, Special
Servicer Loan Status Reports, Historical Loss Reports and Operating Statement Analyses, respecting the Trust Fund and/or the Certificates required or specifically provided herein to be filed on behalf of the Trust Fund under the Exchange Act. The Sponsor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates.

                                   ARTICLE IX

                                   TERMINATION

 SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

               Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this Section
9.01 and as if the purchase was to occur on such Business Day) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by an Independent MAI-designated appraiser selected by the Master Servicer and approved by the Trustee), minus (C) if such purchase is being made by the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest payable to the Master Servicer in respect of such Advances and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

               The Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer has the right, to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer and any Majority Certificateholder of the Controlling Class
(other than the Sponsor or the Mortgage Loan Seller) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the initial aggregate Stated Principal Balance of the Mortgage Pool set forth in the Preliminary Statement. In the event that the

Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer or such Majority Certificateholder, as applicable, shall deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I.

               Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the 5th day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

               Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(b).

               Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-II Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject thereto.

               SECTION 9.02.         Additional Termination Requirements .

               (a) In the event the Master Servicer or a Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                        (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

                        (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

                        (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Class of Residual Certificates all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

               (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the REMIC Administrator to adopt a plan of complete liquidation of each of REMIC I and REMIC II in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

               SECTION 10.01.        REMIC Administration .

               (a) The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

               (b) The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any other "interests" in either REMIC I or REMIC II (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

               (c) The Closing Date is hereby designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.

               (d) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of REMIC I and REMIC II and shall: act on behalf of the Trust Fund in relation to any tax matter or controversy, represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of REMIC I or REMIC II, seek private letter rulings from the IRS in accordance with Section 10.01(g), enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of REMIC I or REMIC II, and otherwise act on behalf of REMIC I and REMIC II in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for REMIC I and REMIC II. The legal expenses and costs of any action described in this subsection (d) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence or are expressly provided by this Agreement to be borne by any party hereto.

               (e) The REMIC Administrator shall prepare and file, and the Trustee shall sign, all of the Tax Returns in respect of each of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

               (f) The REMIC Administrator shall perform on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

               (g)  The  REMIC  Administrator  shall  perform  its  duties  more specifically set forth hereunder in a manner consistent with maintaining the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause either REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to either such REMIC, unless the REMIC Administrator has received an Opinion of Counsel or an IRS private letter ruling to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel or an IRS private letter ruling to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel or seek an IRS private letter ruling to make such written advice, and the cost of same shall be borne:
(i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust Fund and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement. Without limiting the respective duties and obligations of the parties hereto, the parties hereto may act hereunder in reliance on any IRS private letter ruling so obtained by the REMIC Administrator.

               (h) In the event that any tax is imposed on REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (v) the Trust Fund in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account.

               (i) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis.

               (j) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

               (k) None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of the Mortgage Loan Seller regarding the Mortgage Loans or as otherwise provided for in Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (C) the bankruptcy of REMIC I or REMIC II, or (D) the termination of the Trust Fund pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Distribution Account, the Certificate Account or the REO
Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Distribution Account, the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or
(y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

               (l) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02. Sponsor, Master Servicer, Special Servicer
               and Trustee to Cooperate with REMIC Administrator .

               (a) The Sponsor shall provide or cause to be provided to the REMIC Administrator, within ten (10) days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

               (b) The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.

               SECTION 10.03.        Fees of the REMIC Administrator .

               In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

               SECTION 10.04.        Use of Agents .

               The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its obligations hereunder by reason of the use of any such agent or attorney-in-fact.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

               SECTION 11.01.        Amendment .

               (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be defective or inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I or REMIC II at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of REMIC I or REMIC II; (vi) to modify, add to or eliminate any provisions of Section 5.02(d)(i), (ii) and (iii) as provided in Section 5.02(d)(iv); or (vii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further that such amendment (other than any amendment for any of the specific purposes described in clauses (i) through (vi) above) shall not result in a downgrade, qualification or withdrawal of any rating assigned to any Class of Certificates by either Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

               (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, or (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates.

               (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on REMIC I or REMIC II pursuant to the REMIC Provisions or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding.

               (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder.

               (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

               (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

               (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

               SECTION 11.02.        Recordation of Agreement; Counterparts .

               (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

               (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           SECTION 11.03. Limitation on Rights of Certificateholders .

               (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               SECTION 11.04.        Governing Law .

               This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               SECTION 11.05.        Notices .

               Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Sponsor, Mortgage Capital Funding, Inc., 399 Park Avenue, 3rd Floor, New York, New York 10043,
Attention: Mortgage Finance, telecopy number: (212) 793-5602 (with copies to Stephen E. Dietz, Esq., Associate General Counsel, Citibank, N.A., 425 Park Avenue, New York, New York 10043, telecopy number: (212) 793-4401); (ii) in the case of the Mortgage Loan Seller, Citibank, N.A., 399 Park Avenue, 3rd Floor, New York, New York 10043, Attention: Mortgage Finance, telecopy number: (212) 793-5602 (with copies to Stephen E. Dietz, Esq., Associate General Counsel, Citibank, N.A., 425 Park Avenue, New York, New York 10043, telecopy number:
(212) 793-4401); (iii) in the case of the Master Servicer, GMAC Commercial Mortgage Corporation, 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044, Attention: Servicing Manager, telecopy number: (215) 682-1796 (with copies to Glen Snyder, General Counsel, at 100 Witmer Road, P.O. Box 963, Horsham, Pennsylvania 19044, telecopy number (215) 682-1467); (iv) in the case of the Special Servicer, Hanford/Healy Asset Management Company, 550 California Street, 12th Floor, San Francisco, California 94104, Attention: Trish Healy; telecopy number: (415) 391-2949; (v) in the case of the Trustee and the REMIC Administrator, State Street Bank and Trust Company, Two International Place, 5th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, Mortgage Capital Funding, Inc., Series 1996-MC1, telecopy number: (617) 664-5367; and (vi) in the case of the Rating Agencies, (A) Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, Attention: Commercial Mortgage Surveillance, telecopy number: (212) 412-0597; and (B) Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention:
Commercial Mortgage Surveillance, telecopy number: (212) 635-0295; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

               SECTION 11.06.        Severability of Provisions .

               If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               SECTION 11.07.        Successors and Assigns; Beneficiaries .

               The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Except as specifically contemplated by Sections 6.03 and 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

               SECTION 11.08.        Article and Section Headings .

               The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

               SECTION 11.09.        Notices to the Rating Agencies .

               (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                        (i)  any material change or amendment to this Agreement;

                        (ii) the occurrence of any Event of Default hereunder that has not been cured;

                        (iii) the resignation or termination of the Master
               Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

                        (iv) any change in the location of the Distribution Account;

                        (v)   the final payment to any Class of
               Certificateholders; and

                        (vi) the  repurchase  of Mortgage  Loans by the Mortgage
               Loan Seller pursuant to Section 2.03.

               (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                        (i) the resignation or removal of the Trustee and the appointment of a successor;

                        (ii) any change in the location of the Certificate Account; and

                        (iii) any event that would  result in the  voluntary  or
               involuntary termination of any insurance of the accounts of the Trustee.

               (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish to each Rating Agency such information with respect to the Mortgage Loans as the Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide.

               (d) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

                        (i) each of its annual statements as to compliance described in Section 3.13; and

                        (ii) each of its annual independent public  accountants'
               servicing reports described in Section 3.14, if any.

In addition, upon request, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the annual operating statements, rent rolls and financial statements collected, by it pursuant to Section 3.12.

               (e) The Trustee shall promptly furnish to each Rating Agency on a monthly basis copies of the statements to the Holders of the REMIC II Regular Certificates required by the first paragraph of Section 4.02(a).

               IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                 MORTGAGE CAPITAL FUNDING,
                                 INC.,
                                 Sponsor


                                By:      /s/ Richard L. Jarocki, Jr.
                                Name:    Richard L. Jarocki, Jr.
                                Title:   Vice President


                                 CITIBANK, N.A.,
                                    Mortgage Loan Seller


                                  By:     /s/ Gary L. Greenberg
                                  Name:   Gary L. Greenberg
                                  Title:  Vice President


                                 GMAC COMMERCIAL MORTGAGE CORPORATION,
                                        Master Servicer

                                 By:      /s/ Kathryn Marquardt
                                 Name:    K. Marquardt
                                 Title:   Vice President


                                 HANFORD/HEALY ASSET MANAGEMENT COMPANY,
                                        Special Servicer


                                  By:     /s/ Patricia R. Healy
                                  Name:   Patricia R. Healy
                                  Title:  Managing Principal


                                 STATE STREET BANK AND TRUST COMPANY,
                                        Trustee and REMIC Administrator


                                  By:    /s/ William G. Swan
                                  Name:  William G. Swan
                                  Title: Assistant Vice President

STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )


               On the 10th day of July, 1996 before me, a notary public in and for said State, personally appeared Richard L. Jarocki, Jr. known to me to be a Vice President of MORTGAGE CAPITAL FUNDING, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Heidi Kahn
                                  Notary Public

Heidi M. Kahn
Notary Public, State of New York
No. 02KA5046954
Qualified in New York County
Commission Expires July 24, 1997

STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )


               On the 10th day of July, 1996, before me, a notary public in and for said State, personally appeared Gary L. Greenberg known to me to be a Vice President of CITIBANK, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Heidi Kahn
                                  Notary Public

Heidi M. Kahn
Notary Public, State of New York
No. 02KA5046954
Qualified in New York County
Commission Expires July 24, 1997

STATE OF PENNSYLVANIA                )
                                     )  ss.:
COUNTY OF MONTGOMERY                 )


               On the 9th day of July, 1996 before me, a notary public in and for said State, personally appeared Kathryn Marquardt known to me to be a Vice President of GMAC COMMERCIAL MORTGAGE CORPORATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  /s/ Joan Frezza
                                  Notary Public

NOTARIAL SEAL
JOAN FREZZA, Notary Public
Horsham Twp., Montgomery County
My Commission Expires April 24, 2000

STATE OF CALIFORNIA                  )
                                     )  ss.:
COUNTY OF SAN FRANCISCO              )



               On the 9TH day of July 1996 before me, a notary public in and for said State, personally appeared Patricia R. Healy known to me to be a Managing Principal of HANFORD/HEALY ASSET MANAGEMENT COMPANY, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                              /s/ Stacey Jefferson
                                  Notary Public

STACEY JEFFERSON
COMM.# 1057207
Notary Public - California
SAN FRANCISCO COUNTY
My Comm. Expires MAY 21, 1999

STATE OF NEW YORK                    )
                                     )  ss.:
COUNTY OF NEW YORK            )


               On the 10th day of July 1996 before me, a notary public in and for said State, personally appeared William G. Swan known to me to be an Assistant Vice President of STATE STREET BANK AND TRUST COMPANY, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  /s/ Heidi Kahn
                                  Notary Public

Heidi M. Kahn
Notary Public, State of New York
No. 02KA5046954
Qualified in New York County
Commission Expires July 24, 1997

                                                  EXHIBIT A-1

                                         FORM OF CLASS X-1 CERTIFICATE

                                   CLASS X-1 MULTIFAMILY/COMMERCIAL MORTGAGE
                                           PASS-THROUGH CERTIFICATE,
                                                SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                        MORTGAGE CAPITAL FUNDING, INC.

Effective Pass-Through Rate:  Variable   Effective  Certificate  Notional Amount
                                          of  this  Class  X-1 Certificate as of
                                          the     Issue      Date:
                                                $-------------------

Date of Pooling and Servicing         Effective Class Notional Amount of all
Agreement: July 1, 1996               the Class X-1 Certificates as of the Issue
                                            Date:  $29,966,951

Cut-off Date: July 1, 1996                  Aggregate unpaid principal
                                            balance of the Mortgage Pool
Issue Date: July 10, 1996                   as of the Cut-off Date, after
                                            deducting payments of principal
First Distribution Date:                    due on or before such date:
August 15, 1996                             $482,357,812

Master Servicer:                         Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation     State Street Bank and Trust Company

Special Servicer:                        Mortgage Loan Seller:
Hanford/Healy Asset Management Company   Citibank, N.A.

Certificate No. X-1-__                   CUSIP No.  61910D BE 1


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 10, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $____________ OF OID PER $100,000 OF EFFECTIVE INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS _____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $100,000 OF EFFECTIVE INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

          THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE EFFECTIVE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-1 Certificate (obtained by dividing the effective notional principal amount of this Class X-1 Certificate (its

"Effective Certificate Notional Amount") as of the Issue Date by the effective aggregate notional principal balance of all the Class X-1 Certificates (their "Effective Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class X-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class X-1 Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class X-1 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-1 Certificates, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class X-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-1 Certificates are exchangeable for new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of Class X-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-1 Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           State Street Bank And Trust Company,
                                           as Trustee



                                             By:
                               Authorized Officer




                                         CERTIFICATE OF AUTHENTICATION

               This is one of the Class X-1 Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                           as Certificate Registrar


                                             By:
                               Authorized Officer

                                                  ASSIGNMENT

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
         ==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



        DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS X-2 CERTIFICATE

                    CLASS X-2 MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:  Variable         Certificate Notional Amount of this
                                     Class X-2 Certificate as of the Issue Date:
$-------------------

Date of Pooling and Servicing            Class Notional Amount of all the Class
Agreement: July 1, 1996                  X-2 Certificates as of the Issue Date:
                                            $481,875,454.19

Cut-off Date: July 1, 1996                  Aggregate unpaid principal
                                            balance of the Mortgage Pool
Issue Date: July 10, 1996                   as of the Cut-off Date, after
                                            deducting payments of principal
First Distribution Date:                    due on or before such date:
August 15, 1996                             $482,357,812

Master Servicer:                         Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation     State Street Bank and Trust Company

Special Servicer:                        Mortgage Loan Seller:
Hanford/Healy Asset Management Company   Citibank, N.A.

Certificate No. X-2-__                   CUSIP No.  61910D BF 8

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 10, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $____________ OF OID PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS _____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

          THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-2 Certificate (obtained by dividing the notional principal amount of this Class X-2 Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class X-2 Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the

Class X-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class X-2 Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class X-2 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-2 Certificates, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class X-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-2 Certificates are exchangeable for new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of Class X-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-2 Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           State Street Bank And Trust Company,
                                           as Trustee



                                             By:
                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class X-2 Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                           as Certificate Registrar


                                             By:
                               Authorized Officer

                                                  ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



        DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-3

                          FORM OF CLASS A-1 CERTIFICATE

                    CLASS A-1 MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:  Variable               Certificate Principal Balance of this
A-1 Certificate as of the Issue Date:        Class
                                           $----------------

Date of Pooling and Servicing           Class Principal Balance of all the Class
Agreement: July 1, 1996                 A-1 Certificates as of the Issue Date:
                                                  $29,966,951

Cut-off Date: July 1, 1996                 Aggregate unpaid principal
                                           balance of the Mortgage Pool
Issue Date: July 10, 1996                  as of the Cut-off Date, after
                                           deducting payments of principal
First Distribution Date:                   due on or before such date:
August 15, 1996                            $482,357,812

Master Servicer:                        Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation    State Street Bank and Trust Company

Special Servicer:                       Mortgage Loan Seller:
Hanford/Healy Asset Management Company  Citibank, N.A.

Certificate No. A-1-__                  CUSIP No.  61910D BG 6


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal balance of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the fifth day of the month of such distribution or, if such fifth day is not a Business Day, the Business Day immediately preceding (solely with respect to the Class A-1 Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the
Agreement.  All  distributions  made  under  the  Agreement  on  any  Class  A-1
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                            State Street Bank and Trust Company,
                                                    as Trustee



                                             By:
                               Authorized Officer




                                         CERTIFICATE OF AUTHENTICATION

               This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Dated:

                                            State Street Bank and Trust Company,
                                                    as Certificate Registrar


                                             By:
                               Authorized Officer

                                                  ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-4

                         FORM OF CLASS A-2A CERTIFICATE

                   CLASS A-2A MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                       Certificate Principal Balance of this
7.35% per annum                          Class    A-2A    Certificate    as   of
                                         the   Issue    Date:
                                                $----------------

Date of Pooling and Servicing          Class Principal Balance of all the Class
Agreement: July 1, 1996                  A-2A Certificates as of the Issue Date:
                                            $150,000,000

Cut-off Date: July 1, 1996                  Aggregate unpaid principal
                                            balance of the Mortgage Pool
Issue Date: July 10, 1996                   as of the Cut-off Date, after
                                            deducting payments of principal
First Distribution Date:                    due on or before such date:
August 15, 1996                             $482,357,812

Master Servicer:                         Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation     State Street Bank and Trust Company

Special Servicer:                        Mortgage Loan Seller:
Hanford/Healy Asset Management Company   Citibank, N.A.

Certificate No. A-2A-__                  CUSIP No.  61910D BH 4

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.
               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2A Certificate (obtained by dividing the principal balance of this Class A-2A Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-2A Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class A-2A Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2A Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-2A Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class A-2A Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2A Certificates are exchangeable for new Class A-2A Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2A Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of Class A-2A Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2A Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund , and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           State Street Bank and Trust Company,
                                                    as Trustee



                                             By:
                               Authorized Officer




                                         CERTIFICATE OF AUTHENTICATION

               This is one of the Class A-2A Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                                  as Certificate Registrar


                                             By:
                               Authorized Officer

- -
                                                  ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



        DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-5

                         FORM OF CLASS A-2B CERTIFICATE

                   CLASS A-2B MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                  Certificate Principal Balance of this Class
7.90% per annum                A-2B Certificate as of the Issue Date: $_________

Date of Pooling and Servicing          Class Principal Balance of all the Class
Agreement: July 1, 1996                A-2B Certificates as of the Issue Date:
                                       $145,624,000

Cut-off Date: July 1, 1996                   Aggregate unpaid principal
                                             balance of the Mortgage Pool
Issue Date: July 10, 1996                    as of the Cut-off Date, after
                                             deducting payments of principal
First Distribution Date:                     due on or before such date:
August 15, 1996                              $482,357,812

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      State Street Bank and Trust Company

Special Servicer:                         Mortgage Loan Seller:
Hanford/Healy Asset Management Company    Citibank, N.A.

Certificate No. A-2B-__                   CUSIP No.  61910D BJ 0


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2B Certificate (obtained by dividing the principal balance of this Class A-2B Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-2B Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class A-2B Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-2B Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class A-2B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2B Certificates are exchangeable for new Class A-2B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No service charge will be imposed for any registration of transfer or exchange of Class A-2B Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2B Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           State Street Bank and Trust Company,
                                                    as Trustee



                                             By:
                               Authorized Officer




                                         CERTIFICATE OF AUTHENTICATION

               This is one of the Class A-2B Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                                    as Certificate Registrar


                                             By:
                               Authorized Officer

                                                  ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-6

                           FORM OF CLASS B CERTIFICATE

                     CLASS B MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                   Certificate Principal Balance of this Class
7.90% per annum                      B Certificate as of the Issue Date: $_____

Date of Pooling and Servicing         Class Principal Balance of all the
Agreement: July 1, 1996               Class B Certificates as of the Issue Date:
                                             $14,470,000

Cut-off Date: July 1, 1996                 Aggregate unpaid principal
                                          balance of the Mortgage Pool
Issue Date: July 10, 1996                 as of the Cut-off Date, after
                                          deducting payments of principal
First Distribution Date:                  due on or before such date:
August 15, 1996                           $482,357,812

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      State Street Bank and Trust Company

Special Servicer:                         Mortgage Loan Seller:
Hanford/Healy Asset Management Company    Citibank, N.A.

Certificate No. B-__                      CUSIP No.  61910D BK 7


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

          THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS X-1 AND CLASS X-2 CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A AND CLASS A-2B CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal balance of this Class B Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class B Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class B Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class B Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No transfer of a Class B Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (x) in the case of a Class B Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class B Certificate that is held as a Definitive Certificate, the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class B Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class B Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (or, alternatively, for so long as the Class B Certificates constitute Book-Entry Certificates, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60).

               No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the; Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           State Street Bank and Trust Company,
                                              as Trustee



                                             By:
                               Authorized Officer




                                         CERTIFICATE OF AUTHENTICATION

               This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                             as Certificate Registrar


                                             By:
                                                        Authorized Officer

                                                  ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================

- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-7

                           FORM OF CLASS C CERTIFICATE

                     CLASS C MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                        MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                  Certificate Principal Balance of this Class
7.80% per annum                     C Certificate as of the Issue Date:  $_____

Date of Pooling and Servicing         Class Principal Balance of all the
Agreement: July 1, 1996               Class C Certificates as of the Issue Date:
                                              $31,353,000

Cut-off Date: July 1, 1996                Aggregate unpaid principal
                                          balance of the Mortgage Pool
Issue Date: July 10, 1996                 as of the Cut-off Date, after
                                          deducting payments of principal
First Distribution Date:                  due on or before such date:
August 15, 1996                           $482,357,812

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      State Street Bank and Trust Company

Special Servicer:                         Mortgage Loan Seller:
Hanford/Healy Asset Management Company    Citibank, N.A.

Certificate No. C-__                      CUSIP No.  61910D BL 5


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

          THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS X-1, CLASS X-2 AND CLASS B CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B AND CLASS B CERTIFICATES OF THE SAME
SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal balance of this Class C Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class C Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class C Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class C Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No transfer of a Class C Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (x) in the case of a Class C Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class C Certificate that is held as a Definitive Certificate, the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class C Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class C Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (or, alternatively, for so long as the Class C Certificates constitute Book-Entry Certificates, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60).

               No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           State Street Bank and Trust Company,
                                              as Trustee



                                             By:
                               Authorized Officer




                                         CERTIFICATE OF AUTHENTICATION

               This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                             as Certificate Registrar


                                             By:
                                                        Authorized Officer

                                                  ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



        DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-8

                           FORM OF CLASS D CERTIFICATE

                     CLASS D MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                  Certificate Principal Balance of this Class
7.80% per annum                     D Certificate as of the Issue Date:  $_____

Date of Pooling and Servicing         Class Principal Balance of all the
Agreement: July 1, 1996               Class D Certificates as of the Issue Date:
                                              $19,294,000

Cut-off Date: July 1, 1996                Aggregate unpaid principal
                                          balance of the Mortgage Pool
Issue Date: July 10, 1996                 as of the Cut-off Date, after
                                          deducting payments of principal
First Distribution Date:                  due on or before such date:
August 15, 1996                           $482,357,812

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      State Street Bank and Trust Company

Special Servicer:                         Mortgage Loan Seller:
Hanford/Healy Asset Management Company    Citibank, N.A.

Certificate No. D-__                      CUSIP No.  61910D BM 3


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

          THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS X-1, CLASS X-2, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal balance of this Class D Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class D Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class D Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class D Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No transfer of a Class D Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (x) in the case of a Class D Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class D Certificate that is held as a Definitive Certificate, the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class D Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class D Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (or, alternatively, for so long as the Class D Certificates constitute Book-Entry Certificates, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60).

               No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the

Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           State Street Bank and Trust Company,
                                              as Trustee



                                             By:
                               Authorized Officer




                                         CERTIFICATE OF AUTHENTICATION

               This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                             as Certificate Registrar


                                             By:
                                                        Authorized Officer

                                                  ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-9

                           FORM OF CLASS E CERTIFICATE

                     CLASS E MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                   Certificate Principal Balance of this Class
7.70% per annum                     E Certificate as of the Issue Date: $_______

Date of Pooling and Servicing         Class Principal Balance of all the
Agreement: July 1, 1996               Class E Certificates as of the Issue Date:
                                                         $16,882,000

Cut-off Date: July 1, 1996                Aggregate unpaid principal
                                          balance of the Mortgage Pool
Issue Date: July 10, 1996                 as of the Cut-off Date, after
                                          deducting payments of principal
First Distribution Date:                  due on or before such date:
August 15, 1996                           $482,357,812

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      State Street Bank and Trust Company

Special Servicer:                         Mortgage Loan Seller:
Hanford/Healy Asset Management Company    Citibank, N.A.

Certificate No. E-__                      CUSIP No.  61910D BN 1


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

          THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 10, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $____________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS _____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL
CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE

THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal balance of this Class E Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class E Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant  to the terms of the  Agreement,  distributions  will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class E Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class E Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No transfer of a Class E Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (x) in the case of a Class E Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class E Certificate that is held as a Definitive Certificate, the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class E Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class E Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (or, alternatively, for so long as the Class E Certificates constitute Book-Entry Certificates, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60).

               No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           State Street Bank and Trust Company,
                                              as Trustee



                                             By:
                               Authorized Officer




                                         CERTIFICATE OF AUTHENTICATION

               This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                             as Certificate Registrar


                                             By:
                                                        Authorized Officer

                                                  ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-10

                           FORM OF CLASS F CERTIFICATE

                     CLASS F MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                 Certificate Principal Balance of this Class
7.70% per annum                    F Certificate as of the Issue Date: $________

Date of Pooling and Servicing
Agreement: July 1, 1996                Class Principal Balance of all the
                                       Class F Certificates as of the Issue
                                       Date: $7,235,000

Cut-off Date: July 1, 1996                Aggregate unpaid principal
                                          balance of the Mortgage Pool
Issue Date: July 10, 1996                 as of the Cut-off Date, after
                                          deducting payments of principal
First Distribution Date:                  due on or before such date:
August 15, 1996                           $482,357,812

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      State Street Bank and Trust Company

Special Servicer:                         Mortgage Loan Seller:
Hanford/Healy Asset Management Company    Citibank, N.A.

Certificate No. F-__                      CUSIP No.  61910D BP 6


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE
FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 10, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $____________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS _____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE,

COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal balance of this Class F Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class F Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class F Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class F Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No transfer of a Class F Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (x) in the case of a Class F Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60; or (y) in the case of a Class F Certificate that is held as a Definitive Certificate, the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class F Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class F Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (or, alternatively, for so long as the Class F Certificates constitute Book-Entry Certificates, that the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60).

               No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           State Street Bank and Trust Company,
                                              as Trustee



                                             By:
                               Authorized Officer




                                         CERTIFICATE OF AUTHENTICATION

               This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                             as Certificate Registrar


                                             By:
                                                        Authorized Officer

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-11

                           FORM OF CLASS G CERTIFICATE

                     CLASS G MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                   Certificate Principal Balance of this Class
7.15% per annum                      G Certificate as of the Issue Date: $______

Date of the Pooling and Servicing     Class Principal Balance of all the
Agreement: July 1, 1996               Class G Certificates as of the Issue Date:
                                                         $32,559,000

Cut-off Date: July 1, 1996                Aggregate unpaid principal
                                          balance of the Mortgage Pool
Issue Date: July 10, 1996                 as of the Cut-off Date, after
                                          deducting payments of principal
First Distribution Date:                  due on or before such date:
August 15, 1996                           $482,357,812

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      State Street Bank and Trust Company

Special Servicer:                         Mortgage Loan Seller:
Hanford/Healy Asset Management Company    Citibank, N.A.

Certificate No. G-__                      CUSIP No.  61910D BQ 4

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

          THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 10, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE
THAT THE MORTGAGE ASSETS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal balance of this Class G Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class G Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class G Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class G Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate

(determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class G Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer until it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-3 or Exhibit B-4 to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Sponsor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               No transfer of a Class G Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class G Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class G Certificate or interest therein without delivery of the certification of facts and Opinion of Counsel referred to in the preceding sentence shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class G Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

               No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           State Street Bank and Trust Company,
                                              as Trustee



                                             By:
                               Authorized Officer




                                         CERTIFICATE OF AUTHENTICATION

               This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                             as Certificate Registrar


                                             By:
                                                        Authorized Officer

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s ) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-12

                           FORM OF CLASS H CERTIFICATE

                     CLASS H MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                  Certificate Principal Balance of this Class
5.70% per annum                     H Certificate as of the Issue Date: $_______

Date of Pooling and Servicing          Class Principal Balance of all the
Agreement: July 1, 1996                   Class H Certificates as of the Issue
                                          Date:          $18,088,000

Cut-off Date: July 1, 1996                Aggregate unpaid principal
                                          balance of the Mortgage Pool
Issue Date: July 10, 1996                 as of the Cut-off Date, after
                                          deducting payments of principal
First Distribution Date:                  due on or before such date:
August 15, 1996                           $482,357,812

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      State Street Bank and Trust Company

Special Servicer:                         Mortgage Loan Seller:
Hanford/Healy Asset Management Company    Citibank, N.A.

Certificate No. H-__                      CUSIP No.  61910D BR 2


          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

          THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 10, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE
THAT THE MORTGAGE ASSETS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal balance of this Class H Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class H Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class H Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class H Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate

(determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class H Certificate

(other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer until it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-3 or Exhibit B-4 to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Sponsor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               No transfer of a Class H Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class H Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class H Certificate or interest therein without delivery of the certification of facts and Opinion of Counsel referred to in the preceding sentence shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class H Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

               No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          State Street Bank and Trust Company,
                                              as Trustee



                                             By:
                               Authorized Officer





                                         CERTIFICATE OF AUTHENTICATION

               This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                             as Certificate Registrar


                                             By:
                                                        Authorized Officer

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================

- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-13

                           FORM OF CLASS J CERTIFICATE

                     CLASS J MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                 Certificate Principal Balance of this Class
5.70% per annum                    J Certificate as of the Issue Date: $_______

Date of Pooling and Servicing          Class Principal Balance of all the
Agreement: July 1, 1996                Class J Certificates as of the Issue
                                       Date:          $3,617,000

Cut-off Date: July 1, 1996                Aggregate unpaid principal
                                          balance of the Mortgage Pool
Issue Date: July 10, 1996                 as of the Cut-off Date, after
                                          deducting payments of principal
First Distribution Date:                  due on or before such date:
August 15, 1996                           $482,357,812

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      State Street Bank and Trust Company

Special Servicer:                         Mortgage Loan Seller:
Hanford/Healy Asset Management Company    Citibank, N.A.

Certificate No. J-__                      CUSIP No.  61910D BS 0


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE
FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 10, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION") THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE
MORTGAGE ASSETS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal balance of this Class J Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class J Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class J Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class J Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate

(determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No transfer of any Class J Certificate  shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class J Certificate (other than in  connection  with the  initial  issuance  thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer until it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-3 or Exhibit B-4 to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Sponsor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               No transfer of a Class J Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class J Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class J Certificate or interest therein without delivery of the certification of facts and Opinion of Counsel referred to in the preceding sentence shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class J Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

               No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           State Street Bank and Trust Company,
                                            as Trustee



                                             By:
                               Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class J Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                           as Certificate Registrar


                                             By:
                                                        Authorized Officer

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-14

                           FORM OF CLASS K CERTIFICATE

                     CLASS K MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                        MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                 Certificate Principal Balance of this Class
5.70% per annum                    K Certificate as of the Issue Date: $_______

Date of Pooling and Servicing          Class Principal Balance of all the
Agreement: July 1, 1996                Class K Certificates as of the Issue
                                          Date:          $13,268,861

Cut-off Date: July 1, 1996                Aggregate unpaid principal
                                          balance of the Mortgage Pool
Issue Date: July 10, 1996                 as of the Cut-off Date, after
                                          deducting payments of principal
First Distribution Date:                  due on or before such date:
August 15, 1996                           $482,357,812

Master Servicer:                          Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation      State Street Bank and Trust Company

Special Servicer:                         Mortgage Loan Seller:
Hanford/Healy Asset Management Company    Citibank, N.A.

Certificate No. K-__                      CUSIP No.  61910D BT 6


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY, GMAC COMMERCIAL MORTGAGE CORPORATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G,
CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE
FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 10, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (WITHIN THE MEANING OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE
MORTGAGE ASSETS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal balance of this Class K Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class K Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant  to the terms of the  Agreement,  distributions  will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class K Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class K Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $1,000,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

               Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No transfer of any Class K Certificate  shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class K Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer unless it receives the following: (i)
a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-3 or Exhibit B-4 to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Sponsor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               No transfer of a Class K Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class K Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class K Certificate or interest therein without delivery of the certification of facts and Opinion of Counsel referred to in the preceding sentence shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class K Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

               No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the

Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                            State Street Bank and Trust Company,
                                             as Trustee



                                             By:
                               Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class K Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                           as Certificate Registrar


                                             By:
                                                        Authorized Officer

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions  shall,  if  permitted,   be  made  by  wire  transfer  or
otherwise,        in        immediately        available        funds,        to
_______________________________________________________________
_________________________________________________________________     for    the
account of
- -------------------------------------------------------------------------.

        Distributions   made  by  check  (such  check  to  be  made  payable  to
____________________) and all applicable statements and notices should be mailed to _____________________________
- -------------------------------------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-15

                          FORM OF CLASS R-I CERTIFICATE

                    CLASS R-I MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                        MORTGAGE CAPITAL FUNDING, INC.

Date of Pooling and Servicing        Percentage Interest evidenced by
Agreement: July 1, 1996              this Certificate in the related Class: ___%

Cut-off Date: July 1, 1996                 Aggregate unpaid principal
                                           balance of the Mortgage Pool
Issue Date: July 10, 1996                  as of the Cut-off Date, after
                                           deducting payments of principal
First Distribution Date:                   due on or before such date:
August 15, 1996                            $482,357,812

Master Servicer:                           Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation       State Street Bank and Trust Company

Special Servicer:                          Mortgage Loan Seller:
Hanford/Healy Asset Management Company     Citibank, N.A.

Certificate No. R-I-__


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

               This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the

Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class R-I Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-I Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No  transfer  of any Class R-I  Certificate  shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class R-I Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer unless it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-3 or Exhibit B-4 to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Sponsor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               No transfer of a Class R-I Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

               Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

               Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a
"pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

               The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person which is not a Permitted Transferee or a United States Person, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a Permitted Transferee or a United States Person.

               A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

               No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all

Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                           State Street Bank and Trust Company,
                                            as Trustee



                                             By:
                                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:

                                            State Street Bank and Trust Company,
                                            as Certificate Registrar


                                             By:
                               Authorized Officer

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions     shall    be    by    check     made     payable     to
__________________________________            and            mailed           to
____________________________________________________________________.

        Applicable statements and notices should be mailed to_______________
- ------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-16

                             CLASS R-II CERTIFICATE

                   CLASS R-II MULTIFAMILY/COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-MC1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial "whole" mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.

Date of Pooling and Servicing        Percentage Interest evidenced by
Agreement: July 1, 1996              this Certificate in the related Class: ___%

Cut-off Date: July 1, 1996                 Aggregate unpaid principal
                                           balance of the Mortgage Pool
Issue Date: July 10, 1996                  as of the Cut-off Date, after
                                           deducting payments of principal
First Distribution Date:                   due on or before such date:
August 15, 1996                            $482,357,812

Master Servicer:                           Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation       State Street Bank and Trust Company

Special Servicer:                          Mortgage Loan Seller:
Hanford/Healy Asset Management Company     Citibank, N.A.

Certificate No. R-II-__


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITIBANK, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, HANFORD/HEALY ASSET MANAGEMENT COMPANY, STATE STREET BANK AND TRUST COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

               This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset
Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the

Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (as to the Class R-II Certificates, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-II Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

               The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

               The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

               No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Class R-II Certificate (other than in connection with the initial issuance thereof or the initial transfer thereof by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer unless it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit B-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-3 or Exhibit B-4 to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Sponsor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               No transfer of a Class R-II Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

               Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

               Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a
"pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

               The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee or a United States Person, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee or a United States Person.

               A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

               No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

               Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

               The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all

Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Pool specified on the face hereof.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

               This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                            State Street Bank and Trust Company,
                                              as Trustee



                                             By:
                                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:

                                           State Street Bank and Trust Company,
                                           as Certificate Registrar


                                             By:
                               Authorized Officer

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
==============================================================
- --------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

               I (we) further direct the issuance of a new Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:


Dated:


                                     Signature by or on behalf of Assignor


                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


        The assignee should include the following for purposes of distribution:

        Distributions     shall    be    by    check     made     payable     to
__________________________________            and            mailed           to
____________________________________________________________________.

        Applicable statements and notices should be mailed to__________________
- ------------------------------------.

        This  information  is  provided  by   ___________________________,   the
assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT B-1

                        FORM I OF TRANSFEROR CERTIFICATE
                         PURSUANT TO SECTION 5.02(b)(i)


                                                    _____________, 19__


State Street Bank and Trust Company
Two International Place, 5th Floor
Boston, Massachusetts  02110

Attention:  Corporate Trust Department

                       Re:    Mortgage       Capital       Funding,        Inc.,
                              Multifamily/Commercial    Mortgage    Pass-Through
                              Certificate, Series 1996-MC1, Class [G] [H] [J] [K] [R-I] [R-II], [having an initial principal balance as of August __, 1996 (the "Issue Date") of $__________] [evidencing a ____% percentage interest in the Class to which it belongs]

Dear Sirs:

               This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the captioned Certificate (the "Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1996, among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                1. The Transferor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever.

                2.  Neither the  Transferor  nor anyone acting on its behalf has
        (a) offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificate, any interest in the Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificate, any interest in the Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of the Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Certificate pursuant to the Securities Act or any state securities laws.

                3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" (as that term is defined in Rule 144A ("Rule 144A") under the Securities Act) purchasing for its own account. In determining whether the Transferee is a "qualified institutional buyer", the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

               ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

               ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

               ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

               ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

                4.  The  Transferor  and any  person  acting  on  behalf  of the
        Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a "qualified institutional buyer":

                       (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee's "family of investment companies", if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

                       (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

                       (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

                5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

                6.  The  Transferor  or  a  person  acting  on  its  behalf  has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Certificate and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificate, that the Transferee has requested.

                                                    Very truly yours,


                                                    (Transferor)

                                                    By:
                                                    Name:
                                                    Title:

                                   EXHIBIT B-2

                        FORM II OF TRANSFEROR CERTIFICATE
                           PURSUANT TO SECTION 5.02(b)



                                                    _____________, 19__



State Street Bank and Trust Company
Two International Place, 5th Floor
Boston, Massachusetts  02110

Attention:  Corporate Trust Department

                       Re:    Mortgage       Capital       Funding,        Inc.,
                              Multifamily/Commercial    Mortgage    Pass-Through
                              Certificate, Series 1996-MC1, Class [G] [H] [J] [K] [R-I] [R-II], [having an initial principal balance as of August __, 1996 (the "Issue Date") of $__________] [evidencing a ____% percentage interest in the Class to which it belongs]

Dear Sirs:

               This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the captioned Certificate (the "Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1996, among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                1. The Transferor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever.

                2.  Neither the  Transferor  nor anyone acting on its behalf has
        (a) offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificate, any interest in the
        Certificate   or  any
        other   similar    security   by   means   of   general
        advertising or in any other manner, or (e) taken any other action with respect to the Certificate, any interest in the Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of the Certificate a violation of Section 5 of the
        Securities Act or any state securities laws, or would require registration or qualification of the Certificate pursuant to the Securities Act or any state securities laws.


                                                    Very truly yours,



                                                    (Transferor)


                                                    By:
                                                    Name:
                                                    Title:

                                   EXHIBIT B-3

                        FORM I OF TRANSFEREE CERTIFICATE
                           PURSUANT TO SECTION 5.02(b)
                                   [FOR QIBs]


                                                    _____________, 19__



State Street Bank and Trust Company
Two International Place, 5th Floor
Boston, Massachusetts  02110

Attention:  Corporate Trust Department

                       Re:    Mortgage       Capital       Funding,        Inc.,
                              Multifamily/Commercial    Mortgage    Pass-Through
                              Certificate, Series 1996-MC1, Class [G] [H] [J] [K] [R-I] [R-II], having an initial principal balance as of August __, 1996 (the "Issue Date") of $__________] [evidencing a ____% percentage interest in the Class to which it belongs]

Dear Sirs:

               This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the captioned Certificate (the "Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1996, among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

               1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

               2. The Transferee has been furnished with all information regarding (a) the Certificate and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificate, that it has requested.

               3. If the Transferee proposes that the Certificate be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

                                                    Very truly yours,



                                                    (Transferee)


                                                    By:
                                                    Name:
                                                    Title:



                                            Nominee Acknowledgment

               The undersigned hereby acknowledges and agrees that as to the Certificate being registered in its name, the sole beneficial owner thereof is and shall be _____________ _____________________, the Transferee identified above, for whom the undersigned is acting as nominee.


                                    (Nominee)

                                                    By:
                                                    Name:
                                                    Title:

                             ANNEX 1 TO EXHIBIT B-3


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


               The  undersigned   hereby   certifies  as  follows  to  [name  of
Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

               1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "Transferee").

               2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.



        ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

        ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

        ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having  supervision  over  any  such  institutions,  or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

        ___    Broker-dealer.  The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

        ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

        ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

        ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        ___    Investment Advisor.   The Transferee is an investment advisor
               registered under the Investment Advisers Act of 1940.

        ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)




               3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

               4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

               5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

        ___    ___            Will the Transferee be purchasing the Certificate
        Yes    No             only for the Transferee's own account?

               6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

               7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                       Print Name of Transferee


                                       By:
                                      Name:
                                     Title:

                                                    Date:

                             ANNEX 2 TO EXHIBIT B-3


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


               The  undersigned   hereby   certifies  as  follows  to  [name  of
Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

               1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

               2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

               5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

               ____    ____    Will the Transferee be purchasing the Certificate
               Yes     No      only for the Transferee's own account?

               6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

               7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                       Print Name of Transferee or Adviser

                                                    By:
                                                    Name:
                                                    Title:

                                                    IF AN ADVISER:


                                                    Print Name of Transferee


                                                    Date:

                                   EXHIBIT B-4

                        FORM II OF TRANSFEREE CERTIFICATE
                           PURSUANT TO SECTION 5.02(b)
                    [FOR INSTITUTIONAL ACCREDITED INVESTORS]


                                                    _____________, 19__



State Street Bank and Trust Company
Two International Place, 5th Floor
Boston, Massachusetts  02110

Attention:  Corporate Trust Department



                       Re:    Mortgage       Capital       Funding,        Inc.,
                              Multifamily/Commercial    Mortgage    Pass-Through
                              Certificate, Series 1996-MC1, Class [G] [H] [J] [K] [R-I] [R-II], having an initial principal balance as of July 10, 1996 (the "Issue Date") of $__________] [evidencing a ____% percentage interest in the Class to which it belongs]

Dear Sirs:

               This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the captioned Certificate (the "Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1996, among Mortgage Capital Funding, Inc. as Sponsor, Citibank, N.A. as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation as Master Servicer, Hanford/Healy Asset Management Company as Special Servicer and State Street Bank and Trust Company as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

               1. The Transferee is acquiring the Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

               2. The Transferee understands that (a) the Certificate has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Sponsor nor the Trustee is obligated so to register or qualify the Certificate and (c) neither the Certificate nor any security issued in exchange therefor or inlieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit B-1 to the Pooling and Servicing Agreement, or (B) a certificate from the prospective transferor substantially in the form attached as Exhibit B-2 to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit B-3 or Exhibit B-4 to the Pooling and Servicing Agreement, or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

               3. The Transferee understands that it may not sell or otherwise transfer the Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Certificate will bear legends substantially to the following effect:

               THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     - AND -

               NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

               4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Certificate under the Securities Act, would render the disposition of the Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing.

               5. The Transferee has been furnished with all information regarding (a) the Sponsor, (b) the Certificates and distributions thereon, (c) the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

               6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                                    Very truly yours,



                                                    (Transferee)


                                                    By:
                                                    Name:
                                                    Title:

                                   EXHIBIT C-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(d)(i)(B)


STATE OF                             )
                                     ) participation.:
COUNTY OF                     )


               [NAME OF OFFICER], being first duly sworn, deposes and says that:

               1. He is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a Mortgage Capital Funding, Inc., Class R-[I] [II] Multifamily/Commercial Mortgage Pass-Through Certificate, Series 1996-MC1, evidencing a ____% Percentage Interest in the Class to which it belongs (the "Residual Certificate")), a ________________________ duly organized and validly existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificate was issued (the "Pooling and Servicing Agreement").

               2. The Transferee (i) is [and, as of [date of transfer], will be] a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificate, and (ii) is acquiring the Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

               3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificate to "disqualified organizations" under the Internal Revenue Code of 1986, as amended, that applies to all transfers of the Residual Certificate after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulation section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

               4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass- through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

               5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

               6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

               7. The Transferee's taxpayer identification number is _________.

               8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificate (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificate, in either case, in the event that the Transferee holds such Residual Certificate in violation of Section 5.02(d)); and the Transferee expressly agrees to the bound by and to comply with such provisions.

               9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificate is or will be to impede the assessment or collection of any tax.

               10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate.

               11. The Transferee will, in connection with any transfer that it makes of the Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision. 12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , 199__.

                                                    [NAME OF TRANSFEREE]


                                                    By:
                                                           [Name of Officer]
                               [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary


               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Transferee

   Subscribed and sworn before me this     day of _____________________, 199__.




            NOTARY PUBLIC

            COUNTY OF
            STATE OF
            My Commission expires the
            _________ day of ___________, 19__.

                                   EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE
                        PURSUANT TO SECTION 5.02(d)(i)(D)





                                                    __________________, 19___




State Street Bank and Trust Company
Two International Place, 5th Floor
Boston, Massachusetts  02110

Attention:  Corporate Trust Department

       Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificate, Series 1996-MC1, Class R-[I] [II], evidencing a
            __% percentage interest in the Class to which it belongs

Dear Sirs:

               This letter is delivered to you in connection with the transfer by (the "Transferor") to (the "Transferee") of the captioned Class R-[I] [II] Certificate (the "Residual Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1996, among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset Management Company, as Special Servicer, and State Street Bank and Trust Company, as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificate may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                                    Very truly yours,



                                                    (Transferor)

                                                    By:
                                                    Name:
                                                    Title:

                                    EXHIBIT D


                               REQUEST FOR RELEASE

                                                    ____________________, 19___

State Street Bank and Trust Company
Two International Place, 5th Floor
Boston, Massachusetts  02110

Attention:  Corporate Trust Department

               In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of July 1, 1996 (the "Pooling and Servicing Agreement"), by and among Mortgage Capital Funding, Inc., as Sponsor, Citibank, N.A., as Mortgage Loan Seller, GMAC Commercial Mortgage Corporation, as Master Servicer, Hanford/Healy Asset Management Company, as Special Servicer, and you, as Trustee and REMIC Administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:



Reason for requesting file (or portion thereof):

______         1.      Mortgage Loan paid in full.
                       The  undersigned   hereby   certifies  that  all  amounts
                       received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______         2.      The Mortgage Loan is being foreclosed.

______         3.      Other.  (Describe)

               The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

               Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                     [GMAC COMMERCIAL MORTGAGE CORPORATION]
                         [HANFORD/HEALY ASSET MANAGEMENT
                                    COMPANY]


                                                    By:
                                                    Name:
                                                    Title:

                                    EXHIBIT E


                                              FORM OF REO STATUS REPORT


                                            MORTGAGE CAPITAL FUNDING, INC.
                                                   REO STATUS REPORT

                                                                                        Receipts       Net Income
 Offering          REO                                                                  Collected      Included In     Net Income
 Circular      Conversion    Property                     REO               REO          Curent        Available
 Control #        Date         Type       State      Appraised Value     Book Value      Period        Distribution



REO CONVERSIONS REPORT (for current Collection Period)



Offering         REO                               Stated            REO
Circular     Conversion    Property               Principal       Conversion
Control #       Date         Type          State   Balance        Balance(1)







(1) Unpaid principal balance of the mortgage loan as of the REO conversion date.


REO DISPOSITION SUMMARY

                                                    Net Proceeds
Offering                                             Included     Final Recovery
Circular     Property                Liquidation    In Available   Determination
Control #      Type        State     Proceeds(1)    Distribution        Date





(1) Includes liquidation proceeds and any other amounts received during the current collection period.

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                             MORTGAGE LOAN SCHEDULE

      Counter    Control   Loan           Property                         Property
      Number     Number    Number           Name                            Address                     City          State    Zip
- -----------------------------------------------------------------------------------------------------------------------------------
      Group 1
         1         CO1    04-1000001  Woodhaven                     625 S Redwood Road              Salt Lake City      UT    84104
         2         CO2    04-1000009  Sandstone                     405 East Prince Road            Tuscon              AZ    85032
         3         CO3    06-1000001  Green Tree                    50 Jadwin Avenue                Richland            WA    99352
         4         CO4    04-1000002  Hunters Glen                  1201 Bacon Ranch Road           Killeen             TX    76542
         5         CO5    04-1000012  Oak Hollow                    2601 Bill Owens Parkway         Longview            TX    75601
         6         CO6    04-1000003  Stone Ridge                   1000 South Danville Road        Kilgore             TX    75662
         7         CO7    06-1000004  Holme Circle                  2740-2800 Axe Factory Road      Philadelphia        PA    19152
         8         CO8    06-1000003  Washington Crossing           614-15 E. Mosser Street         Allentown           PA    18103
      Group 2
         9A          2A   643802-5    Ginger Creek Apartments       2800 Springfield Avenue         Champaign           IL    61821
         9B          2B   643802-5    Continental Plaza Apartments  907 South Mattis Avenue         Champaign           IL    61821
         9C          2C   643802-5    Stoneleigh Court              800 South Mattis Avenue         Champaign           IL    61821
         9D          2D   643802-5    Colonial Village Apartments   1003 South Mattis Avenue        Champaign           IL    61821
         9E          2E   643802-5    Healey Street Apartments      607,609,611,613 West Healey St  Champaign           IL    61820
         9F          2F   643802-5    Clark Street Apartments       307,311,312,402 West Clark St   Champaign           IL    61820
         9G          2G   643802-5    Green Street Apartments       507-509 West Green Street       Champaign           IL    61820
         9H          2H   643802-5    Anthony Drive Apartments      1500 Anthony Drive              Champaign           IL    61821
         9I          2I   643802-5    Colonial South Apartments     1101 South Mattis Avenue        Champaign           IL    61821
        10           3    644135-5    Hampton Court Apartments      3955 Swenson Ave                Las Vegas           NV    89119
        11           4    650901-9    Eagle Court Apartments        215 West 84th St                New York            NY    10024
        12           6    644111-9    Latham Village Apartments     Latham Village Lane             Latham              NY    12110
        13           7    643277-5    Navajo Bluffs Apartments      6575 Jaffe Court                San Diego           CA    92119
        14           9    650647-8    Lantana Apartments            4103 Wesley Club Drive          Atlanta             GA    30034
        15          10    650565-7    Bren Mar Apartments           6374 Beryl Road                 Alexandria          VA    23212
        16          11    644048-2    Newport Apartments            415 South Pine Island Rd        Plantation          FL    33324
        17          12    642968-1    Wyoga Lake Apartments         4260-4261 Americana Drive       Cuyahoga Falls      OH    44224
        18          13    2           Greenbriar Village            Township Line Road              Bath (Allentown)    PA    18104
        19          14    642996-6    Winbranch Apaprtments         3551 Dalebranch Drive           Memphis             TN    38116
        20          15    643812-2    Crystal Village               2610-A Camellia Street          Durham              NC    27705
        21          16    650675-3    Saratoga Lake Apartments      3552 Panthersville Road         Decatur             GA    30034
        22          17    643000-7    Trenton Place Apartments      34188 Euclid Avenue             Willoughby          OH    44094
        23          18    644109-6    Prospect Point Apts           200-300 West Curtis             Savoy               IL    68121
        24          20    642952-6    Garden Village Apartments     2000 North Mattis Ave           Champaign           IL    61821
        25          21    642000-4    City Terrace Apartments       425 East 3rd Street             Long Beach          CA    90802
        26          22    644143-6    Hidden Oaks Apartments        1329 Northwest Military Highwy  San Antonio         TX    78231
        27          23    644122-9    Foxglove Apartments           210 Redd Road                   El Paso             TX    79932
        28          24    650513-6    Shannon View Apartments       University Drive                Fort Lauderdale     FL    33324
        29A         25A   642885-7    Brighton Properties I         88 Washington Street            Boston              MA    02135
        29B         25B   642885-7    Brighton Properties II        119-127 Sutherland Road         Boston              MA    02135
        29C         25C   642885-7    Brighton Properties III       1687 Commonwealth Ave.          Boston              MA    02135
        30          27    650518-1    Courtyard Apartments          3222-3294 E. Dakota Avenue      Fresno              CA    93726
        31          28    650553-4    Montrose Square Apartments    6531 Emmons Drive               Fort Wayne          IN    46255
        32          30    650570-9    Hunter Chase Apartments       1897 Madison Street             Clarksville         TN    37043
        33          32    643773-8    Wildwood East Apartments      2237 East 56th Avenue           Anchorage           AK    99502
        34          91    11          Fairfield Apartments          18 Country Club Drive           Newark              DE    19711
        35          35    650800-7    Bedford Crossing Apartments   550 Old Hickory Blvd            Jackson             TN    38301


      Counter    Control  Loan        Original     Cut-Off-Date   Cut-Off-Date
      Number     Number   Number      Balance         UPB            Rate         Note Date
- ----------------------------------------------------------------------------------------
      Group 1
         1         CO1    04-1000001   7,951,729     7,844,670        8.21        9/9/94
         2         CO2    04-1000009   6,540,454     6,452,395        8.21        9/9/94
         3         CO3    06-1000001   4,950,000     4,836,173        8.00        8/23/94
         4         CO4    04-1000002   3,645,692     3,596,608        8.21        9/9/94
         5         CO5    04-1000012   3,195,112     3,152,094        8.21        9/9/94
         6         CO6    04-1000003   1,818,466     1,793,983        8.21        9/9/94
         7         CO7    06-1000004   1,300,000     1,275,221        8.43        11/30/94
         8         CO8    06-1000003   1,030,000     1,015,808        8.62        11/28/94
      Group 2
         9A          2A   643802-5     3,885,000     3,874,468        8.00        2/28/96
         9B          2B   643802-5     2,200,000     2,194,036        8.00        2/28/96
         9C          2C   643802-5     1,200,000     1,196,747        8.00        2/28/96
         9D          2D   643802-5     1,140,000     1,136,910        8.00        2/28/96
         9E          2E   643802-5     1,040,000     1,037,181        8.00        2/28/96
         9F          2F   643802-5       810,000       807,804        8.00        2/28/96
         9G          2G   643802-5       750,000       747,967        8.00        2/28/96
         9H          2H   643802-5       625,000       623,306        8.00        2/28/96
         9I          2I   643802-5       400,000       398,916        8.00        2/28/96
        10           3    644135-5    11,000,000    10,979,492        8.41        3/21/96
        11           4    650901-9    10,000,000     9,978,364        7.84        4/5/96
        12           6    644111-9     8,000,000     7,967,186        7.99        12/21/95
        13           7    643277-5     7,200,000     7,172,731        7.46        1/5/96
        14           9    650647-8     6,155,000     6,147,877        8.74        4/17/96
        15          10    650565-7     5,350,000     5,336,072        8.20        2/22/96
        16          11    644048-2     5,100,000     5,090,036        8.18        3/28/96
        17          12    642968-1     5,300,000     5,207,443        8.11        12/4/95
        18          13    2            5,000,000     4,991,089        8.63        3/28/96
        19          14    642996-6     4,800,000     4,763,898        7.99        11/22/95
        20          15    643812-2     4,400,000     4,380,950        7.72        12/28/95
        21          16    650675-3     4,300,000     4,295,024        8.74        4/17/96
        22          17    643000-7     4,200,000     4,173,057        8.00        12/7/95
        23          18    644109-6     4,000,000     3,985,119        7.55        1/25/96
        24          20    642952-6     3,650,000     3,636,742        7.67        1/23/96
        25          21    642000-4     3,500,000     3,477,330        7.94        12/1/95
        26          22    644143-6     3,400,000     3,390,072        7.63        2/15/96
        27          23    644122-9     3,300,000     3,293,190        7.91        3/8/96
        28          24    650513-6     3,225,300     3,223,444        8.75        5/9/96
        29A         25A   642885-7       825,000       815,803        9.00        6/22/95
        29B         25B   642885-7     1,350,000     1,334,951        9.00        6/22/95
        29C         25C   642885-7     1,012,500     1,001,213        9.00        6/22/95
        30          27    650518-1     3,154,000     3,148,573        8.80        3/26/96
        31          28    650553-4     2,800,000     2,792,172        8.78        3/21/96
        32          30    650570-9     2,500,000     2,495,456        8.91        4/3/96
        33          32    643773-8     1,950,000     1,936,150        7.36        12/8/95
        34          91    11           1,900,000     1,898,333        9.10        5/30/96
        35          35    650800-7     1,875,000     1,873,277        8.82        5/24/96

 Counter    Control   Loan             Property                           Property
 Number     Number    Number             Name                              Address                     City           State     Zip
- -----------------------------------------------------------------------------------------------------------------------------------
   36         36     643766-0    Silver Terrace Apartments         4697 Rose Coral Drive             Orlando            FL     32808
   37         37     643018-8    Flamingo Apartments               1650 West 44th Place              Hialeah            FL     33012
   38         38     643099-7    Torrey Pines Apartments           45235 7Th Street East             Lancaster          CA     93535
   39         40     650785-9    Cedarwood Apartments              2880 Beverly Hills Rd.            Memphis            TN     38128
   40         41     642944-5    Colebrook Manor                   2456 Iverson Street               Temple Hills       MD     20748
   41         42     644046-3    Valley View                       5,6,8 &11 Secora Raod             Monsey             NY     10952
   42         43     650692-8    Quarry Apartments                 270 Quarry Street                 Quincy             MA     02171
   43         45     650693-1    Park Drive Limited Partnership    149-151 Park Drive                Boston             MA     02115
   44         46     643232-2    Haven Manor Apartments            905 West 26th Street              Lynn Haven         FL     32444
   45         47     643765-7    Willow Trail Apartments           4801 Clyde Morris Blvd            Port Orange        FL     32119
   46         48     643051-5    One And Only Apartments           3602/3619 Bolivar Drive           Dallas             TX     75220
   47         49     650795-6    Pratton Arms Apartments           20 Eames Street                   Framingham         MA     01701
   48         50     642967-8    Quilliams Noble Apartments        2481-2487 Noble Road              Cleveland Heights  OH     44121
   49         51     643775-4    Chugach South Apartments          9540 & 9600 Morningside Loop      Anchorage          AK     99502
   50         52     8           Lakeview Manor                    1700 Newcombtown Road             Millville          NJ     8332
   51         53     643774-1    Chugach West Apartments           1340 & 1402 West 26th Avenue      Anchorage          AK     99503
   52         54     3           Eldorado Gardens                  200 Mill Street                   Belleville         NJ     7109
   53         55     650694-4    Pembroke Apartments               2051-2061 NW 81 Street            Pembroke Pines     FL     33024
   54         90     650523-3    Great Northeast Plaza             2201-2235 Cottman Avenue and
                                                                     2290 Bleigh Street              Philadelphia       PA     19149
   55         56     642895-4    Village Square at Kiln Creek      5007 Victory Blvd.                York County        VA     23602
   56         57     644081-9    Promenade Shopping Center         9810 Alternate Route A1A          Palm Beach Gardens FL     33410
   57         59     643091-3    Escada                            7 East 57th Street                New York           NY     10022
   58         60     650656-2    Santa Fe Springs Market Place     Washington Blvd./Norwalk Blvd.    Santa Fe Springs   CA     90605
   59         61     642963-6    Plaza Del Rienzi                  North Canal Blvd/Rue London       Thibodaux          LA     70301
   60         62     650578-3    Battlefield Plaza                 313 East Battlefield Road         Springfield        MO     65807
   61         63     643327-9    Harnett Crossing Shopping Center  2106-2330 Cumberland Street       Dunn               NC     28334
   62         65     650460-3    Grand Union Shopping Center       402-430 Union Blvd                West Islip         NY     11795
   63         67     643016-2    Village II (Indian Wells)         Highway 111                       Indian Wells       CA     92210
   64         68     642940-3    Eckerd Plaza                      N.E.Corner Of Golden Gate Pkwy    Naples             FL     33999
   65         70     650698-6    MVP Sports                        1207 Washington Street (Route 53) Hanover            MA     01887
   66         71     650695-7    IRG Waltham Limited               101 First Avenue                  Waltham            MA     02154
   67         72     643017-5    Ritchey Business Centre           1831 S. Ritchey St.               Santa Ana          CA     92705
   68         73     643015-9    Highland Plaza Sc                 3001-3051 Nicollet Avenue         Minneapolis        MN     55408
   69         74     643789-3    Regency Pointe                    940 Arlington Expressway          Jackonsonville     FL     75231
   70         75     643186-0    Cohaire Plaza                     Inter.Of Westover Rd & Sunset     Clinton            NC     28328
   71         76     650867-0    Tokeneke Center                   23-25 Tokeneke Road               Darien             CT     06490
   72         77     650796-9    Quincy Flagship/Mithell           625 Southern Artery               Quincy             MA     02169
   73         78     643762-8    Ecor Rouge Shopping Center        49 North Greeno Road              Fairhope           AL     36532
   74         79     650874-8    Great Falls Shopping Center       Highway 158                       Roanoke Rapids     NC     27870
   75         80     643085-8    Yancey Commons Shopping Center    Us Highway 19E/Dogwood Lane       Burnsville         NC     28714
   76         81     643790-3    Foxmoor Center                    5660 Foxmoor Bayshore Road, N.    North Ft. Meyers   FL     15212
   77         82     650797-2    Eleven Hurley                     11 Hurley Street                  Cambridge          MA     02141
   78         83     4           University Plaza                  Highway 22                        Martin             TN     38237
   79         84     650696-0    Dudley Plaza Realty               Airport Road                      Dudley             MA     01571
   80         85     642962-3    Parkside Plaza                    Highway 15 & West 10th Street     Laurel             MS     39441
   81         86     642947-4    Heritage Plaza Shopping Center    2410 North Heritage St.           Kinston            NC     28502
   82         87     643792-9    Everything Organized              310 North Pointe Parkway          Alpharetta         GA     30202
   83         88     650697-3    CVS Clinton                       14-16 East Main Street            Clinton            CT     06413

 Counter    Control   Loan       Original      Cut-Off-Date      Cut-Off-Date
 Number     Number    Number     Balance           UPB               Rate       Note Date
- -----------------------------------------------------------------------------------------
   36         36     643766-0     1,867,500      1,857,858          8.310%      10/18/95
   37         37     643018-8     1,750,000      1,735,499          8.240%      10/6/95
   38         38     643099-7     1,650,000      1,640,952          8.010%      10/4/95
   39         40     650785-9     1,525,000      1,523,587          8.770%      5/24/96
   40         41     642944-5     1,465,000      1,447,496          8.120%      11/30/95
   41         42     644046-3     1,450,000      1,441,783          8.260%      5/1/96
   42         43     650692-8     1,450,000      1,437,907          8.200%      10/31/95
   43         45     650693-1     1,350,000      1,332,144          9.820%      2/15/95
   44         46     643232-2     1,275,000      1,269,592          8.010%      2/12/96
   45         47     643765-7     1,233,000      1,231,614          8.880%      4/29/96
   46         48     643051-5     1,275,000      1,263,400          9.080%      8/21/95
   47         49     650795-6     1,026,000      1,019,301          7.890%      12/21/95
   48         50     642967-8       975,000        957,914          8.070%      12/4/95
   49         51     643775-4       950,000        943,617          7.710%      12/8/95
   50         52     8              900,000        898,394          9.020%      4/25/96
   51         53     643774-1       835,000        829,478          7.810%      12/8/95
   52         54     3              825,000        823,583          9.250%      5/1/96
   53         55     650694-4       750,000        741,218          8.700%      6/8/95
   54         90     650523-3    18,000,000     17,990,250          9.040%      5/17/96
   55         56     642895-4    15,375,000     15,314,180          8.170%      12/26/95
   56         57     644081-9    13,160,671     12,423,775          9.000%      12/29/92
   57         59     643091-3    10,600,000     10,475,650          8.270%      11/13/95
   58         60     650656-2     7,475,000      7,471,197          9.340%      5/10/96
   59         61     642963-6     6,270,000      6,263,528          9.290%      4/30/96
   60         62     650578-3     6,225,000      6,186,080          8.160%      12/15/95
   61         63     643327-9     6,200,000      6,189,109          8.700%      3/18/96
   62         65     650460-3     5,750,000      5,726,697          8.050%      12/18/95
   63         67     643016-2     4,750,000      4,726,315          8.410%      1/3/96
   64         68     642940-3     4,200,000      4,176,487          8.840%      12/19/95
   65         70     650698-6     3,650,000      3,625,239          8.630%      11/10/95
   66         71     650695-7     3,100,000      3,065,527          9.020%      6/23/95
   67         72     643017-5     3,080,000      3,071,460          8.830%      3/26/96
   68         73     643015-9     3,000,000      2,984,523          8.200%      1/24/96
   69         74     643789-3     3,000,000      2,515,288          9.375%      8/17/93
   70         75     643186-0     2,475,000      2,461,855          8.020%      1/19/96
   71         76     650867-0     2,250,000      2,231,265          8.960%      9/28/95
   72         77     650796-9     1,810,000      1,795,214          8.420%      1/17/96
   73         78     643762-8     1,800,000      1,794,934          8.740%      3/7/96
   74         79     650874-8     1,800,000      1,793,007          8.550%      3/5/96
   75         80     643085-8     1,750,000      1,738,659          8.910%      11/30/95
   76         81     643790-3     1,600,000      1,384,229          9.000%      11/29/93
   77         82     650797-2     1,400,000      1,388,858          8.630%      1/30/96
   78         83     4            1,440,000      1,438,839          9.600%      5/23/96
   79         84     650696-0     1,330,000      1,319,225          8.380%      10/19/95
   80         85     642962-3     1,180,000      1,178,142          9.766%      4/30/96
   81         86     642947-4     1,135,000      1,129,482          8.565%      1/11/96
   82         87     643792-9     1,100,000      1,067,363          9.740%      7/22/94
   83         88     650697-3       840,000        831,767          8.450%      12/14/95

 Counter    Control   Loan            Property                           Property
 Number     Number    Number            Name                              Address                        City          State    Zip
- -----------------------------------------------------------------------------------------------------------------------------------
    84        89     643722-0    Bonnie Brea Shopping Center       5030-5080 Benita Road/5037
                                                                     Central Avenue                  San Diego          CA     91902
    85        CO9    P00676      Mott - 76 S. Bergen Place         76 S. Bergen Place                Freeport           NY     11520
    86        CO10   P00722      Mott - 655 Nassau Road            655 Nassau Road                   Hempstead          NY     11550
    87        CO11   P00686      Mott - 45 Broadway                45 Broadway                       Freeport           NY     11520
    88        CO12   P00670      Mott - 35 N. Long Beach Avenue    35 N. Long Beach Avenue           Freeport           NY     11520
    89        CO13   P00692      Mott - 56 N. Long Beach Avenue    56 N. Long Beach Avenue           Freeport           NY     11520
    90        CO14   P00720      Mott - 27 Attorney Street         27 Attorney Street                Hempstead          NY     11550
    91        CO15   P00682      Mott - 95 Jerusalem Avenue        95 Jerusalem Avenue               Hempstead          NY     11550
    92        CO16   P00708      Mott - 271 Washington Street      271 Washington Street             Hempstead          NY     11550
    93        CO17   P00678      Mott - 155 Pine Street            155 Pine Street                   Freeport           NY     11520
    94        CO18   P00690      Mott - 40 Graffing Place          40 Graffing Place                 Freeport           NY     11520
    95        CO19   P00704      Mott - 260 Belmont Parkway        260 Belmont Parkway               Hempstead          NY     11550
    96        CO20   P00710      Mott - 360 Washington Street      360 Washington Street             Hempstead          NY     11530
    97        CO21   P00706      Mott - 55 Nassau Place            55 Nassau Place                   Hempstead          NY     11550
    98        CO22   P00714      Mott - 25 Peninsula Boulevard     25-27 Peninsula Boulevard         Hempstead          NY     11550
    99        CO23   P00684      Mott - 1100 Ward Place            1100 Ward Place                   Woodmere           NY     11598
   100        CO24   P00610      Ridgecrest Retirement Center      1900 Highway 6 West               Waco               TX     76712
   101        CO25   941-0103    Morningstar Mini - Charlotte      3912  Wilkinson Boulevard         Charlotte          NC     28208
   102        CO26   941-0095    Morningstar Mini - Hickory        1970 Tate Boulevard S.E.          Hickory            NC     28601
   103        CO27   941-0104    Morningstar Mini - Winston Salem  5713 Robin Wood Lane              Winston-Salem      NC     27105
   104        CO28   941-0094    Morningstar Mini - Florence       753 N. Cashua Drive               Florence           SC     29502
   105        CO29   941-0096    Morningstar Mini - Lexington      951 N. Main Street                Lexington          NC     27292
   106        CO30   941-0097    Morningstar Mini - Sumter         1277 Camden Highway               Sumter             SC     29150
   107        CO31   941-0086    Thousand Oaks Self Storage        3485 Old Conejo Road              Thousand Oaks      CA     91320
   108        CO32   P00638      King Shopping Center              7001-7101 Martin Luther
                                                                     King, Jr. Hwy.                  Palmer Park        MD     20875
   109        CO33   941-0062    Starr Avenue                      30-28 Starr Avenue                Long Island City   NY     11101
   110A       CO34a  P00630      Kmart/Elizabeth City              683 South Hughes Blvd.            Elizabeth City     NC     27909
   110B       CO34b  P00628      Kmart/Rocky Mount                 720 Sutters Creek Boulevard       Rocky Mount        NC     27804
   111        CO35   P00664      Regency Park-El Molino            245 South El Molino Avenue        Pasadena           CA     91101
   112        CO36   P00640      Millburn Common                   225 Millburn Avenue               Millburn           NJ     7041
   113A       CO37a  941-0075    Sentry SS - Williamsburg          5393 Moorestown Road              Williamsburg       VA     23188
   113B       CO37b  941-0075    Sentry SS - Chesapeake            4815 Station House Road           Chesapeake         VA     23321
   113C       CO37c  941-0075    Sentry SS - Newport               5868 Jefferson Avenue             Newport News       VA     23605
   113D       CO37d  941-0075    Sentry SS - Whitestone            Eastside Route 3                  White Stone        VA     22578
   114        CO38   P00578      The Drake Tower Apartments        1512-1514 Spruce Street           Philadelphia       PA     19102
   115        CO39   941-0061    Snyder Avenue                     40 Snyder Avenue                  Brooklyn           NY     11226
   116        CO40   941-0063    Diamond Mini Storage              7741 Brayton Drive                Anchorage          AK     99507
   117        CO41   941-0064    International Self Storage        130 & 150 West International
                                                                     Airport Road                    Anchorage          AK     99518
   118        CO42   P00540      Eastgate Shopping Center          2830 North Avenue                 Grand Junction     CO     81501
   119        CO43   941-0090    AZ Storage Inns - Country Club    1750 N. Country Club Drive        Mesa               AZ     85201
   120        CO44   941-0091    AZ Storage Inns - Greenfield      139 North Greenfield Road         Mesa               AZ     85205
   121        CO45   941-0089    AZ Storage Inns - Broadway        837 East Broadway Road            Mesa               AZ     85204
   122        CO46   98-1000159  Sterling Meadows Apartments       33433 Schoenherr Road             Sterling Heights   MI     48312
   123        CO47   941-0074    Coldwater Self Storage            7215 Coldwater Canyon Avenue      North Hollywood    CA     91605
   124        CO48   P00658      Picador Plaza                     1270 - 1290 Picador Boulevard     San Diego          CA     92154
   125        CO49   941-0116    Security Public Storage           471 C Street                      Chula Vista        CA     91910
   126        CO50   P00626      Cedar Grove Apartments            800 E. South Street               Alvin              TX     77511
   127        CO51   P00612      Canyon Pointe Apartmens           3621 N. Black Canyon Hwy.         Phoenix            AZ     85015

 Counter    Control   Loan       Original     Cut-Off-Date      Cut-Off-Date
 Number     Number    Number     Balance          UPB               Rate         Note Date
- ------------------------------------------------------------------------------------------
    84        89     643722-0    4,015,000      4,011,605           9.320%       5/16/96
    85        CO9    P00676      3,232,500      3,219,268           8.000%       12/21/95
    86        CO10   P00722      2,238,750      2,229,586           8.000%       12/21/95
    87        CO11   P00686      2,045,560      2,037,186           8.000%       12/21/95
    88        CO12   P00670      1,279,000      1,273,764           8.000%       12/21/95
    89        CO13   P00692      1,106,250      1,101,721           8.000%       12/21/95
    90        CO14   P00720        648,750        646,094           8.000%       12/21/95
    91        CO15   P00682        570,000        567,667           8.000%       12/21/95
    92        CO16   P00708        529,500        527,332           8.000%       12/21/95
    93        CO17   P00678        502,500        500,443           8.000%       12/21/95
    94        CO18   P00690        450,000        448,158           8.000%       12/21/95
    95        CO19   P00704        392,250        390,644           8.000%       12/21/95
    96        CO20   P00710        390,000        388,404           8.000%       12/21/95
    97        CO21   P00706        378,000        376,453           8.000%       12/21/95
    98        CO22   P00714        351,750        350,310           8.000%       12/21/95
    99        CO23   P00684        316,800        315,503           8.000%       12/21/95
   100        CO24   P00610      9,300,000      9,227,221          10.000%       8/3/95
   101        CO25   941-0103    2,150,000      2,134,249           9.000%       10/31/95
   102        CO26   941-0095    1,875,000      1,861,376           9.050%       10/31/95
   103        CO27   941-0104    1,800,000      1,786,813           9.000%       10/31/95
   104        CO28   941-0094    1,481,000      1,470,239           9.050%       10/31/95
   105        CO29   941-0096      990,000        982,807           9.050%       10/31/95
   106        CO30   941-0097      911,250        904,629           9.050%       10/31/95
   107        CO31   941-0086    7,400,000      7,341,236           9.250%       9/27/95
   108        CO32   P00638      7,200,000      7,163,256           8.250%       1/12/96
   109        CO33   941-0062    7,150,000      7,113,352           9.375%       12/21/95
   110A       CO34a  P00630      3,575,000      3,551,698           8.875%       11/14/95
   110B       CO34b  P00628      3,425,000      3,402,676           8.875%       11/14/95
   111        CO35   P00664      6,000,000      5,947,602           9.375%       12/21/95
   112        CO36   P00640      5,500,000      5,474,056           8.750%       1/15/96
   113A       CO37a  941-0075    1,896,000      1,881,846           9.625%       9/27/95
   113B       CO37b  941-0075    1,206,000      1,196,997           9.625%       9/27/95
   113C       CO37c  941-0075    1,146,000      1,137,445           9.625%       9/27/95
   113D       CO37d  941-0075      222,000        220,343           9.625%       9/27/95
   114        CO38   P00578      4,250,000      4,199,631           8.625%       6/23/95
   115        CO39   941-0061    4,100,000      4,059,534           9.750%       6/15/95
   116        CO40   941-0063    2,200,000      2,178,701          10.375%       5/23/95
   117        CO41   941-0064    1,550,000      1,534,994          10.375%       5/23/95
   118        CO42   P00540      3,400,000      3,366,058           9.125%       7/28/95
   119        CO43   941-0090    1,400,000      1,389,627           9.670%       9/27/95
   120        CO44   941-0091    1,050,000      1,042,220           9.670%       9/27/95
   121        CO45   941-0089      900,000        893,331           9.670%       9/27/95
   122        CO46   98-1000159  3,059,000      3,034,000          10.220%       12/28/94
   123        CO47   941-0074    2,910,000      2,886,749           9.875%       8/23/95
   124        CO48   P00658      2,900,000      2,882,839           8.500%       12/13/95
   125        CO49   941-0116    2,600,000      2,585,822           9.000%       12/18/95
   126        CO50   P00626      2,560,000      2,549,781           8.125%       12/8/95
   127        CO51   P00612      2,450,000      2,441,842           8.125%       1/3/96

 Counter    Control    Loan        Property                           Property
 Number     Number     Number        Name                              Address                        City              State   Zip
- -----------------------------------------------------------------------------------------------------------------------------------
   128        CO52   941-0085    Central Avenue Self Storage       3399 Central Avenue               Riverside          CA     92506
   129        CO53   P00660      Country Brook Apartments          5 Country Brook Lane              Rochester          NH     3839
   130        CO54   941-0099    Atlantic Self Storage             2401 Build America Drive          Hampton            VA     23666
   131        CO55   P00546      Delicare Convalescent Center      1340 East Madison Avenue          El Cajon           CA     92021
   132        CO56   P00642      Midwest Distribution Center       3300 Lockbourne Road              Columbus           OH     43207
   133        CO57   941-0073    Ranchos Stor-All                  813 Short Court                   Gardnerville       NV     89410
   134        CO58   941-0072    Stor-All                          3395 West T. Quarter Circle Road  Winnemucca         NV     89445
   135        CO59   941-0106    Morningstar Mini - Charlotte      5301 North Sharon Amity Road      Charlotte          NC     28215
   136        CO60   P00534      215 East Gunhill                  215 East Gunhill Road             Bronx              NY     10467
   137        CO61   P00155      The Corners Apartments            4150 Winchester Road              Memphis            TN     38115
   138        CO62   941-0088    Palo Verde Mini Storage           255 McKellips Road                Mesa               AZ     85201
   139        CO63   941-0071    Stop & Stor                       1700 Shore Parkway                Brooklyn           NY     11214
   140        CO64   P00150      Urbanwood Apartments              3816 106th Street                 Urbandale          IA     50322
   141        CO65   P00514      Lexington Avenue Apartments       801 Lexington Avenue              Lakewood           NJ     8701
   142        CO66   P00512      485 Front Street                  485 Front Street                  Hempstead          NY     11550
   143        CO67   941-0068    Safeguard Self Storage #11        300 23rd Street                   Kenner             LA     70062
   144        CO68   941-0102    AZ Storage Inns - Apache Trails   5253 East Main Street             Mesa               AZ     85204
   145        CO69   P00582      Longwood Retirement Village       480 East Church Avenue            Longwood           FL     32750
   146        CO70   P00614      Euclid Convalescent Center        1350 Euclid Avenue                San Diego          CA     92105
   147        CO71   941-0058    Safeguard                         9642/9705 South Padre Island
                                                                     Drive                           Corpus Christi     TX     78418
   148        CO72   P00588      Homeland Grocery Store            12508 North May Avenue            Oklahoma City      OK     73120
   149        CO73   941-0098    Conyers Self Storage              1840 Iris Drive                   Conyers            GA     30207
   150        CO74   P00648      Le Shoppe                         90 W.  Mount Pleasant Avenue      Livingston         NJ     7039
   151        CO75   P00502      Briarwood Apartments              13600 Horizon Boulevard           El Paso            TX     79927
   152        CO76   P00503      Lakeway Apartments                1600 McMahon Avenue & 14790
                                                                     Breaux Street                   El Paso            TX     79927
   153        CO77   941-0082    Regency Mini Storage              8740 Atlantic Boulevard           Jacksonville       FL     32211
   154        CO78   98-1000160  Bellamar Apartments               1470 West 40th Street             Hialeah            FL     33012
   155        CO79   941-0083    Normandy Mini Storage             8204 Normandy Boulevard           Jacksonville       FL     32221
   156        CO80   941-0114    Stor-A-Lot Self Storage           17108 Main Street                 Hesperia           CA     92345
   157        CO81   P00646      Perth Amboy Industrial Center     31-63 Pennsylvania Avenue         Kearny             NJ     7032
   158        CO82   941-0105    Handy Mini Storage                2445 Main Street                  Chula Vista        CA     91911
   159        CO83   941-0107    Morningstar Mini - Matthews       10716 Monroe Road                 Matthews           NC     28105
   160        CO84   941-0057    A Storage #2                      7413 W. Saint Bernard Highway     Arabi              LA     70032
   161        CO85   941-0093    Ironwood Self Storage             1678 West Superstition Boulevard  Apache Junction    AZ     85220
   162        CO86   P00272      Carriage House Apartments         131-139 North Bend Road           Baltimore          MD     21229
- ------------------------------------------------------------------------------------------------------------------------------------
               176
====================================================================================================================================

 Counter    Control    Loan      Original     Cut-Off-Date      Cut-Off-Date
 Number     Number     Number    Balance          UPB               Rate       Note Date
- ----------------------------------------------------------------------------------------
   128        CO52   941-0085      2,450,000      2,440,995          9.300%    11/20/95
   129        CO53   P00660        2,400,000      2,391,840          8.000%    1/8/96
   130        CO54   941-0099      2,400,000      2,380,941          9.250%    9/26/95
   131        CO55   P00546        2,250,000      2,211,352         10.375%    5/12/95
   132        CO56   P00642        2,200,000      2,169,162          8.500%    1/15/96
   133        CO57   941-0073      1,200,000      1,181,298          9.750%    7/17/95
   134        CO58   941-0072      1,000,000        984,895         10.000%    7/26/95
   135        CO59   941-0106      2,000,000      1,987,017          8.900%    11/28/95
   136        CO60   P00534        2,000,000      1,975,349         10.250%    2/27/95
   137        CO61   P00155        2,100,000      1,856,915         10.000%    8/16/94
   138        CO62   941-0088      1,750,000      1,737,695          9.250%    10/3/95
   139        CO63   941-0071      1,700,000      1,684,039          9.500%    7/5/95
   140        CO64   P00150        1,700,000      1,668,577          9.875%    8/11/94
   141        CO65   P00514        1,650,000      1,634,562         10.375%    9/30/94
   142        CO66   P00512        1,636,000      1,614,114         10.875%    11/10/94
   143        CO67   941-0068      1,550,000      1,534,994         10.375%    5/8/95
   144        CO68   941-0102      1,500,000      1,490,087          9.625%    10/11/95
   145        CO69   P00582        1,500,000      1,488,569          9.500%    9/22/95
   146        CO70   P00614        1,500,000      1,484,169          9.125%    11/29/95
   147        CO71   941-0058      1,450,000      1,429,684          9.875%    1/27/95
   148        CO72   P00588        1,300,000      1,288,799          8.750%    9/27/95
   149        CO73   941-0098      1,200,000      1,191,734          9.375%    10/26/95
   150        CO74   P00648        1,200,000      1,182,994          8.375%    1/15/96
   151        CO75   P00502          805,000        791,417         10.125%    9/6/94
   152        CO76   P00503          360,000        353,926         10.125%    9/8/94
   153        CO77   941-0082      1,120,000      1,100,168          9.750%    11/30/95
   154        CO78   98-1000160    1,097,558      1,088,476         10.160%    12/30/94
   155        CO79   941-0083      1,100,000      1,080,522          9.750%    11/30/95
   156        CO80   941-0114      1,025,000      1,019,411          9.000%    12/19/95
   157        CO81   P00646        1,000,000        983,119          8.500%    12/27/95
   158        CO82   941-0105        930,000        925,133          9.250%    12/19/95
   159        CO83   941-0107        900,000        894,158          8.900%    11/27/95
   160        CO84   941-0057        850,000        837,934          9.750%    1/30/95
   161        CO85   941-0093        600,000        587,808          9.750%    10/27/95
   162        CO86   P00272          547,000        536,043         10.250%    5/10/94
- ---------------------------------------------------------------------------------------
                                 486,998,842    482,357,812          8.685%
=======================================================================================

     Footnote - The adjustment dates for the floating rate loans are as follows:

     * For 6 Month Libor index floaters, April 1, and October 1, are the interest rate adjustment dates with payment adjustment dates of May 1, and November 1, respectively. The first interest rate adjustment date is October 1, 1996.

     * For 1 Month Libor index floaters, the interest rate adjustment date is two business days prior to the beginning of each calendar month, with interest paid in arrears by the first of the subsequent calendar month (e.g. June 27th rate set is for July payment due on August 1 etc.)

                                                                                                   Related
                                                  Monthly      Monthly     Maturity    Remaining   Mortgage      Loan
Loan Number         Property Name                 Due Date     Payment       Date        Term       Loans        Type        Index
- ------------------------------------------------------------------------------------------------------------------------------------
04-1000001      Woodhaven                           1st        59,623.15    0/1/04        99          No       Floating   6 mo Libor
04-1000009      Sandstone                           1st        49,041.22    0/1/04        99          No       Floating   6 mo Libor
06-1000001      Green Tree                          1st        38,276.64    9/1/01        62          No       Floating   6 mo Libor
04-1000002      Hunters Glen                        1st        27,335.89    0/1/04        99          No       Floating   6 mo Libor
04-1000012      Oak Hollow                          1st        23,957.38    0/1/04        99          No       Floating   6 mo Libor
04-1000003      Stone Ridge                         1st        13,635.11    0/1/04        99          No       Floating   6 mo Libor
06-1000004      Holme Circle                        1st        10,421.37    2/1/01        65          No       Floating   6 mo Libor
06-1000003      Washington Crossing                 1st         7,996.60    2/1/01        65          No       Floating   6 mo Libor

643802-5        Ginger Creek Apartments             1st        28,506.77    3/1/06       116        Yes(i)       Fixed
643802-5        Continental Plaza Apartments        1st        16,142.83    3/1/06       116        Yes(i)       Fixed
643802-5        Stoneleigh Court                    1st         8,805.18    3/1/06       116        Yes(i)       Fixed
643802-5        Colonial Village Apartments         1st         8,364.92    3/1/06       116        Yes(i)       Fixed
643802-5        Healey Street Apartments            1st         7,631.15    3/1/06       116        Yes(i)       Fixed
643802-5        Clark Street Apartments             1st         5,943.50    3/1/06       116        Yes(i)       Fixed
643802-5        Green Street Apartments             1st         5,503.24    3/1/06       116        Yes(i)       Fixed
643802-5        Anthony Drive Apartments            1st         4,586.03    3/1/06       116        Yes(i)       Fixed
643802-5        Colonial South Apartments           1st         2,935.06    3/1/06       116        Yes(i)       Fixed
644135-5        Hampton Court Apartments            1st        83,879.86    4/1/06       117          No         Fixed
650901-9        Eagle Court Apartments              1st        76,157.65    5/1/06       118          No         Fixed
644111-9        Latham Village Apartments           1st        58,645.41    12/31/10     174          No         Fixed
643277-5        Navajo Bluffs Apartments            1st        50,146.38    2/1/06       115          No         Fixed
650647-8        Lantana Apartments                  1st        48,377.46    5/1/06       118          No         Fixed
650565-7        Bren Mar Apartments                 1st        40,004.87    3/1/06       116          No         Fixed
644048-2        Newport Apartments                  1st        38,063.91    4/1/06       117          No         Fixed
642968-1        Wyoga Lake Apartments               1st        50,986.70    1/1/11       174          No         Fixed
2               Greenbriar Village                  1st        38,907.28    4/1/06       117          No         Fixed
642996-6        Winbranch Apaprtments               1st        37,015.39    12/1/05      113          No         Fixed
643812-2        Crystal Village                     1st        31,430.97    1/1/06       114          No         Fixed
650675-3        Saratoga Lake Apartments            1st        33,797.41    5/1/06       118          No         Fixed
643000-7        Trenton Place Apartments            1st        32,416.28    1/1/03        78          No         Fixed
644109-6        Prospect Point Apts                 1st        28,105.66    2/1/06       115          No         Fixed
642952-6        Garden Village Apartments           1st        25,947.56    2/1/06       115          No         Fixed
642000-4        City Terrace Apartments             1st        26,874.60    1/1/06       114          No         Fixed
644143-6        Hidden Oaks Apartments              1st        24,076.68    3/1/06       116          No         Fixed
644122-9        Foxglove Apartments                 1st        24,007.50    4/1/03        81          No         Fixed
650513-6        Shannon View Apartments             1st        25,373.45    6/1/06       119          No         Fixed
642885-7        Brighton Properties I               1st         6,926.20    7/1/05       108        Yes(j)       Fixed
642885-7        Brighton Properties II              1st        11,333.77    7/1/05       108        Yes(j)       Fixed
642885-7        Brighton Properties III             1st         8,500.33    7/1/05       108        Yes(j)       Fixed
650518-1        Courtyard Apartments                1st        24,925.25    4/1/06       117          No         Fixed
650553-4        Montrose Square Apartments          1st        23,077.12    4/1/06       117          No         Fixed
650570-9        Hunter Chase Apartments             1st        20,826.05    5/1/06       118          No         Fixed
643773-8        Wildwood East Apartments            1st        14,233.22    1/1/11       174        Yes(k)       Fixed
11              Fairfield Apartments                1st        16,075.04    6/1/06       119          No         Fixed
650800-7        Bedford Crossing Apartments         1st        15,504.47    6/1/06       119          No         Fixed

                                 Maximum         Minimum
                                 Interest        Interest        Master, Trustee &
Loan Number          Margin        Rate            Rate        Special Servicer Fees   Loan Group
- --------------------------------------------------------------------------------------------------
04-1000001           2.750%       11.750%         6.000%              0.270%               1
04-1000009           2.750%       11.750%         6.000%              0.270%               1
06-1000001           2.750%       12.560%         7.813%              0.270%               1
04-1000002           2.750%       11.750%         6.000%              0.270%               1
04-1000012           2.750%       11.750%         6.000%              0.270%               1
04-1000003           2.750%       11.750%         6.000%              0.270%               1
06-1000004           2.750%       12.630%         6.375%              0.270%               1
06-1000003           2.750%       12.880%         8.625%              0.270%               1

643802-5                                                              0.185%               2
643802-5                                                              0.185%               2
643802-5                                                              0.185%               2
643802-5                                                              0.185%               2
643802-5                                                              0.185%               2
643802-5                                                              0.185%               2
643802-5                                                              0.185%               2
643802-5                                                              0.185%               2
643802-5                                                              0.185%               2
644135-5                                                              0.185%               2
650901-9                                                              0.140%               2
644111-9                                                              0.185%               2
643277-5                                                              0.185%               2
650647-8                                                              0.185%               2
650565-7                                                              0.185%               2
644048-2                                                              0.185%               2
642968-1                                                              0.185%               2
2                                                                     0.185%               2
642996-6                                                              0.185%               2
643812-2                                                              0.185%               2
650675-3                                                              0.185%               2
643000-7                                                              0.185%               2
644109-6                                                              0.185%               2
642952-6                                                              0.185%               2
642000-4                                                              0.185%               2
644143-6                                                              0.185%               2
644122-9                                                              0.185%               2
650513-6                                                              0.185%               2
642885-7                                                              0.185%               2
642885-7                                                              0.185%               2
642885-7                                                              0.185%               2
650518-1                                                              0.185%               2
650553-4                                                              0.185%               2
650570-9                                                              0.185%               2
643773-8                                                              0.185%               2
11                                                                    0.185%               2
650800-7                                                              0.185%               2

                                                                                                   Related
                                                  Monthly      Monthly     Maturity    Remaining   Mortgage      Loan
Loan Number         Property Name                 Due Date     Payment       Date        Term       Loans        Type        Index
- ------------------------------------------------------------------------------------------------------------------------------------
643766-0        Silver Terrace Apartments           1st        14,108.75    11/1/05      112          No         Fixed
643018-8        Flamingo Apartments                 1st        13,786.19    11/1/05      112          No         Fixed
643099-7        Torrey Pines Apartments             1st        12,118.62    11/1/05      112          No         Fixed
650785-9        Cedarwood Apartments                1st        12,558.42    6/1/06       119          No         Fixed
642944-5        Colebrook Manor                     1st        12,363.48    12/1/05      113          No         Fixed
644046-3        Valley View                         1st        14,075.47    5/1/11       178          No         Fixed
650692-8        Quarry Apartments                   1st        11,384.12    10/1/02       75          No         Fixed
650693-1        Park Drive Limited Partnership      1st        12,096.58    3/1/02        68          No         Fixed
643232-2        Haven Manor Apartments              1st         9,849.11    3/1/06       116          No         Fixed
643765-7        Willow Trail Apartments             1st         9,814.72    5/1/06       118          No         Fixed
643051-5        One And Only Apartments             1st        10,767.69    9/1/05       110          No         Fixed
650795-6        Pratton Arms Apartments             1st         7,844.22    1/1/03        78          No         Fixed
642967-8        Quilliams Noble Apartments          1st         9,357.05    1/1/11       174          No         Fixed
643775-4        Chugach South Apartments            1st         7,150.69    1/1/11       174        Yes(k)       Fixed
8               Lakeview Manor                      1st         7,565.10    5/1/06       118          No         Fixed
643774-1        Chugach West Apartments             1st         6,339.92    1/1/11       174        Yes(k)       Fixed
3               Eldorado Gardens                    1st         7,065.15    5/1/06       118          No         Fixed
650694-4        Pembroke Apartments                 1st         6,140.62    6/1/05       107          No         Fixed
650523-3        Great Northeast Plaza               1st       145,350.43    6/1/06       119          No         Fixed
642895-4        Village Square at Kiln Creek        1st       114,643.68    12/31/05     114          No         Fixed
644081-9        Promenade Shopping Center           1st       107,110.37    1/1/00        42          No         Fixed
643091-3        Escada                              1st        90,452.07    12/1/02       77          No         Fixed
650656-2        Santa Fe Springs Market Place       1st        61,983.11    6/1/06       119          No         Fixed
642963-6        Plaza Del Rienzi                    1st        51,763.60    5/1/06       118          No         Fixed
650578-3        Battlefield Plaza                   1st        48,707.22    1/1/06       114          No         Fixed
643327-9        Harnett Crossing Shopping Center    1st        48,554.19    4/1/06       117          No         Fixed
650460-3        Grand Union Shopping Center         1st        42,392.06    1/1/06       114          No         Fixed
643016-2        Village II (Indian Wells)           1st        37,960.63    2/1/06       115          No         Fixed
642940-3        Eckerd Plaza                        1st        34,787.22    1/1/06       114          No         Fixed
650698-6        MVP Sports                          1st        29,711.24    12/1/05      113          No         Fixed
650695-7        IRG Waltham Limited                 1st        26,057.56    7/1/05       108          No         Fixed
643017-5        Ritchey Business Centre             1st        25,489.64    4/1/06       117          No         Fixed
643015-9        Highland Plaza Sc                   1st        23,553.35    2/1/06       115          No         Fixed
643789-3        Regency Pointe                      1st        34,165.78    9/1/05       110          No         Fixed
643186-0        Cohaire Plaza                       1st        19,135.25    2/1/06       115          No         Fixed
650867-0        Tokeneke Center                     1st        18,820.13    10/1/02       75          No         Fixed
650796-9        Quincy Flagship/Mithell             1st        15,616.07    2/1/03        79          No         Fixed
643762-8        Ecor Rouge Shopping Center          1st        14,786.36    4/1/06       117          No         Fixed
650874-8        Great Falls Shopping Center         1st        14,554.79    3/1/06       116          No         Fixed
643085-8        Yancey Commons Shopping Center      1st        14,578.23    12/1/05      113          No         Fixed
643790-3        Foxmoor Center                      1st        18,208.49    12/1/05      113          No         Fixed
650797-2        Eleven Hurley                       1st        12,264.96    2/1/06       115          No         Fixed
4               University Plaza                    1st        12,681.48    6/1/06       119          No         Fixed
650696-0        Dudley Plaza Realty                 1st        10,602.18    11/1/05      112          No         Fixed
642962-3        Parkside Plaza                      1st        10,528.64    5/1/06       118          No         Fixed
642947-4        Heritage Plaza Shopping Center      1st         9,189.10    2/1/06       115          No         Fixed
643792-9        Everything Organized                1st        10,479.72    2/1/05       103          No         Fixed
650697-3        CVS Clinton                         1st         7,263.15    12/1/05      113          No         Fixed

                                 Maximum         Minimum
                                 Interest        Interest        Master, Trustee &
Loan Number          Margin        Rate            Rate        Special Servicer Fees   Loan Group
- --------------------------------------------------------------------------------------------------
643766-0                                                              0.185%               2
643018-8                                                              0.185%               2
643099-7                                                              0.185%               2
650785-9                                                              0.185%               2
642944-5                                                              0.185%               2
644046-3                                                              0.185%               2
650692-8                                                              0.185%               2
650693-1                                                              0.185%               2
643232-2                                                              0.185%               2
643765-7                                                              0.185%               2
643051-5                                                              0.185%               2
650795-6                                                              0.185%               2
642967-8                                                              0.185%               2
643775-4                                                              0.185%               2
8                                                                     0.310%               2
643774-1                                                              0.185%               2
3                                                                     0.310%               2
650694-4                                                              0.185%               2
650523-3                                                              0.185%               2
642895-4                                                              0.185%               2
644081-9                                                              0.160%               2
643091-3                                                              0.185%               2
650656-2                                                              0.185%               2
642963-6                                                              0.185%               2
650578-3                                                              0.185%               2
643327-9                                                              0.185%               2
650460-3                                                              0.185%               2
643016-2                                                              0.185%               2
642940-3                                                              0.185%               2
650698-6                                                              0.185%               2
650695-7                                                              0.185%               2
643017-5                                                              0.185%               2
643015-9                                                              0.185%               2
643789-3                                                              0.465%               2
643186-0                                                              0.185%               2
650867-0                                                              0.185%               2
650796-9                                                              0.185%               2
643762-8                                                              0.185%               2
650874-8                                                              0.185%               2
643085-8                                                              0.185%               2
643790-3                                                              0.560%               2
650797-2                                                              0.185%               2
4                                                                     0.210%               2
650696-0                                                              0.185%               2
642962-3                                                              0.185%               2
642947-4                                                              0.185%               2
643792-9                                                              2.005%               2
650697-3                                                              0.185%               2

                                                                                                   Related
                                                  Monthly      Monthly     Maturity    Remaining   Mortgage      Loan
Loan Number         Property Name                 Due Date     Payment       Date        Term       Loans        Type        Index
- ------------------------------------------------------------------------------------------------------------------------------------
643722-0        Bonnie Brea Shopping Center         1st        34,577.87    6/1/06       119          No         Fixed
P00676          Mott - 76 S. Bergen Place           1st        23,718.94    1/1/06       114        Yes(c)       Fixed
P00722          Mott - 655 Nassau Road              1st        16,427.15    1/1/06       114        Yes(c)       Fixed
P00686          Mott - 45 Broadway                  1st        15,009.59    1/1/06       114        Yes(c)       Fixed
P00670          Mott - 35 N. Long Beach Avenue      1st         9,384.85    1/1/06       114        Yes(c)       Fixed
P00692          Mott - 56 N. Long Beach Avenue      1st         8,117.27    1/1/06       114        Yes(c)       Fixed
P00720          Mott - 27 Attorney Street           1st         4,760.30    1/1/06       114        Yes(c)       Fixed
P00682          Mott - 95 Jerusalem Avenue          1st         4,182.46    1/1/06       114        Yes(c)       Fixed
P00708          Mott - 271 Washington Street        1st         3,885.28    1/1/06       114        Yes(c)       Fixed
P00678          Mott - 155 Pine Street              1st         3,687.17    1/1/06       114        Yes(c)       Fixed
P00690          Mott - 40 Graffing Place            1st         3,301.94    1/1/06       114        Yes(c)       Fixed
P00704          Mott - 260 Belmont Parkway          1st         2,878.19    1/1/06       114        Yes(c)       Fixed
P00710          Mott - 360 Washington Street        1st         2,861.68    1/1/06       114        Yes(c)       Fixed
P00706          Mott - 55 Nassau Place              1st         2,773.63    1/1/06       114        Yes(c)       Fixed
P00714          Mott - 25 Peninsula Boulevard       1st         2,581.02    1/1/06       114        Yes(c)       Fixed
P00684          Mott - 1100 Ward Place              1st         2,324.57    1/1/06       114        Yes(c)       Fixed
P00610          Ridgecrest Retirement Center        1st        84,509.17    9/1/05       110          No         Fixed
941-0103        Morningstar Mini - Charlotte        1st        18,042.72    12/1/05      113        Yes(h)       Fixed
941-0095        Morningstar Mini - Hickory          1st        15,799.18    12/1/05      113        Yes(h)       Fixed
941-0104        Morningstar Mini - Winston Salem    1st        15,105.53    12/1/05      113        Yes(h)       Fixed
941-0094        Morningstar Mini - Florence         1st        12,479.25    12/1/05      113        Yes(h)       Fixed
941-0096        Morningstar Mini - Lexington        1st         8,341.97    12/1/05      113        Yes(h)       Fixed
941-0097        Morningstar Mini - Sumter           1st         7,678.40    12/1/05      113        Yes(h)       Fixed
941-0086        Thousand Oaks Self Storage          1st        63,372.26    11/1/05      112          No         Fixed
P00638          King Shopping Center                1st        56,748.41    2/1/06       115          No         Fixed
941-0062        Starr Avenue                        1st        61,849.17    2/1/06       115          No         Fixed
P00630          Kmart/Elizabeth City                1st        29,695.85    12/1/10      173        Yes(a)       Fixed
P00628          Kmart/Rocky Mount                   1st        28,449.87    12/1/10      173        Yes(a)       Fixed
P00664          Regency Park-El Molino              1st        55,439.02    1/1/06       114          No         Fixed
P00640          Millburn Common                     1st        45,217.90    2/1/06       115          No         Fixed
941-0075        Sentry SS - Williamsburg            1st        16,730.33    11/1/02       76        Yes(f)       Fixed
941-0075        Sentry SS - Chesapeake              1st        10,641.76    11/1/02       76        Yes(f)       Fixed
941-0075        Sentry SS - Newport                 1st        10,112.32    11/1/02       76        Yes(f)       Fixed
941-0075        Sentry SS - Whitestone              1st         1,958.93    11/1/02       76        Yes(f)       Fixed
P00578          The Drake Tower Apartments          1st        34,580.90    7/1/02        72          No         Fixed
941-0061        Snyder Avenue                       1st        36,536.63    6/15/05      108          No         Fixed
941-0063        Diamond Mini Storage                1st        20,575.90    5/16/05      107        Yes(d)       Fixed
941-0064        International Self Storage          1st        14,496.66    5/16/05      107        Yes(d)       Fixed
P00540          Eastgate Shopping Center            1st        28,824.27    8/1/02        73          No         Fixed
941-0090        AZ Storage Inns - Country Club      1st        12,397.60    11/1/05      112        Yes(g)       Fixed
941-0091        AZ Storage Inns - Greenfield        1st         9,298.20    11/1/05      112        Yes(g)       Fixed
941-0089        AZ Storage Inns - Broadway          1st         7,969.89    11/1/05      112        Yes(g)       Fixed
98-1000159      Sterling Meadows Apartments         1st        27,343.54    1/1/02        66          No         Fixed
941-0074        Coldwater Self Storage              1st        26,187.20    10/1/05      111          No         Fixed
P00658          Picador Plaza                       1st        23,351.59    1/1/03        78          No         Fixed
941-0116        Security Public Storage             1st        21,819.11    2/1/06       115          No         Fixed
P00626          Cedar Grove Apartments              1st        19,007.93    1/1/03        78          No         Fixed
P00612          Canyon Pointe Apartmens             1st        18,191.18    2/1/06       115          No         Fixed

                                 Maximum         Minimum
                                 Interest        Interest        Master, Trustee &
Loan Number          Margin        Rate            Rate        Special Servicer Fees   Loan Group
- --------------------------------------------------------------------------------------------------
643722-0                                                              0.185%               2
P00676                                                                0.270%               2
P00722                                                                0.270%               2
P00686                                                                0.270%               2
P00670                                                                0.270%               2
P00692                                                                0.270%               2
P00720                                                                0.270%               2
P00682                                                                0.270%               2
P00708                                                                0.270%               2
P00678                                                                0.270%               2
P00690                                                                0.270%               2
P00704                                                                0.270%               2
P00710                                                                0.270%               2
P00706                                                                0.270%               2
P00714                                                                0.270%               2
P00684                                                                0.270%               2
P00610                                                                0.270%               2
941-0103                                                              0.270%               2
941-0095                                                              0.270%               2
941-0104                                                              0.270%               2
941-0094                                                              0.270%               2
941-0096                                                              0.270%               2
941-0097                                                              0.270%               2
941-0086                                                              0.270%               2
P00638                                                                0.270%               2
941-0062                                                              0.270%               2
P00630                                                                0.270%               2
P00628                                                                0.270%               2
P00664                                                                0.270%               2
P00640                                                                0.270%               2
941-0075                                                              0.270%               2
941-0075                                                              0.270%               2
941-0075                                                              0.270%               2
941-0075                                                              0.270%               2
P00578                                                                0.270%               2
941-0061                                                              0.270%               2
941-0063                                                              0.270%               2
941-0064                                                              0.270%               2
P00540                                                                0.270%               2
941-0090                                                              0.270%               2
941-0091                                                              0.270%               2
941-0089                                                              0.270%               2
98-1000159                                                            0.270%               2
941-0074                                                              0.270%               2
P00658                                                                0.270%               2
941-0116                                                              0.270%               2
P00626                                                                0.270%               2
P00612                                                                0.270%               2

                                                                                                   Related
                                                  Monthly      Monthly     Maturity    Remaining   Mortgage      Loan
Loan Number         Property Name                 Due Date     Payment       Date        Term       Loans        Type        Index
- ------------------------------------------------------------------------------------------------------------------------------------
941-0085        Central Avenue Self Storage         1st        20,244.38    1/1/06       114          No         Fixed
P00660          Country Brook Apartments            1st        17,610.35    2/1/03        79          No         Fixed
941-0099        Atlantic Self Storage               1st        20,553.16    11/1/05      112          No         Fixed
P00546          Delicare Convalescent Center        1st        22,274.94    6/1/02        71          No         Fixed
P00642          Midwest Distribution Center         1st        21,664.27    2/1/06       115          No         Fixed
941-0073        Ranchos Stor-All                    1st        11,382.20    8/1/05       109        Yes(e)       Fixed
941-0072        Stor-All                            1st         9,650.22    8/1/05       109        Yes(e)       Fixed
941-0106        Morningstar Mini - Charlotte        1st        16,647.18    1/1/06       114          No         Fixed
P00534          215 East Gunhill                    1st        18,527.67    3/1/02        68          No         Fixed
P00155          The Corners Apartments              1st        19,082.72    9/1/01        62          No         Fixed
941-0088        Palo Verde Mini Storage             1st        14,986.68    12/1/05      113          No         Fixed
941-0071        Stop & Stor                         1st        14,852.84    6/30/02       72          No         Fixed
P00150          Urbanwood Apartments                1st        15,298.37    9/1/00        50          No         Fixed
P00514          Lexington Avenue Apartments         1st        14,939.22    10/1/01       63          No         Fixed
P00512          485 Front Street                    1st        15,887.02    12/1/04      101          No         Fixed
941-0068        Safeguard Self Storage #11          1st        14,496.66    5/7/02        71          No         Fixed
941-0102        AZ Storage Inns - Apache Trails     1st        13,236.02    12/1/05      113          No         Fixed
P00582          Longwood Retirement Village         1st        13,105.45    10/1/05      111          No         Fixed
P00614          Euclid Convalescent Center          1st        13,616.71    12/1/05      113          No         Fixed
941-0058        Safeguard                           1st        13,048.28    1/26/02       67          No       Floating   1 mo Libor
P00588          Homeland Grocery Store              1st        10,687.87    10/1/05      111          No         Fixed
941-0098        Conyers Self Storage                1st        10,380.28    12/1/05      113          No         Fixed
P00648          Le Shoppe                           1st        11,729.11    2/1/06       115          No         Fixed
P00502          Briarwood Apartments                1st         7,386.09    10/1/19      279        Yes(b)       Fixed
P00503          Lakeway Apartments                  1st         3,303.10    10/1/19      279        Yes(b)       Fixed
941-0082        Regency Mini Storage                1st        11,864.86    1/1/11       174          No         Fixed
98-1000160      Bellamar Apartments                 1st         9,761.88    1/1/02        66          No         Fixed
941-0083        Normandy Mini Storage               1st        11,652.99    1/1/11       174          No         Fixed
941-0114        Stor-A-Lot Self Storage             1st         8,601.76    2/1/03        79          No         Fixed
P00646          Perth Amboy Industrial Center       1st         9,847.40    1/1/06       114          No         Fixed
941-0105        Handy Mini Storage                  1st         7,964.35    2/1/03        79          No         Fixed
941-0107        Morningstar Mini - Matthews         1st         7,491.23    1/1/06       114          No         Fixed
941-0057        A Storage #2                        1st         7,575.27    1/29/02       67          No       Floating   1 mo Libor
941-0093        Ironwood Self Storage               1st         6,356.18    12/1/10      173          No         Fixed
P00272          Carriage House Apartments           1st         5,067.32    6/1/01        59          No         Fixed
- ------------------------------------------------------------------------------------------------------------------------------------
                                                            3,964,097.68
====================================================================================================================================

                                 Maximum         Minimum
                                 Interest        Interest        Master, Trustee &
Loan Number          Margin        Rate            Rate        Special Servicer Fees   Loan Group
- --------------------------------------------------------------------------------------------------
941-0085                                                              0.270%               2
P00660                                                                0.270%               2
941-0099                                                              0.270%               2
P00546                                                                0.270%               2
P00642                                                                0.270%               2
941-0073                                                              0.270%               2
941-0072                                                              0.270%               2
941-0106                                                              0.270%               2
P00534                                                                0.270%               2
P00155                                                                0.270%               2
941-0088                                                              0.270%               2
941-0071                                                              0.270%               2
P00150                                                                0.270%               2
P00514                                                                0.270%               2
P00512                                                                0.270%               2
941-0068                                                              0.270%               2
941-0102                                                              0.270%               2
P00582                                                                0.270%               2
P00614                                                                0.270%               2
941-0058             3.750%       13.880%         9.875%              0.270%               2
P00588                                                                0.270%               2
941-0098                                                              0.270%               2
P00648                                                                0.270%               2
P00502                                                                0.270%               2
P00503                                                                0.270%               2
941-0082                                                              0.270%               2
98-1000160                                                            0.270%               2
941-0083                                                              0.270%               2
941-0114                                                              0.270%               2
P00646                                                                0.270%               2
941-0105                                                              0.270%               2
941-0107                                                              0.270%               2
941-0057             3.750%       13.750%         9.750%              0.270%               2
941-0093                                                              0.270%               2
P00272                                                                0.270%               2
- ---------------------------------------------------------------------------------------------

=============================================================================================

          Footnote - The adjustment dates for the floating rate loans are as follows:

          * For 6 Month Libor index floaters, April 1, and October 1, are the interest rate adjustment dates with payment adjustment dates of May 1, and November 1, respectively. The first interest rate adjustment date is October 1, 1996.

          * For 1 Month Libor index floaters, the interest rate adjustment date is two business days prior to the beginning of each calendar month, with interest paid in arrears by the first of the subsequent calendar month (e.g. June 27th rate set is for July payment due on August 1 etc.)